As filed with the U.S. Securities and Exchange Commission on December 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

NAYA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	3841	20-4036208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5582 Broadcast Court Sarasota, Florida, 34240

(978) 878-9505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Shum	Daniel Teper
Chief Executive Officer	President

NAYA Biosciences, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc A. Indeglia, Esq	Oded Kadosh, Esq.
Benjamin Waltuch, Esq.
Glaser Weil Fink Jordan Howard & Shapiro LLP.	Pearl Cohen Zedek Latzer Baratz LLP
10250 Constellation Blvd, 19th Floor	131 Dartmouth Street
Los Angeles, California 90067	Boston, MA 02116
Telephone: (310) 553-3000	Telephone: 617-228-5720

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. D

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offeror sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 17, 2024

NAYA Biosciences, Inc.

Up to $10,000,000 of Units, each consisting of

One Shares of Common Stock or

One Pre-Funded Warrant to Purchase One Share of Common Stock

and

One Warrant to Purchase One Share Common Stock

This prospectus relates to the sale by NAYA Biosciences, Inc., formerly known as INVO Bioscience, Inc. (the “Company”, “NAYA”, “we”, “us” or “our”) of up to _________ units (“Units”), each consisting of one share of common stock, par value $0.0001per share (the “Common Stock”) and one warrant, to purchase one share of our Common Stock at an assumed public offering price of $_____ per Unit. The warrants are exercisable from and after the date of their issuance and expire on the anniversary of such date, at an exercise price of $_____ per share of Common Stock, which is equal to 100% of the public offering price per Unit in this offering.

We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units each consisting of one pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”) (in lieu of one share of Common Stock) and one warrant. The Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of a Unit that includes a Pre-Funded Warrant will equal the price per Unit that includes a share of Common Stock, minus $0.01, and the exercise price of the Pre-Funded Warrant will be $0.01 per share. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of Common Stock we are offering will be decreased on a one-for-one basis.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable and will be issued separately in this offering

Our Common Stock is currently trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NAYA” The last reported sale price for our Common Stock as reported on Nasdaq on December 16, 2024 was $0.82 per share. We do not intend to apply to list any Pre-Funded Warrants or the warrants on Nasdaq or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of any Pre-Funded Warrants and the warrants will be limited.

The public offering price Unit will be determined between us, [●], our placement agent (the “Placement Agent”) and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our Common Stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual combined public offering price.

There is no minimum number of Units or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering by delivery versus payment upon receipt of investor funds. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the Units offered hereunder.

We have engaged the Placement Agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent will not purchase or sell any of the securities we are offering and will not be required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Per Unit that includes a Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement Agent Fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	See “Plan of Distribution” for a complete description of the compensation arrangements for the Placement Agent.

(2)	We estimate the total expenses of this offering, excluding the Placement Agent fees and expenses, will be approximately $[●].

We expect to deliver the Common Stock, any Pre-Funded Warrants and related warrants against payment on or about [●], 2024.

Sole Placement Agent

[●]

The date of this prospectus is , 2024.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “the Company,” “NAYA Biosciences,” “NAYA,” “we,” “us,” and “our” refer to NAYA Biosciences, Inc. and its consolidated subsidiaries.

This prospectus describes the specific details regarding this offering, the terms and conditions of the securities being offered hereby and the risks of investing in the Company’s securities. You should read this prospectus and the additional information about the Company described in the section entitled “Where You Can Find More Information” before making your investment decision.

Neither the Company, nor any of its officers, directors, agents, representatives or the Placement Agent make any representation to you about the legality of an investment in the Company’s Common Stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in the Company’s securities.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The shares of Common Stock and warrants are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property or the property of one of the Company’s subsidiaries. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which the Company has obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but the Company cannot assure you that this information is accurate or complete. The Company has not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which the Company believes to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. The Company’s internal surveys are based on data it has collected over the past several years, which it believes to be reliable. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the Securities and Exchange Commission, or SEC, from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “NAYA” or “the Company” refer to NAYA Biosciences, Inc. and its subsidiaries.

THE COMPANY

NAYA Biosciences is a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and fertility. The Company utilizes a hub and spoke model that harnesses the shared resources of a parent company and agility of lean strategic franchises, enabling efficient acquisition, development, and partnering of assets as well as optimized return on investment by combining the upside of innovative clinical-stage therapeutics with scalable, profitable commercial revenues.

The hub-and-spoke structure uses a centralized portfolio management team (the parent company or “Hub”) that owns and controls a set of subsidiaries (“Spokes”). The subsidiaries remain focused on their asset(s), program(s) and therapeutic area(s), while the parent company provides centralized leadership and resources. The parent seeks to acquire undervalued or shelved assets from larger pharma and/or biotech companies and then spin them out or aggregate them strategically into specific Spokes. Each Spoke has the flexibility of a lean organization supported by centralized resources and the option to be financed in part by the parent company and in part by private capital.

Our principal operations are currently focused in two divisions:

Naya Therapeutics

NAYA Therapeutics, Inc. (also referred to as “Legacy NAYA”) carries out our current activities in oncology and autoimmune diseases, including NAYA Therapeutics (“GPC3 Franchise and CD38 Franchise”), NAYA Biologics, which aims to build an early-stage pipeline of best-in-class multifunctional antibodies, and NAYA Clinical Intelligence (“NAYA CI”), which aims to optimize through artificial intelligence/machine learning (“AI/ML”) the selection and development of clinical candidates for NAYA subsidiaries as well as for external partners.

NAYA’s immediate focus is the clinical development of two bifunctional antibodies, NY 303, a GPC-3 targeted natural killer (“NK”) engager which has been cleared to recruit patients in a Monotherapy Safety and Efficacy Phase I/IIa clinical trial in hepatocellular carcinoma (“HCC”) patients not responding to first line immunotherapy, and NY-338, a CD38 targeted NK cell engager, for the treatment of multiple myeloma and auto-immune diseases.

Additionally, NAYA intends to build an early pipeline of best-in-class multifunctional antibodies with target Initial New Drug (“IND”) filings with the Food and Drug Administration (“FDA”) and phase I/IIa clinical trial initiation in 2026, including an AI/ML optimized PD1xVEGF bifunctional antibody for the treatment of solid tumors and a PSMA FLEX NK™ bifunctional antibody for the treatment of prostate cancer.

Naya Women’s Health

NAYA Women’s Health (also referred to as “Legacy INVO”) is currently focused within the fertility marketplace. Our commercial strategy includes operating fertility-focused clinics providing treatment to patients via INVO Centers, LLC, our wholly owned subsidiary. As of the date of this filing, we have two operational INVO Centers in the United States along with a conventional IVF clinic from our first IVF clinic acquisition in August 2023.

Naya Women’s Health also includes the INVOcell medical device. The INVOcell is the first in vivo Intravaginal Culture (“IVC”) system granted FDA clearance in the United States. We believe this novel device and procedure provides a more natural, safe, effective and economical fertility treatment for patients. Unlike conventional infertility treatments such as IVF where the eggs and sperm develop into embryos in a laboratory incubator, the INVOcell utilizes the women’s vagina as an incubator to support a more natural fertilization and embryo development environment, and infertility treatment. We currently sell and distribute INVOcell into existing independently owned and operated fertility clinics as well as within our own INVO Center clinics.

Corporate History

We were formed on January 5, 2007 under the laws of the Commonwealth of Massachusetts under the name Bio X Cell, Inc. to acquire the assets of Medelle Corporation (“Medelle”). Dr. Claude Ranoux purchased all of the assets of Medelle, and then he contributed those assets, including four patents relating to the INVOcell technology, to Bio X Cell, Inc. upon its formation in January 2007.

On December 5, 2008, Bio X Cell, Inc., doing business as INVO Bioscience, and each of the shareholders of INVO Bioscience entered into a share exchange agreement and consummated a share exchange with Emy’s Salsa AJI Distribution Company, Inc., a Nevada corporation (“Emy’s”). Upon the closing of the share exchange on December 5, 2008, the INVO Bioscience shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s. In connection with the share exchange, Emy’s changed its name to INVO Bioscience, Inc. and Bio X Cell, Inc. became a wholly owned subsidiary of Emy’s (re-named INVO Bioscience, Inc.).

On November 2, 2015, we were notified by the United States Food & Drug Administration (“FDA”) that the INVOcell and INVO Procedure were granted clearance via the de novo classification (as a Class II device) allowing us to market the INVOcell in the United States. Following this approval, we began marketing and selling INVOcell in many locations across the U.S. We currently have approximately 140 trained clinics or satellite facilities in the U.S. where patients can receive guidance and treatment for the INVO Procedure. In June 2023, we received FDA 510(k) clearance to expand the labeling on the INVOcell device and its indication for use to provide for a 5-day incubation period. The data supporting the expanded 5-day incubation clearance demonstrated improved patient outcomes.

In August of 2021, we opened our first two INVO Centers as part of our strategy to move the company beyond just a device company and transition more toward healthcare services within the fertility marketplace. These initial INVO Centers are fertility clinics focused on offering INVO Cell and the IVC procedure to patients.

On August 10, 2023, we completed our first acquisition of an established IVF clinic, as part of our more recent acquisition strategy designed to further accelerate our expansion into healthcare services.

On October 14, 2024, we significantly expanded our development strategy to incorporate the Hub and Spoke model by completing the agreement to acquire Legacy NAYA. Subsequent to this acquisition closing, we then changed our corporate name to NAYA Biosciences as well as our changed our trading symbol to NAYA. This transaction combined our existing commercial-stage fertility business together with Legacy NAYA (now renamed to Naya Therapeutics) unique clinical-stage oncology and autoimmune technologies. Naya Therapeutics has built a promising clinical stage pipeline with two first-in-class bispecific antibodies addressing significant unmet medical needs for the treatment of hepatocellular carcinoma, multiple myeloma, and autoimmune diseases. We believe our expanded corporate platform and strategy enhances our potential for value creation for shareholders through the combination of the existing revenue generating fertility business with the unique potential of innovative therapeutics.

Our principal executive offices are located at 5582 Broadcast Court Sarasota, Florida 34240, and our telephone number is (978) 878-9505. The address of our website is www.nayabiosciences.com. The information provided on our website is not part of this prospectus and you should not consider the contents of our website in making an investment decision regarding our Units.

THE OFFERING

Securities Offered by us

Up to a maximum of $10,000,000 of units (the “Units”), each consisting of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at an assumed public offering price of $[●] per Unit.

The Units will not be certificated or issued in stand-alone form. The shares of the Company’s common stock (and/or Pre-Funded Warrants, as defined below) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Warrants offered by us	Warrants to purchase one share of our common stock, which will be exercisable during the period commencing on the date of their issuance and ending 5 years from such date at an exercise price per share of common stock equal to 100% of the public offering price per Unit in this offering. This prospectus also relates to the issuance of the shares of our common stock issuable upon exercise of such warrants.

Pre-funded warrants offered by us	We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units each consisting of one pre-funded warrant to purchase one share of the Company’s common stock (the “Pre-Funded Warrants”) (in lieu of one share of the Company’s common stock) and one warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the Company’s common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of the Company’s common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of the Company’s common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

For each Unit we sell that includes a Pre-Funded Warrant we sell, the number of Units that include a share of common stock we are offering will be decreased on a one-for-one basis.

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This prospectus also relates to the issuance of the shares of our common stock issuable upon exercise of the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of this prospectus.

Best Efforts Offering	We have agreed to offer and sell the Units offered hereby directly to the purchasers. We have retained [●] (the “Placement Agent “) to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution” section beginning on page 109 for more information.

Assumed public offering price	$[●] per Unit, which is the assumed public offering price and the closing price of our common stock on Nasdaq on December [●], 2024

Common stock to be outstanding immediately after this offering	[●] shares assuming that the maximum number of Units offered hereby are sold (and assuming no sale of Units that include Pre-Funded Warrants).

Placement Agent Warrants	Upon the closing of this offering, we shall grant to the Placement Agent, common stock purchase warrants (the “Placement Agent Warrants”) covering a number of shares of common stock equal to [●] of the total number of securities sold in the offering. The Placement Agent Warrants will be non-exercisable for six (6) months after the effective date of the registration statement of which this prospectus forma a part and will expire five (5) years after such date. The Placement Agent Warrants will be exercisable at a price equal to [●] of the public offering price per share of common stock and warrant in this offering. The Placement Agent Warrants may not be transferred, assigned or hypothecated for a period of six (6) months following the closing of this offering, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of the Placement Agent (or to officers, managers or members of any such successor or member), This registration statement of which this prospectus forms a part also relates to the issuance of the shares of common stock issuable upon the exercise of the Placement Agent Warrants. See “Plan of Distribution” for additional information regarding the Placement Agent Warrants.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately [●], if the maximum number of Units being offered hereby are sold after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to utilize the net proceeds of this offering for satisfaction of certain liabilities and contractual obligations, clinical trials, product development, marketing, strengthening the corporate management team, working capital and general corporate purposes. Additionally, we may use a portion of the proceeds for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the proceeds from this offering for any such acquisitions or investments at this time.

See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

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Dividend Policy	The Company has never declared any cash dividends on its common stock. The Company currently intends to use all available funds and any future earnings for use in financing the growth of its business and does not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	Our common stock is currently trading on the Nasdaq Capital Market under the symbol of “NAYA.” We do not intend to list the Pre-Funded Warrants or the warrants offered hereby on Nasdaq or any other national securities exchange.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in the Company’s common stock.

Lock-up	Our directors, officers and holder of 5% of more of our common stock have agreed with the not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months after the date of this prospectus. See “Plan of Distribution” section on page 109.

The number of shares of common stock to be outstanding immediately after this offering is based on 4,476,220 shares of common stock outstanding as of December 13, 2024 and excludes:

●	4,590,589 shares of common stock issuable upon exercise of outstanding warrants and unit purchase options with a weighted average exercise price of $1.79 per share;

●	97,992 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $35.20 per share;

●	3,238,247 shares of common stock issuable upon exercise of outstanding options converted from Legacy NAYA options which may not be exercised until shareholder approval;

●	15,106,898 shares of common stock issuable upon settlement of outstanding RSUs converted from Legacy NAYA RSUs which may not be settled until shareholder approval;

●	350,612 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $1.20 per share;

●	29,515,222 shares of common stock issuable upon conversion of outstanding series C-1 preferred stock which may not be converted until shareholder approval;

●	12,441,607 shares of common stock issuable upon conversion of outstanding series C-2 preferred stock which may not be converted until shareholder approval;

●	164,312 shares of common stock reserved for future issuance under the 2019 Stock Incentive Plan;

●	up to [●] shares of common stock issuable upon the exercise of the warrants offered hereby; and

●	up to [●] shares of common stock issuable upon the exercise of the Placement Agent Warrants.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options and/or warrants described above;

●	no sale of any Pre-Funded Warrants

●	no exercise of the Placement Agent Warrants; and

●	no exercise of the warrants offered by us in this offering.

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RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Our Financial Condition and Our Need for Additional Capital

Our financial situation creates doubt whether we will continue as a going concern.

From the inception of our consolidated subsidiaries on January 5, 2007, through September 30, 2024, we had an accumulated net loss of $63.5 million. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate operations.

Without additional funds, we do not expect that our current cash position will be sufficient to fund our current operations for the next 12 months and we do not have sufficient funds to consummate our business plan. Our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

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Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past for unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

Risks Related to the Acquisition of Legacy NAYA

We may not be able to successfully integrate Legacy NAYA and achieve the benefits expected to result from the acquisition.

The acquisition may present challenges to management, including the integration of the operations, and personnel of NAYA and Legacy NAYA and special risks, including possible unanticipated liabilities, unanticipated integration costs and diversion of management attention.

We cannot assure you that the business of Legacy NAYA and NAYA will be successfully integrated or profitably managed. Even if these businesses are successfully integrated and profitably managed, we cannot assure you that, following the transaction, our business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period.

Legacy NAYA has a limited operating history and has no products approved for commercial sale, which may make it difficult for you to evaluate the success of Legacy NAYA’s business to date and to assess its future viability.

Legacy NAYA is a clinical stage biotechnology company with a limited operating history upon which we can evaluate Legacy NAYA’s business and prospects. Although the management of Legacy NAYA and its service providers have substantial experience in successfully conducting and completing clinical trials, including large-scale, pivotal clinical trials, obtain marketing approval, manufacturing a clinical or commercial scale product or arranging for a third party to do so on our behalf or conduct sales and marketing activities necessary for successful product commercialization, there is no guarantee that NAYA may be able to successfully advance its pipeline. Typically, it takes about three to six years to develop a new biological drug from the time it enters Phase 1 clinical trials to when it is approved for treating patients, but in many cases it may take longer. Predictions about Legacy NAYA’s future success or viability are highly dependent on sufficient timely financing and the ability of NAYA leadership to execute its development plans and scale-up efficiently its operations.

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Risks Related to the Acquisition of Wisconsin Fertility Institute

We may not be able to successfully manage Wisconsin Fertility Institute and to achieve the benefits expected to result from the acquisition.

The acquisition of WFI may present challenges to management, including the integration of the operations, and personnel of NAYA and WFI, continued management of the clinic and special risks, including possible unanticipated liabilities, unanticipated integration costs and diversion of management attention.

We cannot assure you that we will successfully integrate or profitably manage WFI’s businesses. Even if we are able to integrate and profitably manage WFI’s business, we cannot assure you that our business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period.

If we fail to make the required $7.5 million in additional payments required in our acquisition of WFI, our business would be adversely affected.

Following closing of our acquisition of the WFI, we are required to make additional annual payments of approximately $2.5 million each, for a total of $7.5 million, through 2026, which payments are secured by the sellers having a lien on the assets purchased to acquire WFI. We have not made the first annual payment. If we do not resolve this payment with the sellers of WFI or otherwise negotiate new terms, including payment terms, or if we default on our additional payment obligations to the sellers of WFI, such sellers could exercise their rights and remedies under acquisition agreements, which could include foreclosing on the assets sold to us to acquire WFI. Any such action would have a material adverse effect on our business and prospects.

We may incur additional debt financing to provide the cash proceeds necessary to acquire WFI. If we were unable to service any such debt, our business would be adversely affected.

In order to finance our acquisition of WFI, we secured debt financing and may look to raise additional debt proceeds. The current debt financing requires us to pledge all or substantially all of our assets as collateral. If we were unable to satisfy any such debt obligation or fail to pay such debt obligations in a timely fashion, we would be in default under such debt financing agreement and such lender could exercise its rights and remedies under such debt financing agreements, which could include seizing all of our assets. Any such action would have a material adverse effect on our business and prospects.

Risks Relating to Our Business

Our business has posted net operating losses, has a limited operating history, and needs additional capital to grow and finance its operations.

We have a limited operating history and are essentially an early-stage operation. We will continue to be dependent on having access to additional new capital or generating positive operating cash flow primarily through increased device sales and the development of our INVO Centers in order to finance the growth of our operations. Continued net operating losses together with limited working capital make investing in our common stock a high-risk proposal. Our limited operating history may make it difficult for management to provide effective insight into future activities, marketing costs, and customer acquisition and retention. This could lead to NAYA missing targets for the achievement of profitability, which could negatively affect the value of your investment.

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We are subject to risks associated with doing business globally.

Our operations, both inside and outside the United States, are subject to risks inherent in conducting business globally and under the laws, regulations and customs of various jurisdictions and geographies. Our operations outside the United States are subject to special risks and restrictions, including, without limitation: fluctuations in currency values and foreign-currency exchange rates; exchange control regulations; changes in local political or economic conditions; governmental pricing directives; import and trade restrictions; import or export licensing requirements and trade policy; restrictions on the ability to repatriate funds; and other potentially detrimental domestic and foreign governmental practices or policies affecting U.S. companies doing business abroad, including the U.S. Foreign Corrupt Practices Act and the trade sanctions laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. Acts of terror or war may impair our ability to operate in particular countries or regions and may impede the flow of goods and services between countries. Customers in weakened economies may be unable to purchase our products, or it could become more expensive for them to purchase imported products in their local currency, or sell at competitive prices, and we may be unable to collect receivables from such customers. Further, changes in exchange rates may affect our net earnings, the book value of our assets outside the United States and our stockholders’ equity. Failure to comply with the laws and regulations that affect our global operations could have an adverse effect on our business, financial condition or results of operations.

Failure to comply with the United States Foreign Corrupt Practices Act or similar laws could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies, including their suppliers, distributors and other commercial partners, from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the countries in which we distribute products. We have adopted formal policies and procedures designed to facilitate compliance with these laws. If our employees or other agents, including our distributors or suppliers, are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We are subject to significant domestic and international governmental regulation.

Our business is heavily regulated domestically in the United States and internationally. In the United States the FDA, and other federal, state and local authorities, implement various regulations that subject us to civil and criminal penalties, including cessation of operations and recall of products distributed, in the event we fail to comply. Any such actions could severely curtail our sales and business reputation. In addition, additional restrictive laws, regulations or interpretations could be adopted, making compliance with such regulations more difficult or expensive. While we devote substantial resources to ensure our compliance with laws and regulations, we cannot completely eliminate the risk that we may be found non-compliant with applicable legal and regulatory requirements.

We believe that the healthcare industry will continue to be subject to increased regulation as well as political and legal action, as future proposals to reform the health care system are considered by the U.S. Congress and state legislatures. We do not know of, nor do we have any control over, future changes to health care laws and regulations which may have a significant impact on our business.

We are subject to risks relating to federal and state healthcare fraud, waste, and abuse laws.

We may be subject to healthcare fraud, waste, and abuse regulation and enforcement by the federal government and the governments in the states and foreign countries in which we might conduct our business. Such federal laws generally apply only to entities or individuals that provide items or services for which payment may be made under a federal healthcare program. These laws are subject to extensive and increasing enforcement by numerous federal, state, and local government agencies including the Office of Inspector General, the Department of Justice, the Centers for Medicare & Medicaid Services, and various state authorities. The healthcare laws and regulations that may affect our ability to operate include the following:

●	The federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b) (the “AKS”), a criminal statute, makes it illegal for any person or entity to knowingly and willfully, directly or indirectly, solicit, receive, offer, or pay any remuneration that is in exchange for or to induce the referral of business, including the purchase, order, lease of any good, facility, item, or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. The Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a) (the “CMPL”) also contains a provision that prohibits the payment of anything of value in return for referrals and provides for the imposition of civil penalties.
●	Federal false claims and false statement laws, including the federal civil False Claims Act (31 U.S.C. §§ 3729 – 3733), prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, for payment to, or approval by, federal programs, including Medicare and Medicaid, claims for items or services that are false or fraudulent.
●	Section 1877 of the Social Security Act (42 U.S.C. § 1395nn), commonly referred to as the “Stark Law, prohibits referrals by ordering by a physician of “designated health services,” which include durable medical equipment and supplies as well as inpatient and outpatient hospital services, that are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Financial relationships that are implicated by the Stark Law can include arrangements ranging from marketing arrangements and consulting agreements to medical director agreements with physicians who order our products. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs;
●	The federal Physician Payments Sunshine Act (42 U.S.C. § 1320a–7h) requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

At present, our products and services are not reimbursable under any federal healthcare program. If, however, that changes in the future and it were determined that we were not in compliance with these federal fraud, waste, and abuse laws, we would be subject to liability.

Also, as noted above, many states have similar laws and regulations, such as anti-kickback and false claims laws that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. We may be subject to such laws in Alabama and Georgia due to our joint venture operations in those states. The Georgia State False Medicaid Claims Act (Ga. Code Ann. §§ 49-4-168 – 49-4-168.6), Georgia Medical Assistance Act false statements provision (Ga. Code Ann. §§ 49-4-140 – 49-4-157), and Alabama Medicaid false statements statute (Ala. Code § 22-1-11(a)) contain prohibitions that are analogous to the federal False Claims Act. Alabama law also includes an anti-kickback provision (Ala. Code § 22-1-11(c)) that is analogous to the federal AKS.

The Georgia Patient Self-Referral Act of 1993 (Ga. Code Ann. §§ 43-1B-1 – 43-1B-8) contains prohibitions on self-referral that are similar to those under the Stark Law, however, the Georgia law applies to additional classes of providers, including pharmacists, and is not limited to items or services reimbursable by a federal healthcare program. The Georgia law prohibits health care providers or entities regulated by the law from presenting any claim for payment to any individual, third-party payer, or other entity for a service furnished pursuant to a prohibited referral.

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If we are found in violation of applicable laws or regulations, we could suffer severe consequences that would have a material adverse effect on our business, results of operations, financial condition, cash flows, reputation and stock price, including:

●	suspension or termination of our participation in federal healthcare programs;

●	criminal or civil liability, fines, damages or monetary penalties for violations of healthcare fraud and abuse laws, including the federal False Claims Act, CMPL, and AKS;

●	repayment of amounts received in violation of law or applicable payment program requirements, and related monetary penalties;

●	mandated changes to our practices or procedures that materially increase operating expenses;

●	imposition of corporate integrity agreements that could subject us to ongoing audits and reporting requirements as well as increased scrutiny of our business practices;

●	termination of various relationships or contracts related to our business; and

●	harm to our reputation which could negatively affect our business relationships, decrease our ability to attract or retain patients and physicians, decrease access to new business opportunities and impact our ability to obtain financing, among other things.

Responding to lawsuits and other proceedings as well as defending ourselves in such matters would require management’s attention and cause us to incur significant legal expense. It is also possible that criminal proceedings may be initiated against us or individuals in our business in connection with investigations by the federal government.

Additionally, to the extent that our product is sold or our services are provided in a foreign country, we may be subject to similar foreign laws.

We are subject to the requirements of the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH Act”), and related implementing regulations (together, “HIPAA”), and failure to comply, including through a breach of protected health information (“PHI”) could materially harm our business.

HIPAA established comprehensive federal protection for the privacy and security of health information. The HIPAA standards apply to three types of organizations, or “Covered Entities”: (1) health plans, (2) health care clearing houses, and (3) health care providers who conduct certain health care transactions electronically. The HIPAA standards also apply to Covered Entities’ “Business Associates.” Covered Entities and their Business Associates must have in place administrative, physical, and technical standards to guard against the misuse of individually identifiable health information. The HITECH Act promotes the adoption and meaningful use of health information technology. The HITECH Act addresses the privacy and security concerns associated with the electronic transmission of health information, in part, through several provisions that strengthen the civil and criminal enforcement of the HIPAA rules. These laws may impact our business in the future. NAYA is currently a Business Associate of various Covered Entities. Failure to comply with these confidentiality requirements, including via a breach of PHI, may result in penalties and sanctions.

In the ordinary course of our business, we may use, collect, and store sensitive data, including PHI. We face risks relative to protecting this critical information, including loss of access risk, inappropriate disclosure risk, inappropriate modification risk, and the risk of being unable to adequately monitor our controls. Our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. There is no guarantee that we can continue to protect our systems from breach. Unauthorized access, loss, or dissemination could also disrupt our operations.

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The U.S. Office of Civil Rights in the Department of Health and Human Services enforces the HIPAA privacy and security rules and may impose penalties for failure to comply with requirements of HIPAA. Penalties vary significantly depending on factors such as whether failure to comply was due to willful neglect. These penalties include civil monetary penalties of $100 to $50,000 per violation, up to an annual cap of $1,500,000 for identical violations. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 per violation and up to one-year imprisonment. The criminal penalties increase to $100,000 per violation and up to five-years imprisonment if the wrongful conduct involves false pretenses, and to $250,000 per violation and up to 10-years imprisonment if the wrongful conduct involves the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. The U.S. Department of Justice is responsible for criminal prosecutions under HIPAA. Furthermore, in the event of a breach as defined by HIPAA, there are reporting requirements to the Office of Civil Rights under the HIPAA regulations as well as to affected individuals, and there may also be additional reporting requirements to other state and federal regulators, including the Federal Trade Commission, and to the media. Issuing such notifications can be costly, time and resource intensive, and can generate significant negative publicity. Breaches of HIPAA may also constitute contractual violations, including violation of the Company’s Business Associate contracts with Covered Entities from which the Company receives PHI, that could lead to contractual damages or terminations.

We may not be able to develop or continue our business if we fail to retain key personnel.

We substantially rely upon the efforts and abilities of our executive management and directors. The loss of any of our executive officers and/or directors services could potentially have a material adverse effect on our business, operations, revenues and/or prospects. If one or more of these persons were to become unable or unwilling to continue in their present positions, we may not be able to replace them readily or timely, if at all. We do not maintain key man life insurance on the lives of any of our executive management or directors.

Currency exchange rate fluctuations may affect the results of our operations.

We intend to distribute our INVOcell product internationally with all sales, domestic and international, in U.S. dollars. As a result, our operations could be impacted by fluctuations in currency exchange rates, although we attempt to mitigate such risk by invoicing only in U.S. dollars. In spite of this, our operations may still be negatively impacted by foreign currency exchange rates in the event the U.S. dollar strengthens and the local currency where the product is being sold weakens. In the event such international patients are unable to afford the associated increase costs, international doctors and clinics may not be able to offer the INVOcell and IVC procedure. As we expand our international footprint with joint ventures, these joint ventures will likely have a functional currency based on their location and as a result, if we are required to consolidate these financial results it may create currency fluctuations. Additionally, as an international business we may be susceptible to adverse foreign currency fluctuations unconnected to the U.S. dollar.

We are subject to risks in connection with changes in international, national, and local economic and market conditions.

Our business is subject to risks in connection with changes in international, national and local economic and market conditions, including the effects of global financial crises, effects of terrorist acts, war and global pandemics. Such economic changes could negatively impact infertile people’s ability to pay for fertility treatment around the world.

We anticipate that eventually international sales will account for a meaningful part of our revenue. We will experience additional risks associated with international sales, including:

●	political and economic instability;

●	export controls;

●	changes in international legal and regulatory requirements;

●	United States and foreign government policy changes affecting the product marketability; and

●	changes in tax laws, duties and tariffs.

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Any of these factors could have a material adverse effect on our business, results of operations and financial condition. From 2011 through 2023, we sold products in certain international markets mainly through independent distributors, and we anticipate maintaining a similar sales strategy along with our recent joint venture activity for the foreseeable future. In the event a distributor fails to meet annual sales goals, we may be required to obtain a replacement distributor, which may be costly and difficult to identify. Additionally, a change in our distributors may increase costs, and create a substantial disruption in our operations resulting in a loss of revenue.

Changes in the healthcare industry may require us to decrease the selling price for our products or could result in a reduction in the available market size.

Governmental and private sector initiatives in the U.S. and abroad involving trends toward managed healthcare and cost containment could place an emphasis on our ability to deliver more cost-effective medical therapies. The development of other cost-effective devices could eventually adversely affect the prices and/or sales of our products. Companies in the healthcare industry are subject to various existing and proposed laws and regulations, in both domestic and international markets, regulating healthcare pricing and profitability. Additionally, there have been third-party payer initiatives to challenge the prices associated with medical products, which if successful, could affect our ability to sell products on a competitive basis in the future.

In the United States, there has been a trend of consolidation among healthcare facilities and purchasers of medical devices, allowing such purchasers to limit the number of suppliers from whom they purchase medical products. As result, it is unknown whether such purchasers will decide to stop purchasing our products or demand discounts on our prices. Any pressure to reduce our product prices in response to these industry trends and the decrease in market size could adversely affect our anticipated revenue and profitability of our sales, creating a material adverse effect on our business.

If we are unable to effectively adapt to changes in the healthcare industry, our business may be harmed.

Federal, state, and local legislative bodies frequently pass legislation and promulgate regulations relating to healthcare reform or that affect the healthcare industry. As has been the trend in recent years, it is reasonable to assume that there will continue to be increased government oversight and regulation of the healthcare industry in the future. We cannot predict the ultimate content, timing, or effect of any new healthcare legislation or regulations, nor is it possible at this time to estimate the impact of potential new legislation or regulations on our business. It is possible that future legislation enacted by Congress or state legislatures, or regulations promulgated by regulatory authorities at the federal or state level, could adversely affect our business. It is also possible that the changes to federal healthcare program reimbursements to providers who purchase our products or use our services may serve as precedent to possible changes in other payors’ reimbursement policies in a manner adverse to us. Similarly, changes in private payor reimbursements could lead to adverse changes in federal healthcare programs, which could have a material adverse effect on our business, financial condition, cash flows, and results of operations.

There can be no assurance that we will be able to successfully address changes in the current regulatory environment. Some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement, or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, financial condition, cash flows and results of operations.

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Recent economic trends could adversely affect our financial performance.

Economic downturns and declines in consumption in the healthcare market may affect the levels of both our sales and profitability. If a downturn in economic conditions occurs, or if there is deterioration in financial markets and major economies, our financial performance could be adversely affected. The tightening of credit in financial markets may adversely affect the ability of our customers and suppliers to obtain financing, which could result in a decrease in, or deferrals or cancellations of, the sale of our products and services. In addition, weakening economic conditions may result in a decline in spending for ART and fertility assistance that could adversely affect our business operations and liquidity. We are unable to predict the likely duration and severity of any disruption in the domestic and global financial markets.

Social media platforms present risks and challenges.

The unauthorized use of certain social media vehicles could result in the improper collection and/or dissemination of personally identifiable information causing brand damage and various legal implications. In addition, negative or inaccurate social media posts or comments about us on any social networking site could damage our brand, reputation, and goodwill.

We are susceptible to cybersecurity breaches and cyber-related fraud.

We depend on information technology (“IT”) systems, networks, and services, encompassing internet sites, data hosting and processing facilities, as well as hardware (including laptops and mobile devices), along with software and technical applications and platforms. Some of these are overseen, hosted, supplied, and/or utilized by third parties or their vendors, supporting us in the administration of our business.

The escalation of IT security threats and the increasing sophistication of cyber-crime pose a potential hazard to the security of our IT systems, networks, and services, as well as to the confidentiality, availability, and integrity of our data. Should the IT systems, networks, or service providers we rely on encounter malfunctions or if we experience a loss or disclosure of sensitive information due to various causes such as catastrophic events, power outages, or security breaches, and our business continuity plans fail to address these issues promptly, we could face disruptions in managing operations. This may result in reputational, competitive, and/or business harm, potentially adversely impacting our business operations and financial condition. Furthermore, such incidents could lead to the unauthorized disclosure of critical confidential information, causing financial and reputational damage due to the loss or misappropriation of confidential information belonging to us, our partners, employees, customers, suppliers, or consumers. In such scenarios, significant financial and other resources might be required to rectify the damage caused by a security breach or to repair and replace networks and IT systems.

In addition, in the ordinary course of our business, we may use, collect, and store sensitive data, including personal health information. We face risks relative to protecting this critical information, including loss of access risk, inappropriate disclosure risk, inappropriate modification risk, and the risk of being unable to adequately monitor our controls. Our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. There is no guarantee that we can continue to protect our systems from breach. Unauthorized access, loss, or dissemination could also disrupt our operations.

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Risks Related to Our Fertility Business

Our existing INVO Centers were established as joint ventures with medical partners. Future INVO Centers may also be established as joint ventures. These joint ventures will be important to our business. If we are unable to maintain any of these joint ventures, or if they are not successful, our business could be adversely affected.

We have established, and plan to establish additional, entered into, and may enter into additional, joint ventures for the operation of our INVO Centers. Our existing and any future joint ventures may have a number of risks, including that our joint venture partners:

●	have significant discretion in determining the efforts and resources that they will apply;

●	may not perform their obligations as expected;

●	may dispute the amounts of payments owed;

●	may fail to comply with applicable legal and regulatory requirements regarding the distribution or marketing of our INVOcell product;

●	may not properly maintain or defend their or our relevant intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation and liability;

●	may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	could become involved in a business combination or cessation that could cause them to deemphasize or terminate the development or commercialization of our INVOcell product; and

●	may seek to terminate our joint venture, which could require us to raise additional capital and to develop new joint venture relationships.

Additionally, if one of our joint venture partners seeks to terminate its agreement with us, we may find it difficult to attract new joint venture partners and the perception of our INVO Centers in the business and financial communities could be adversely affected.

Our fertility business is subject to significant competition.

The fertility industry is highly competitive and characterized by well entrenched and long-standing practices as well as technological improvements and advancements. New ART services, devices and techniques may be developed that may render the INVOcell obsolete. Competition in the areas of fertility and ART services is largely based on pregnancy rates and other patient outcomes. Accordingly, the ability of our business to compete is largely dependent on our ability to achieve adequate pregnancy rates and patient satisfaction levels. Our business operates in highly competitive areas that are subject to change. New health care providers and medical technology companies entering the market may reduce our and our INVO Centers’ market share, patient volume and growth rates, and could force us to alter our planned pricing and INVO Center service offerings. Additionally, increased competitive pressures may require us to commit more resources to our and our INVO Centers’ marketing efforts, thereby increasing our cost structure and affecting our ability to achieve, or the timing of achieving, profitability. There can be no assurance that we will not be able to compete effectively, nor can there be any assurance that additional competitors will not enter the market. Such competition may make it more difficult for us to enter into additional contracts with fertility clinics or open profitable INVO Centers.

We need to manage growth in our fertility operations, and we may not be successful in implementing our growth strategy.

In order to maximize potential growth in our current and potential markets, we may need to expand the scope of our services in the medical device/bioscience industry. As a result, we plan to continue to improve our INVOcell technology, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues at the levels we expect.

Many factors including, but not limited to, increased competition from similar businesses, unexpected costs, costs associated with marketing efforts and maintaining a strong client base may interfere with our ability to expand successfully. Our inability to implement our internal strategy successfully may have a negative impact on our growth, future financial condition, results of operations and/or cash flows.

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We may not be successful at managing clinics.

Our management team has limited experience in managing fertility clinics. We seek to retain experienced personnel to provide clinical practice expertise, perform recruitment functions, provide necessary training, and provide day-to-day management of our clinics. We may not be successful in retaining such personnel, integrating such personnel into our operations, or otherwise successfully manage clinics that we have acquired or may acquire in the future.

We face potential liability as a provider of a medical device. These risks may be heightened in the area of artificial reproduction.

The provision of medical devices entails the substantial risk of potential tort injury claims. We currently utilize product liability insurance to provide coverage against potential tort injury claims, as well as customary insurance protection for our INVO Centers. However, there can be no assurance such coverage will provide adequate protection against any potential claims. Furthermore, any claim asserted against us could generate costly legal fees, consume management’s time and resources, and adversely affect our reputation and business, regardless of the merit or eventual outcome of such claim.

There are inherent risks specific to the provision of fertility and ART services. For example, the long-term effects on women of the administration of fertility medication, integral to most fertility and ART services, are of concern to certain physicians and others who fear the medication may prove to be carcinogenic or cause other medical problems. Additionally, any ban or other limitation imposed by the FDA or other foreign regulatory department on fertility medication and services could have a material adverse effect on our business. Any such action would likely adversely affect the value of your investment.

If we fail to maintain adequate quality standards for our products, our reputation and business may be adversely affected and harmed.

Our customers are expecting that our products and services will perform as marketed and in accordance with industrial standards. For our INVOcell device, we rely on third-party manufacturing companies and their packaging processes in connection with the production of our products. Our key suppliers, which are located in the U.S. and include NextPhase Medical Devices and Casco Bay Molding, and have been steadfast partners since our company first began and can provide us with virtually an unlimited capability to support our growth objectives, with all manufacturing performed in the New England region of the U.S. However, a failure to maintain product quality standards in accordance with our customers’ expectations could result in the loss of demand for our products. Additionally, delays or quality lapses in our production lines could result in substantial economic losses to us. Although we believe that our current quality control procedures adequately address these risks, there can be no assurance that we will not experience occasional or systemic quality lapses in our manufacturing and service operations. Currently, we have limited manufacturing capabilities as we rely on a single manufacturing provider regarding our production process. In the event our manufacturer is unable to produce an adequate supply of products at appropriate quality levels, our growth could be limited, and our business may be harmed. If we experience significant or prolonged disturbance in our quality standards, our business and reputation may be harmed, which may result in the loss of customers, our inability to participate in future customer product opportunities and reduced revenue and earnings.

We heavily rely on third party package delivery services, and a significant disruption in these services or significant increases in prices may disrupt our ability to import or export materials, increase our costs and negatively affect our ability to achieve and maintain profitability.

We ship our products to our customers through known independent package delivery companies, such as FedEx and UPS. If any third party package delivery providers experience a significant disruption such that any of our products, components or raw materials cannot be delivered in a timely fashion or such that we incur additional shipping costs that we are unable to recoup, our costs may increase and our relationships with certain customers may be adversely affected. In particular, if our third-party package delivery providers increase prices and we are not able to find comparable alternatives or adjust our delivery network, our profitability could be adversely affected.

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We will need additional, qualified personnel in order to expand our fertility business. Without additional personnel, we will not be able to expand our fertility business.

Expanding our fertility business requires increasing the number of persons engaged in activities for the sale, marketing, administration and delivery of our products as well as clinical training personnel for proper IVC procedure training. Our ability to attract and hire personnel to fulfil these efforts is dependent on our ability to attract and retain potential employees with the proper background and training matching the skills required for the positions. In addition, we may not be able to attract personnel who will be able to successfully implement our business operations and growth strategy in the manner that we currently anticipate.

Risks Related to the Fertility Industry

The FDA regulatory review process for medical devices is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products.

Unless an exemption applies, each medical device commercially distributed in the United States requires either FDA clearance of a 510(k) premarket notification, approval of a premarket approval, or issuance of a de novo classification order. The FDA clearance, de novo classification, and approval processes for medical devices are expensive, uncertain and time-consuming.

Future modifications to the INVOcell that was classified through de novo may require a 510(k) clearance. We may make minor changes to the INVOcell without seeking clearance for the modifications if we determine such clearances are not necessary and document the basis for that conclusion. However, the FDA may disagree with our determination or may require additional information, including clinical data, to be submitted before a determination is made, in which case we may be required to delay the introduction and marketing of our modified products, redesign our products, conduct clinical trials to support any modifications, or we may be subject to enforcement actions. In addition, the FDA may not clear such modified INVOcell for the indications that are necessary or desirable for successful commercialization.

There is no assurance that we will be able to obtain the necessary clearances on a timely basis or at all. Further, the FDA may change its policies, adopt additional regulations or revise existing regulations, or take other actions which may impact our ability to modify the INVOcell on a timely basis, and may prevent or delay clearance of future products. Delays in receipt of, or failure to obtain clearances for any product modifications or future products we may develop would result in delayed or no realization of revenue from such products and the viability of our INVO Centers, and in substantial additional costs, which could decrease our profitability.

In addition, we are required to continue to comply with applicable FDA and other regulatory requirements following de novo classification or clearance. The failure to comply with existing or future regulatory requirements could have a material adverse effect on our business.

Improper marketing and promotion or off-label use of our product could lead to investigations and enforcement by governmental bodies including product recalls or market withdrawal, may harm our reputation and business, and could result in product liability suits.

If the FDA or any foreign regulatory entity determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions. These enforcement actions could include, for example, a warning letter or untitled letter, injunction, seizure, civil fine or criminal penalties. We cannot, however, prevent a physician from using the INVOcell off-label, when in the physician’s independent professional medical judgement, he or she deems it appropriate. There may be increased risk of injury to patients if physicians attempt to use the INVOcell off-label, or the INVOcell may not be as effective, which could harm our reputation.

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If we fail to comply with the FDA’s Quality System Regulation (“QSR”) or comparable EU requirements, the FDA or EU competent authorities could take various enforcement actions, including suspending our FDA clearance to market, withdrawal of our EU CE Certificate or halting our manufacturing operations, and our business would suffer.

In the United States, as a manufacturer of a medical device, we are required to demonstrate and maintain compliance with the FDA’s QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and distribution of medical devices. The FDA enforces the QSR through periodic inspections and unannounced “for cause” inspections. Outside the United States, our products and operations are also required to comply with national requirements where the product is sold and also standards set by industrial standards bodies, such as the International Organization for Standardization. Foreign regulatory bodies may evaluate our products or the testing that our products undergo against these standards. The specific standards, types of evaluation and scope of review differ among foreign regulatory bodies. Our failure to comply with FDA or foreign regulatory agency requirements, or failure to take satisfactory and prompt corrective action in response to an adverse inspection, could result in enforcement actions, including a warning letter, adverse publicity, a shutdown of or restrictions on our manufacturing operations, a recall or seizure of our products, fines, injunctions, civil or criminal penalties, or other sanctions, any of which could cause our business and operating results to suffer.

We are subject to continuing regulation by the FDA, and failure to comply may materially harm our business.

We are subject to Medical Device Reporting (“MDR”) regulations, which require us to report to the FDA if we become aware of information that reasonably suggests our product may have caused or contributed to a death or serious injury or has malfunctioned and the device or a similar device we market would likely cause or contribute to a death or serious injury if the malfunction were to recur. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event. If we fail to comply with our medical device reporting obligations, the FDA could issue warning letters or untitled letters, take administrative actions, commence criminal prosecution, impose civil monetary penalties, request or require a product recall, seize our products, or delay the clearance of our future products. We must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug, and Cosmetic Act, or FDCA, caused by the device that may present a risk to health.

Our failure to comply with these or other applicable regulatory requirements could result in enforcement actions by the FDA which may include untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties; customer notifications or repair, replacement or refunds; and criminal prosecution.

Our products are generally subject to regulatory requirements in foreign countries in which we sell those products. We will be required to expend significant resources to obtain regulatory approvals or clearances of our products, and there may be delays and uncertainty in obtaining those approvals or clearances.

In order to sell our products in foreign countries, generally we must obtain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals or clearances and the time required for regulatory review, vary from country-to-country.

The EU requires that manufacturers certify compliance of medical devices with Council Directive (93/42/EEC) (“MDD”), as amended, and affix the CE mark before selling such devices in member countries of the EU or European Economic Area (“EEA”). The CE mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain the authorization to affix the CE mark to products, a manufacturer must certify that its product complies with the applicable directive, which may include a requirement to obtain certification that its processes and products meet certain European quality standards.

In May 2017, the EU adopted Regulation (EU) 2017/745 (“MDR”), which will repeal and replace the MDD with effect from May 26, 2021. Under transitional provisions, medical devices with notified body certificates issued under the MDD prior to May 26, 2021, may continue to be placed on the market for the remaining validity of the certificate, until May 27, 2024, at the latest as long as there have been no significant changes made to the product. After the expiry of any applicable transitional period, only devices that have been CE marked under the MDR may be placed on the market in the EU (or EEA). The MDR includes increasingly stringent requirements in multiple areas, such as pre-market clinical evidence (some of which are now in effect), review of high-risk devices, labeling and post-market surveillance. Under the MDR, pre-market clinical data will now be required to obtain CE Mark approval for high-risk, new and modified medical devices. We believe these new requirements have the potential to be expensive and time-consuming to implement and maintain.

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Complying with and obtaining regulatory approval in foreign countries, including compliance with the MDR, have caused and will likely continue to cause us to experience more uncertainty, risk, expense and delay in commercializing products in certain foreign jurisdictions, which could have a material adverse impact on our net sales, market share and operating profits from our international operations.

If third-party payers do not provide adequate coverage and reimbursement for INVOcell and the IVC procedure, we may be unable to generate significant revenue.

Our success in marketing and commercializing INVOcell and the IVC procedure may depend in part on whether private health insurers and other payer organizations provide adequate coverage and reimbursement. If physicians or insurers do not find our clinical data compelling or wish to wait for additional studies, they may choose not to use or provide coverage and reimbursement for INVOcell and the IVC procedure. We cannot provide assurance that data we or others may generate in the future will be consistent with that observed in our existing clinical studies, or that our current or future published clinical evidence will be sufficient to obtain adequate coverage and reimbursement for our products. Moreover, if we cannot obtain adequate coverage for and reimbursement of the cost of our products, we cannot provide assurance that patients will be willing to incur the full cost of INVOcell and the IVC procedure.

Third-party payers, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in the United States, no uniform policy of coverage and reimbursement for INVOcell and the procedure exists among third-party payers. Therefore, coverage and reimbursement for INVOcell and the IVC procedure may differ significantly from payer to payer. In addition, payers continually review new technologies for possible coverage and can, without notice, deny coverage for these new products and procedures. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of INVOcell and the IVC procedure to each payer separately, with no assurance that coverage and adequate reimbursement will be obtained or maintained if obtained.

Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government-managed systems. If sufficient and timely coverage and reimbursement is not available for our current or future products, in either the United States or internationally, the demand for our products and our revenues may be adversely affected.

We may be subject to risks related to changes in laws regarding abortion, which can affect how a fertility clinic must treat and handle embryos

In June 2022, the U.S. Supreme Court in Dobbs v. Jackson Women’s Health Organization overturned Roe v. Wade by holding that there is no constitutional right to abortion. This ended federal legalization on abortion, bringing the matter back to individual states to determine. Soon after the decision was handed down, several U.S. states adopted laws that drastically limited the availability of abortion, with a number of other states working on or proposing similar restrictions. While we believe these actions are more targeted toward abortions during pregnancy, certain laws may also impact embryos and how excess embryos are handled or implicate fertility procedures and travel reimbursement programs, which may decrease the demand for, or availability of, certain fertility services. Although President Biden issued executive orders and federal agencies have issued guidance intended to protect access to reproductive healthcare services, the enactment of certain state laws restricting abortion care and other changes in laws, or in interpretation of laws through court decisions, affecting fertility benefits may conflict with, and ultimately limit, the covered benefits offered by a company to its employees and the types of fertility treatment services available at provider clinics. We cannot predict the timing or impact of any future rulemaking, executive orders, court decisions or other changes in the law, or in how such laws, once enacted, would be interpreted and enforced. This may negatively impact fertility clinics and their patients operating in those states with more restrictive laws.

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Risks Related to Our Therapeutics Business and Industry

Our ability to develop proprietary technology platforms and products and our future growth depend on retaining NAYA Therapeutics’ key personnel and recruiting additional qualified personnel.

NAYA Therapeutics is highly dependent on its co-founder, Chairman and Chief Executive Officer, Dr. Daniel Teper, who may terminate his current employment with us at any time. The loss of the services of Dr. Teper could impede the achievement of our therapeutics research, development and commercialization objectives.

Recruiting and retaining other senior executives, qualified scientific and clinical personnel and, if we progress the development of any of our product candidates, commercialization, manufacturing and sales and marketing personnel, will be critical to our success. The loss of the services of NAYA Therapeutics’ key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing key employees may be difficult and may take an extended period of time because of the limited number of individuals in NAYA Therapeutics industry with the breadth of skills and experience required to successfully lead, develop, gain regulatory approval of and commercialize our product candidates. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist in formulating our research and development and commercialization strategy. Our consultants and advisors may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high-quality personnel, our ability to pursue our growth strategy will be limited.

The regulatory processes that will govern the approval of our product candidates are complex and changes in regulatory requirements could result in delays or discontinuation of development or unexpected costs in obtaining regulatory approval.

Because we are developing novel cellular product candidates that are unique biological entities, the regulatory requirements that it will be subject to are not entirely clear. Regulatory requirements governing gene therapy products and cell therapy products have changed frequently and may continue to change in the future. Moreover, there is substantial, and sometimes uncoordinated, overlap in those responsible for regulation of existing gene therapy products and cell therapy products. Although the FDA and comparable foreign authorities decides whether individual therapy protocols may proceed, related review processes and determinations by other reviewing bodies can impede or delay the initiation of a clinical study, even if the FDA or comparable foreign authorities have reviewed the study and approved its initiation. Conversely, the FDA or comparable foreign authorities can place an IND application or equivalent foreign application or part of the application on clinical hold even if such other entities have provided a favorable review. Furthermore, each clinical trial must be reviewed and approved by an independent IRB or EC at or servicing each institution at which a clinical trial will be conducted. In addition, adverse developments in clinical trials of gene or cell therapy products conducted by others may cause the FDA or comparable foreign regulatory authorities to change the requirements for approval of any of our product candidates. Complex regulatory environments exist in other jurisdictions in which we may consider seeking regulatory approvals for our product candidates, further complicating the regulatory landscape.

The various committees and advisory groups involved in regulatory review, and new or revised guidelines that they promulgate from time to time may lengthen the regulatory review process, require us to perform additional studies, increase our therapeutic development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of our product candidates or lead to significant post-approval limitations or restrictions. Because the regulatory landscape for our placental-derived cell product candidates is new, we may face even more cumbersome and complex regulations than those for more traditional pharmaceutical or biological products. Furthermore, even if our product candidates obtain required regulatory approvals, such approvals may later be withdrawn as a result of changes in regulations or the interpretation of regulations by applicable regulatory authorities. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential therapeutic to market could decrease our ability to generate sufficient revenue to maintain our therapeutics business.

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We are dependent on the successful clinical development, regulatory approval and subsequent commercialization of our product candidates. If we are not able to obtain required regulatory approvals, we will not be able to commercialize our product candidates and our ability to generate product revenue from therapeutics will be adversely affected.

Our therapeutics business is dependent on our ability to successfully complete development of, obtain regulatory approval for, and, if approved, successfully commercialize our product candidates in a timely manner. We may face unforeseen challenges in its product candidate development strategy, and we can provide no assurances that our product candidate or future clinical trial design will prove to be effective, that we will be able to take advantage of expedited regulatory pathways for any of our product candidates, or that we will ultimately be successful in our future clinical trials. We expect that a substantial portion of our efforts and expenses over the next several years will be devoted to the development of our product candidates, including our lead product candidates, NY—303 and NY-338, in our future clinical trials. Our FLEX-NK™ cell engager antibody platform, including the product candidates derived from our platforms, are in early stages of development and may never be commercialized.

We currently anticipate seeking initial regulatory approvals in the United States and the European Union, but may in the future submit applications for the regulatory approval of one or more of our product candidates to additional foreign regulatory authorities. We have not applied or obtained regulatory approval for any product candidate in the United States or abroad, and it is possible that neither our current product candidates nor any product candidates we may seek to develop in the future will obtain regulatory approval. Neither us nor any of our partners are permitted to market any of our product candidates in the United States or abroad until it receives regulatory approval from FDA or comparable foreign regulatory authorities.

All of our product candidates will require additional clinical and non-clinical development, regulatory review and approval in multiple jurisdictions, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before they can be successfully commercialized. Prior to obtaining approval to commercialize any product candidate in the United States or abroad, we must demonstrate with substantial evidence from its future well-controlled clinical trials, and to the satisfaction of the FDA or comparable foreign regulatory authorities, that such product candidate is safe and effective for its intended uses. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if we believe that the preclinical or future clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA and comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authorities may also require us to conduct additional preclinical studies, assay development or future clinical trials for our product candidates either pre- or post-approval, or it may object to elements of our clinical development program, requiring their alteration. We may also decide to modify clinical protocols or procedures in future clinical trials based on clinical and experimental data.

Of the large number of products in development, only a small percentage successfully complete the FDA or comparable foreign regulatory authorities’ approval processes and are commercialized. The lengthy approval or marketing authorization process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval or marketing authorization to market our product candidates, which could significantly harm our business, financial condition, results of operations and prospects.

Our product candidates could fail to receive regulatory approval from the FDA or a comparable foreign regulatory authority for many reasons, including, among others:

●	disagreement with the design or conduct of any of our future clinical trials;

●	failure to demonstrate to the satisfaction of regulatory agencies that our product candidates are safe and effective, or have a positive benefit/risk profile for our proposed indication;

●	failure of future clinical trials to meet the level of statistical significance required for approval;

●	disagreement with our interpretation of data from preclinical studies or future clinical trials;

●	the insufficiency of data collected from future clinical trials of our product candidates to support the submission and filing of a BLA or equivalent foreign submission or to obtain regulatory approval;

●	failure to obtain approval of our therapeutics manufacturing processes or facilities of third-party manufacturers with whom we contract for clinical and commercial supplies or our own therapeutics manufacturing facility; or

●	changes in the approval policies or regulations that render our preclinical and clinical data insufficient for approval.

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Additionally, any delay in, or termination of, our future clinical trials will delay the submission of a BLA to the FDA or other equivalent applications with other relevant foreign regulatory authorities and, ultimately, our ability to commercialize our product candidates, if approved, and generate product revenue.

Even if we eventually complete clinical testing and receive approval of a BLA, or equivalent foreign marketing application for its product candidates, the FDA or the comparable foreign regulatory authorities may grant approval or other marketing authorization contingent on the performance of costly additional future clinical trials, including post-market clinical trials. The FDA or the comparable foreign regulatory authorities also may approve or authorize marketing a product candidate for a more limited indication or patient population than we originally request, and the FDA or comparable foreign regulatory authorities may not approve or authorize the labeling that we believe is necessary or desirable for the successful commercialization of a product candidate. Any delay in obtaining, or inability to obtain, applicable regulatory approval or other marketing authorization would delay or prevent commercialization of that product candidate and would adversely impact our business and prospects.

Moreover, because all of our product candidates are based on the same FLEX-NK cell engager antibody platform technologies, if any of our product candidates encounter safety or efficacy problems, developmental delays or regulatory issues or other problems, these could impact the development plans for our other product candidates. Our failure to timely complete our future clinical trials, obtain regulatory approval or, if approved, commercialize our product candidates could adversely affect our business, financial condition and results of operations.

Our fully integrated product candidates represent new therapeutic approaches that could result in heightened regulatory scrutiny, delays in clinical development or delays in or our inability to achieve regulatory approval, commercialization, or payor coverage of our product candidates.

Our future success is dependent on the successful development of our product candidates in general and our development product candidates in particular. Because these programs represent a new approach to the treatment of cancer, developing and, if approved, commercializing our product candidates subject us to a number of challenges. Moreover, we cannot be sure that the manufacturing processes used in connection with our product candidates will yield a sufficient supply of satisfactory products that are safe, pure and potent, scalable, or profitable.

Actual or perceived safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of subjects to participate in future clinical trials, or if approved by applicable regulatory authorities, of physicians to subscribe to the novel treatment mechanics. The FDA or other comparable foreign regulatory authorities may ask for specific post-market requirements, and additional information informing benefits or risks of our products may emerge at any time prior to or after regulatory approval.

Physicians, hospitals, and third-party payors often are slow to adopt new products, technologies, and treatment practices that require additional upfront costs and training. Physicians may not be willing to undergo training to adopt this novel therapy, may decide the therapy is too complex to adopt without appropriate training or not cost-efficient, and may choose not to administer the therapy. Based on these and other factors, hospitals and payors may decide that the benefits of this new therapy do not or will not outweigh its costs.

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Even if any of our product candidates receive marketing approval, we may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

The use of FLEX-NK™ cell engager antibodies as a potential treatment for cancer is a recent development and may not become broadly accepted by physicians, patients, hospitals, cancer treatment centers and others in the medical community. Therefore, even if any of our product candidates receive marketing approval, we may fail to gain market acceptance by physicians, patients, third-party payors and others in the medical community. If any such product candidate does not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of any product candidate, if approved for commercial sale, will depend on a number of factors, including but not limited to:

●	physicians, hospitals, cancer treatment centers and patients considering our product candidates as a safe and effective treatment;

●	the cost, efficacy, safety profile, convenience, ease of administration and other potential advantages compared to alternative treatments and therapies;

●	the willingness of patients to pay out-of-pocket in the absence of coverage and adequate reimbursement by third-party payors and government authorities;

●	product labeling or product insert requirements of the FDA or other comparable foreign regulatory authorities and any limitations or warning contained in the labeling approved by the FDA or comparable foreign regulatory authorities;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of our relationships with patient communities;

●	the availability of third-party coverage and adequate reimbursement;

●	the prevalence and severity of any side effects;

●	the timing of market introduction of our product candidates as well as competitive products;

●	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

●	the effectiveness of our sales and marketing efforts.

Our efforts to educate physicians, patients, third-party payors and others in the medical community on the benefits of our product candidates may require significant resources and may never be successful. Such efforts may require more resources than are typically required due to the complexity and uniqueness of our product candidates.

Furthermore, the attention to different types of prospective treatments and proposed cures for cancers has historically varied. In recent years, various forms of oncological immunotherapy have been prominent areas for academic and clinical advancement. While FLEX-NK cell engager antibodies have not yet received prominent negative attention from the mainstream media or the scientific press, it is possible that it could, and it is possible that if immunotherapy generally falls out of favor with these key constituencies, whether due to the failure of one or more competitive products or technologies or otherwise, our business, including our ability to conduct future clinical trials and to raise capital, may in turn suffer.

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If our product candidates are approved but fail to achieve market acceptance among physicians, patients, hospitals, cancer treatment centers or others in the medical community, we will not be able to generate significant therapeutics revenue. Even if our cell therapies achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our therapeutics, are more cost effective or render our therapeutics obsolete.

Even if we obtain and maintain approval for our product candidates from the FDA, we may never obtain approval outside the United States, which would limit our market opportunities.

Approval of a product candidate in the United States by the FDA does not ensure approval of such product candidate by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. Sales of our product candidates outside the United States will be subject to foreign regulatory requirements governing clinical trials and marketing approval. Even if the FDA grants marketing approval for a product candidate, comparable foreign regulatory authorities also must approve the manufacturing and marketing of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and more onerous than, those in the United States, including additional preclinical studies or clinical trials. In many countries outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that country. In some cases, the price that we intend to charge for any product candidates, if approved, is also subject to approval. Obtaining approval for our product candidates in the European Union from the European Commission following the opinion of the EMA, if we choose to submit a marketing authorization application there, would be a lengthy and expensive process. Even if a product candidate is approved, the European Commission may limit the indications for which the product may be marketed, require extensive warnings on the labeling or require expensive and time-consuming additional clinical trials or reporting as conditions of approval. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our product candidates in certain countries. We expect the product candidates we develop will be regulated as biologics, and therefore they may be subject to competition sooner than anticipated.

The Biologics Price Competition and Innovation Act of 2009 (“BPCIA”) was enacted as part of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (“ACA”) to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the reference product was approved under a BLA. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when processes intended to implement BPCIA may be fully adopted by the FDA, any of these processes could have a material adverse effect on the future commercial prospects for our biological products.

We believes that any of the product candidates we develop that are approved in the United States as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidates to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

The European Union also provides opportunities for market and data exclusivity. In particular, products containing a New Active Substance (“NAS”) (such as a chemical, biological or radiopharmaceutical substance not previously authorized as a medicinal product in the European Union), which have been granted a marketing authorization receive eight years of data exclusivity and an additional two years of market exclusivity. If granted, the data exclusivity period prevents applicants for approval of a biosimilar product from referencing the innovator’s preclinical and clinical trial data contained in the dossier of the reference product in the European Union during a period of eight years from the date on which the reference product was first authorized in the European Union. During the additional two year period of market exclusivity, while an application for marketing authorization of a biosimilar can be submitted, and the innovator’s data referenced no biosimilar product can be marketed until the expiration of the market exclusivity period. The overall 10 year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those 10 years, the marketing authorization holder for the innovative product obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

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We believe that any of the product candidates we develop that are approved in the European Union as a biological product should also qualify for the eight years of data exclusivity and 10 years of market exclusivity. However, a biosimilar, once approved, may be substituted for its reference product. The implications of such substitution varies between EU Member States and can, in some Member States, include obligatory substitution in some circumstance. In addition, the approval of a biologic product biosimilar to one of our products could have a material adverse impact on our business as it may be significantly less costly to bring to market and may be priced significantly lower than our products.

Our product candidates are in early stages of development, and therefore will require extensive additional preclinical and clinical testing. Success in preclinical studies or early-stage clinical trials may not be indicative of results in future clinical trials and we cannot assure you that any ongoing, planned or future clinical trials will lead to results sufficient for the necessary regulatory approvals.

Because our product candidates are in early stages of development, they will require extensive preclinical and clinical testing. NY-303 and NY-338 are our only product candidates that have completed preclinical trials. Success in preclinical testing and early-stage clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate. Preclinical studies are primarily designed to test safety and biological activity. Phase 1/2 oncology clinical trials to study pharmacokinetics and pharmacodynamics and help to understand the preliminary efficacy and side effects of product candidates at various doses and schedules. Success in preclinical studies and early-stage clinical trials does not ensure that later efficacy trials will be successful, nor does it predict final results. Our product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or even if they successfully advance through early-stage clinical trials.

Further, our novel approaches to address solid and hematological tumors through multispecific antibodies are unproven and as such, the cost and time needed to develop our product candidates is difficult to predict and our efforts may not be successful. If we do not observe favorable results in clinical trials of our product candidates, we may decide to delay or abandon clinical development of such product candidate. Any such delay or abandonment could harm our business, financial condition, results of operations and prospects.

In addition, the design of a clinical trial can determine whether our results will support approval of a product, and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. As an organization, we have limited experience designing clinical trials and may be unable to design and execute a clinical trial to support regulatory approval. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks, including failure in late-stage clinical trials even after achieving promising results in preclinical testing and earlier clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Further, we cannot predict with any certainty if or when it might submit a Biologics License Application, (“BLA”), or comparable foreign application, for regulatory approval for any of our product candidates or whether any such BLA or comparable foreign application will be accepted for review by the Food and Drug Administration (“FDA”), or comparable foreign authority or whether any BLA or comparable foreign application will be approved upon review. Even if our future clinical trials are completed as planned, it cannot be certain that their results will support the proposed indications. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and preclinical testing. Our future clinical trial process may fail to demonstrate that our product candidates are safe and effective for their proposed uses. This failure could cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay and possibly preclude the filing of any BLAs or comparable foreign application with the FDA and, ultimately, our ability to commercialize our product candidates and generate therapeutic product revenues.

Our approach to the development of product candidates based on our FLEX-NK™ cell engager antibody platform is unproven, and we do not know whether we will be able to develop any products of commercial value, or if competing technological approaches will limit the commercial value of our product candidates or render our platforms obsolete.

We believe that our product candidates represent a novel approach to immune-oncology, and we have concentrated significant research and development efforts to date developing our FLEX-NK™ cell engager antibody platform technology. The product candidates derived from our technologies, including NY-303 and NY-338, have not been extensively tested over any significant period of time. We have not yet succeeded and may never succeed in demonstrating efficacy and safety for any of our product candidates in clinical trials or in obtaining marketing approval therefor.

For example, FLEX-NK cell engager antibody platform technologies are a novel field of development and are subject to particular risks that are difficult to quantify~~,~~ which could ultimately affect safety, efficacy and our ability to produce product in a reliable and consistent manner. As such, we may be faced with unforeseen delays and setbacks, in addition to the other foreseeable risks and uncertainties associated with developing immune cell therapies.

Any delay or difficulties in the manufacturing and/or clinical supply of NY-303 and NY-338, or any of our other current or future product candidates would adversely affect our therapeutics business and operations.

Advancing product candidates utilizing such novel approaches to immunotherapy creates significant challenges for us, including, among others:

●	manufacturing our product candidate to our specifications and in a timely manner to support our future clinical trials, and, if approved, commercialization;

●	sourcing clinical and, if approved, commercial supplies for the raw materials used to manufacture our product candidates;

●	enrolling sufficient numbers of patients in future clinical trials;

●	understanding and addressing variability in demand for manufacturing and our impact on capacity utilization of available infrastructure and costs;

●	submitting applications for and obtaining regulatory approval, as the FDA and other regulatory authorities including comparable foreign authorities have limited experience with commercial development of immunotherapies for cancer and viral associated infectious diseases; and

●	establishing sales and marketing capabilities, as well as developing a manufacturing process and distribution network to support the commercialization of any approved products.

We must be able to overcome these challenges in order for it to successfully develop, commercialize and manufacture its product candidates utilizing its novel approaches to address solid and hematological tumors.

Clinical product candidate development involves a lengthy and expensive process and involve uncertain outcomes. We may incur additional costs and encounter substantial delays or difficulties in our therapeutics clinical trials.

We may not commercialize, market, promote or sell any product candidate without obtaining marketing approval from the FDA or other comparable foreign regulatory authority, and it may never receive such approvals. It is impossible to predict when or if any of our product candidates will prove effective or safe in humans and will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, it must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Clinical testing is expensive, is difficult to design and implement, can take many years to complete and is uncertain as to outcome.

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A failure of one or more clinical trials can occur at any stage of testing. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. Additionally, preclinical trials for our product candidates involve studying a relatively small patient population, which makes it difficult to predict whether the favorable results observed in such clinical trial will be repeated in larger and more advanced clinical trials.

We may experience numerous unforeseen events prior to, during, or as a result of, clinical trials that could delay or prevent its ability to receive marketing approval or commercialize its product candidates, including, but not limited to the following:

●	delays in reaching a consensus with regulatory authorities on the design, location or implementation of our clinical trials;

●	delays or setbacks in patient enrollment;

●	clinical trials of our product candidates may produce negative or inconclusive results;

●	the number of patients required for clinical trials for our product candidates may be larger than it anticipates, enrollment in these clinical trials may be slower than it anticipate or may be lower than it anticipates due to challenges in recruiting and enrolling suitable patients that meet the study criteria, participants may drop out of these clinical trials at a higher rate than we anticipate or the duration of these clinical trials may be longer than it anticipates;

●	imposition of a clinical hold by regulatory authorities as a result of, among other reasons, a serious adverse event, a failure in the chemistry manufacturing and controls requirements, or a failed inspection of our clinical trial operations, trial sites or manufacturing facilities;

●	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits; and

●	need to conduct additional clinical trials or abandon product development programs.

Any inability to successfully complete preclinical and commence and complete clinical development could result in additional costs or impair its ability to generate revenue from future product sales or other sources. In addition, if we make manufacturing or formulation changes to its product candidates, we may need to conduct additional testing to bridge our modified product candidate to earlier versions. Clinical trial delays could also shorten any periods during which we may have the exclusive right to commercialize its product candidates, if approved, or allow our competitors to bring competing products to market before it does, which could impair our ability to successfully commercialize our product candidates.

In addition, the clinical trial requirements of the FDA and other foreign regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty, and intended use and market of the potential products. The regulatory approval process for product candidates such as ours can be more expensive and take longer than for other, better known, or more extensively studied pharmaceutical or other product candidates. Regulatory agencies administering existing or future regulations or legislation may not allow production and marketing of products utilizing gene regulation technology in a timely manner or under technically or commercially feasible conditions. Regulatory action or private litigation could result in expenses, delays or other impediments to our research programs or the future commercialization of resulting products.

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Further, if the results of our future clinical trials are inconclusive or if there are safety concerns or serious adverse events associated with our product candidates, it may be delayed in obtaining marketing approval, or not obtain marketing approval at all, obtain approval with labeling that includes significant use or distribution restrictions or safety warnings, and/or have regulatory authorities withdraw or suspend their approval or impose restrictions on distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) or equivalent steps imposed by foreign authorities among other results. We could also encounter delays if physicians encounter unresolved ethical issues associated with enrolling patients in our future clinical trials of its product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles.

Additionally, the FDA or comparable foreign authority or an independent institutional review board (“IRB”) or Ethics Committee (“EC”) may also suspend our future clinical trials at any time if it appears that we or our collaborators are failing to conduct a trial in accordance with regulatory requirements, including the FDA’s Good Clinical Practice (“GCP”) regulations, or equivalent foreign rules that it is exposing participants to unacceptable health risks, or if the FDA or comparable foreign authority finds deficiencies in our investigational new drug (“IND”) applications or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for commencement and completion of future clinical trials. If we experience delays in the commencement or completion of our future clinical trials, or if we terminate a clinical trial prior to completion, the commercial prospects of our product candidates could be negatively impacted, and our ability to generate revenues from our product candidates may be delayed.

If we encounter difficulties in enrolling patients in our future clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

The timely completion of our future clinical trials in part depends on patient enrollment, and as such identifying and qualifying patients to participate in our future clinical trials is critical to our success in therapeutics. We may encounter difficulties in enrolling a sufficient number of eligible patients to participate in its future clinical trials, thereby delaying or preventing development and approval of our product candidates. Even once enrolled, we may be unable to retain a sufficient number of patients to complete any of its trials. There are limited patient pools from which to draw in order to complete our future clinical trials in a timely and cost-effective manner. If any such patient enrolled in our future Phase 1 trials has to drop out due to pre-existing health issues or due to a serious adverse effect, or otherwise dies, and we are not able to recruit additional patients in a timely manner, or at all, our clinical trials could be delayed or otherwise halted. As such, despite diligent planning of our clinical trials and analysis of their feasibility regarding patient recruitment, it may experience difficulties, delays or inability in patient enrollment in our clinical trials for a variety of reasons, including:

●	the size and nature of the patient population;

●	the severity and incidence of the disease under investigation;

●	the design of the trial and the complexity for patients and clinical sites;

●	the general health condition of the patient and their immune broadly;

●	the risk that patients’ general health conditions do not allow the conduct of study/screening procedures (such as leukapheresis), the manufacture of therapeutic product or application of the appropriate standard-of-care treatment or application of the Stupp regimen;

●	the ability to consistently manufacture FLEX-NK™ engager product candidates in sufficient quantities at sufficient activity and/or transduction efficiency to provide a suitable therapeutic dose of FLEX-NK cell engager antibodies;

●	competing clinical trials for similar therapies, other new therapeutics, new combination treatments, new medicinal products;

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●	clinicians’ and patients’ perceptions as to the potential advantages and side effects of the product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved or become standard of care for the indications we are investigating;

●	the ability to obtain and maintain patient consents due to various reasons;

●	the risk that enrolled subjects will drop out, develop complications or die before completion of the trial;

●	the ability to develop and provide appropriate screening, product characterization and release assays;

●	patients failing to complete a clinical trial or returning for post-treatment follow-up;

●	our ability to manufacture the requisite materials for a patient and clinical trial; and

●	inability of clinical sites to enroll patients as health care capacities are required to cope with natural disasters, epidemics or other health system emergencies.

Our efforts to build relationships with patient communities may not succeed, which could result in delays in patient enrollment in our clinical trials. Any negative results we may report in clinical trials of our product candidates may make it difficult or impossible to recruit and retain patients in other clinical trials of that same product candidate. Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop its product candidates or could render further development impossible. In addition, we may rely on clinical research organizations (“CROs”) and clinical trial sites to ensure proper and timely conduct of our future clinical trials and, while it intends to enter into agreements governing their services, we will be limited in its ability to ensure their actual performance.

We may not be able to file Investigational New Drug Applications to commence future clinical trials on the timelines it expects, and even if it is able to, the FDA or comparable foreign authority may not permit us to proceed.

We expect our pipeline to lead to multiple investigational new drug applications (“INDs”), starting in 2025. We cannot be sure that submission of an IND will result in the FDA or comparable foreign authority allowing testing and clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such clinical trials. The manufacturing of our product candidates remains an emerging and evolving field. Accordingly, we expect that chemistry, manufacturing and control related topics, including product specifications, will be a focus of IND reviews, which may delay the clearance of INDs or equivalent foreign applications. Additionally, even if such regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, or equivalent foreign applications or clinical trial application, we cannot guarantee that such regulatory authorities will not change their requirements in the future.

Our product candidates may cause serious adverse events or undesirable side effects or have other properties that may delay or prevent regulatory approval, cause us to suspend or discontinue clinical trials, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

During the conduct of clinical trials, patients report changes in their health, including illnesses, injuries and discomforts, to their doctor. Often, it is not possible to determine whether or not the product candidate being studied caused these conditions. Regulatory authorities may draw different conclusions or require additional testing to confirm these determinations, if they occur. Many times, side effects are only detectable after investigational drugs are tested in large-scale pivotal trials or, in some cases, after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that any of our product candidates have side effects or cause serious or life-threatening side effects, the development of the product candidate may fail or be delayed, or, if the product candidate has received regulatory approval, such approval may be revoked, which would harm our business, prospects, operating results and financial condition.

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Undesirable side effects caused by our product candidates, delivery methods or dosage levels could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authority. As a result of safety or toxicity issues that we may experience in its clinical trials, we may be placed on clinical hold and not receive approval to market any product candidates, which could prevent it from ever generating revenues or achieving profitability. Results of our trials could reveal an unacceptably high severity and incidence of side effects, or side effects outweighing the benefits of our product candidates. In such an event, our studies could be delayed, suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of our product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims.

As we start developing its lead product candidates and anticipate initiating clinical trials of our additional product candidates, serious adverse events, (“SAEs”), undesirable or potentially fatal side effects, cytokine release syndrome, viral or bacterial infections, relapse of disease or unexpected characteristics may emerge causing it to abandon these product candidates or limit their development to more narrow uses or subpopulations in which the SAEs or undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective or in which efficacy is more pronounced or durable. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff, and inadequate training in recognizing or managing the potential side effects of our product candidates could result in patient injury or death. Should we observe SAEs in its clinical trials or identify undesirable side effects or other unexpected findings, our trials could be delayed or even terminated and our development programs may be halted entirely.

Additionally, if any of our product candidates receive regulatory approval, and we or others later identify undesirable side effects caused by such product, a number of potentially significant negative consequences could result. The product could face a recall or withdrawal from the market, the FDA could also issue a safety alert about the product or require us to adopt a REMS to ensure that the benefits of treatment with such product candidate outweigh the risks for each potential patient, which may include, among other things, a communication plan to health care practitioners, patient education, extensive patient monitoring or distribution systems and processes that are highly controlled, restrictive and more costly than what is typical for the industry. Our collaborators may also be required to adopt a REMS or engage in similar actions, such as patient education, certification of health care professionals or specific monitoring, if we or others later identify undesirable side effects caused by any product that we develop alone or with collaborators.

Any of these events could diminish the usage or otherwise limit the commercial success of our product candidates and prevent it from achieving or maintaining market acceptance of the affected product candidate, if approved by applicable regulatory authorities.

Interim, “top-line” and preliminary data from our clinical trials that it announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim, “top-line” or preliminary data from its clinical trials. Interim, “top-line” or preliminary data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data becomes available. Interim, “top-line” and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim, “top-line,” and preliminary data should be viewed with caution until the final data are available. Differences between interim, “top-line” and preliminary data and final data could significantly harm our business prospects and may cause the trading price of our common stock to fluctuate significantly.

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Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the future approvability or commercialization of the particular product candidate or product and our business in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or our business. If the interim, “top-line,” or preliminary data that we report differs from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for and commercialize our product candidates, our business, operating results, prospects or financial condition may be harmed.

We face significant competition from other biotechnology and pharmaceutical companies, which may result in others discovering, developing, or commercializing products before or more successfully than we do.

The clinical and commercial landscape in the indications we are targeting, as well as the field of immune-oncology, is highly competitive. We may face potential competition with respect to its current product candidates and may face competition with respect to any other product candidates that it may seek to develop or commercialize in the future from pharmaceutical and biotechnology companies, academic institutions, government agencies and other public and private research institutions.

Many of our current or potential competitors have greater financial and other resources, larger research and development staffs, and more experienced capabilities in researching, developing and testing products than we do. Many of these companies also have more experience in conducting clinical trials, obtaining FDA and other equivalent foreign regulatory approvals, and manufacturing, marketing and distributing therapeutic products. Smaller or clinical-stage companies like us may successfully compete by establishing collaborative relationships with larger pharmaceutical companies or academic institutions. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any products that we may develop. Furthermore, currently approved products could be discovered to have application for treatment of cancer and other diseases, which could give such products significant regulatory and market timing advantages over any of our product candidates. In addition, large pharmaceutical companies or other companies with greater resources or experience than we may choose to forgo therapy opportunities that would have otherwise been complementary to our product development and collaboration plans. Our competitors may succeed in developing, obtaining patent protection for, or commercializing their products more rapidly than us, which could result in our competitors establishing a strong market position before we are able to enter the market. A competing company developing or acquiring rights to a more effective therapeutic product for the same diseases targeted by us, or one that offers significantly lower costs of treatment could render our products noncompetitive or obsolete. We may not be successful in marketing any product candidates it may develop against competitors.

We face substantial competition from multiple sources, including large and specialty pharmaceutical, biopharmaceutical and biotechnology companies, academic research institutions and governmental agencies and public and private research institutions.

Our competitors compete with it on the level of the technologies employed, or on the level of development of product candidates. In addition, many small biotechnology companies have formed collaborations with large, established companies to (i) obtain support for their research, development and commercialization of products or (ii) combine several treatment approaches to develop longer lasting or more efficacious treatments that may potentially directly compete with our current or future product candidates. We anticipate that we will continue to face increasing competition as new therapies and combinations thereof, technologies, and data emerge within the field of immunotherapy and, furthermore, within the treatment of cancers.

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We intend to study our product candidates in patient populations with significant comorbidities, and these patients may also receive treatment with cytotoxic lymphodepletion agents and other immunotherapies, and/or other treatments, and/or other treatments that may result in deaths or serious adverse or unacceptable side effects and require us to abandon or limit our clinical development activities.

Patients treated with our product candidates in clinical trials may also receive treatment with cytotoxic lymphodepletion agents and other immunotherapies and/or other treatments, and may therefore experience side effects or adverse events, including death, that are unrelated to our product candidates. While these side effects or adverse events may be unrelated to our product candidates, they may still affect the success of our clinical studies. The inclusion of critically ill patients in our clinical studies may result in deaths or other adverse medical events due to underlying disease or to other therapies or medications that such patients may receive. Any of these events could prevent us from advancing its product candidates through clinical development, and from obtaining regulatory approval, and would impair our ability to commercialize its product candidates. Any inability to advance our existing product candidates or any other product candidate through clinical development may have a material adverse effect on our business.

We may not identify or discover other product candidates and may fail to capitalize on programs or product candidates that may present a greater commercial opportunity or for which there is a greater likelihood of success.

Our efforts to identify and develop additional product candidates will require substantial technical, financial and human resources, whether or not any product candidates are ultimately identified. We may also broaden the reach of our FLEX-NK™ cell engager antibody platform by selectively in-licensing technologies or product candidates. Alternately, our efforts may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development, approved products or commercial revenues for many reasons, including the following:

●	the methodology used may not be successful in identifying potential product candidates;

●	competitors may develop alternatives that render any product candidates it develops obsolete;

●	any product candidates it develops may be covered by third parties’ patents or other exclusive rights;

●	a product candidate may demonstrate harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

●	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

●	a product candidate may not be accepted as safe and effective by physicians, patients, the medical community or third-party payors.

We have limited financial and management resources and, as a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater market potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products, including attractive or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in circumstances under which it would have been more advantageous for it to retain sole development and commercialization rights to such product candidate. In addition, we may not be successful in replicating our approach to product candidate development for other disease indications. If we are unsuccessful in identifying and developing additional product candidates or are unable to do so, our business may be harmed.

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If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability as a result of the future clinical testing of our product candidates and will face an even greater risk if it commercializes any products. For example, we may be sued if our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing, or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of its product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in one or more of the following:

●	decreased demand for our product candidates;

●	injury to our reputation;

●	withdrawal of clinical trial participants;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources; and

●	the inability to commercialize any product candidate.

Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products it develops, alone or with corporate collaborators. Our insurance policies may also have various exclusions, and we may be subject to a product liability claim for which it has no coverage. Assuming we obtain clinical trial insurance for our clinical trials, we may have to pay amounts awarded by a court or negotiated in a settlement that exceeds our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle it to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Risks Related to Our Therapeutics Manufacturing

The manufacturing of our product candidates will be very complex. We are subject to a multitude of manufacturing risks, any of which could substantially increase our costs, delay our programs or limit supply of our product candidates.

Historically, engineered antibodies have been particularly difficult to manufacture and Contract Manufacturing Organizations, (“CMOs”), and we have limited experience in the manufacturing of bispecific antibodies to selectively activate NK cells. The process of manufacturing our product candidates is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, contamination and inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination in accordance with current good manufacturing practice (“cGMP”).

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Any adverse developments affecting manufacturing operations for our product candidates, if any are approved, may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of our products. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives. Furthermore, it is too early to estimate our cost of goods sold. The actual cost to manufacture our product candidates could be greater than we expect because it is early in our development efforts.

We depend on strategic partnerships and collaboration arrangements for the development of our FLEX-NK™ bispecific antibody platform, including Yissum for NKp46 antibodies, INSERM for CD38 antibodies, NCI for GPC3 antibodies, and CytoLynx Therapeutics for development and commercialization in Greater China, and if these arrangements are unsuccessful, this could result in delays and other obstacles in the development, manufacture or commercialization of any of our product candidates.

Our strategy for fully developing and commercializing our therapeutic candidates is dependent upon maintaining our current arrangements and establishing new arrangements with research collaborators, corporate collaborators and other third parties. We currently have corporate and academic collaboration agreements with a number of counterparties including INSERM, NCI, Yissum and CytoLynx Therapeutics. These corporate collaboration agreements provide for, among other things, our need to pay for research funding and significant future payments should certain development, regulatory and commercial milestones be achieved. Under certain of these arrangements, our corporate collaborators are responsible for:

●	electing to advance product candidates through preclinical and into clinical development;

●	conducting clinical development and obtaining required regulatory approvals for product candidates; and

●	commercializing any resulting products.

As a result, we may not be able to conduct these corporate collaborations in the manner or on the time schedule it currently contemplates, which may negatively impact our therapeutics business operations.

This lack of control over the research funding for, and the development and commercialization of, certain of our product candidates could cause delays or other difficulties in the development and commercialization of our product candidates, which may prevent completion of research and development activities and intended regulatory filings in a timely fashion, if at all. Because we expect to continue to rely on our current corporate collaborators and to enter into new collaborations in the future, the development and commercialization of any of our product candidates could be substantially delayed, and our ability to receive future funding could be substantially impaired if one or more of our current or future collaborators:

●	shifts our priorities and resources away from our collaborations due to a change in business strategies, or a merger, acquisition, sale or downsizing of our company or business unit;

●	ceases development in therapeutic areas which are the subject of our collaboration;

●	fails to select a product candidate for advancement into preclinical development, clinical development, or subsequent clinical development into a marketed product;

●	changes the success criteria for a particular product candidate, thereby delaying or ceasing development of such product candidate;

●	significantly delays the initiation or conduct of certain activities which could delay our receipt of milestone payments tied to such activities, thereby impacting our ability to fund our own activities;

●	develops a product candidate that competes, either directly or indirectly, with our product candidates;

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●	does not obtain the requisite regulatory approval of a product candidate;

●	does not successfully commercialize a product candidate;

●	encounters regulatory, resource or quality issues and are unable to meet demand requirements;

●	exercises its rights under the agreement to terminate the collaboration, or otherwise withdraws support for, or otherwise impairs development under the collaboration;

●	disagrees on the research, development or commercialization of a product candidate resulting in a delay in milestones, royalty payments or termination of such product candidate; and

●	uses our proprietary information or intellectual property in such a way as to jeopardize our rights in such property.

In addition, the termination of any future strategic partnership or collaboration arrangement may prevent us from receiving any milestone, royalty payment, sharing of profits, and other benefits under such agreement and prevent us from being able to advance our therapeutic products toward commercialization. Furthermore, disagreements with these parties could require or result in litigation or arbitration, which would be time-consuming and expensive. Any of these events could have a material adverse effect on our ability to develop and commercialize any of our therapeutic product candidates and may adversely impact our business, prospects, financial condition, and results of operations.

We rely upon third parties to conduct certain research and development activities and assist us with our preclinical trials and future clinical trials and commercial sale, if approved, of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, it may not be able to timely develop, manufacture, obtain regulatory approval for or commercialize our product candidates.

We utilize independent investigators and collaborators, such as universities, medical institutions, CROs and strategic partners to conduct certain research and future clinical trials as required under our partnership and collaboration agreements. We must negotiate budgets and contracts with CROs and study sites, which may result in delays to our development timelines and increased costs. We will rely on these third parties over the course of our future clinical trials, and we only controls certain aspects of their activities. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that, upon inspection, such regulatory authorities will determine that any of our clinical trials comply with the GCP regulations. In addition, our clinical trials must be conducted with biologic product produced under cGMPs and will require many test patients. Our failure or any failure by these third parties to comply with these regulations or to recruit enough patients may require it to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting our clinical trials are not and will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether or not they devote sufficient time and resources to our ongoing preclinical, clinical and nonclinical programs. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could affect their performance. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize our product candidates. As a result, our commercial prospects for our product candidates could be harmed, our costs could increase and our ability to generate therapeutics revenue could be delayed.

If any of our relationships with trial sites, or any CRO that it may use in the future, terminates, we may not be able to enter into arrangements with alternative trial sites or CROs or do so on commercially reasonable terms. Switching or adding third parties to conduct our clinical trials involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines.

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A disruption to our internal or third-party manufacturing operations, or our third-party suppliers’ or manufacturers’ inability to manufacture sufficient quantities of our antibody and cell product candidates at acceptable quality levels or costs, or at all, could materially and adversely affect our business.

We work with several third-party manufacturers and suppliers for the production of our antibody and cell product candidates. We have a long-term relationship with STC Biologics for the manufacturing of our NY-303 and NY-338 products.

Developing manufacturing processes to support clinical trial and commercialization requirements is a difficult and uncertain task, and there are risks associated with scaling to the level required for clinical trials or commercialization, including, among others, cost overruns, potential problems with process scale-out, process reproducibility, stability and purity issues, lot consistency, and timely availability of acceptable reagents and raw materials. If we are unable to scale to the level required for the conduct of clinical trials or commercialization, it may not be able to produce our antibody product candidates in a sufficient quantity to conduct ongoing and planned clinical trials, or to meet demand if any antibody product candidates are approved for commercialization.

We will be dependent and expect to continue to be substantially dependent on our third-party manufacturing facility, STC Biologics, for the production of our antibody product candidates, and we rely, and expect to continue to rely, on other future third parties for the manufacture of certain components and also to manufacture our antibody product candidates, when needed for use in conducting clinical trials. The third-party facilities used to manufacture our antibody and cell product candidates, must be evaluated by the FDA or other foreign regulatory agencies pursuant to inspections that will be conducted after it submits an application to the FDA or other comparable foreign regulatory authorities. If the FDA or a comparable foreign regulatory authority finds deficiencies with, takes enforcement actions against, or does not approve these facilities for the manufacture of our antibody product candidates or if it later finds deficiencies, take enforcement actions, or withdraw any such approval in the future, it may not be able to locate additional or replacement facilities to produce such antibody product candidates or materials in a timely manner and on commercially reasonable terms, or at all. This would significantly impact our ability to develop, obtain regulatory approval for or market our antibody product candidates, if approved, and could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our antibody product candidates. We have not yet caused any antibody product candidates to be manufactured or processed on a commercial scale and may not be able to do so. We intend to make changes as we work to optimize the therapeutics manufacturing process, and we cannot be sure that even minor changes in the process will result in products that are capable or safe and effective.

Because we rely on third parties for the manufacture of certain components and the antibody product candidates themselves, we are required to transfer certain manufacturing process know-how and certain intermediates to third parties, including larger-scale facilities operated by a CMO or by us, to facilitate manufacture of our antibody product candidates for clinical trials and commercialization. Transferring manufacturing testing and processes and know-how is complex and involves review and incorporation of both documented and undocumented processes that may have evolved over time. In addition, transferring production to different facilities may require utilization of new or different processes to meet the specific requirements of a given facility. We and any CMOs or third parties that we engage for manufacturing its antibody product candidates will need to conduct significant development work to transfer these processes and manufacture each of our antibody product candidates for clinical trials and commercialization. In addition, we may be required to demonstrate the comparability of material generated by any CMO or third parties that we engage for manufacturing our antibody product candidates with material previously produced and used in testing. Any inability to manufacture comparable drug product by us or its CMOs could delay the continued development of our antibody product candidates.

Furthermore, certain of the components currently used in manufacturing the antibody product candidates are research-grade only, and it may encounter problems obtaining or achieving adequate quantities and quality of clinical grade materials that meet FDA, the European Medicines Agency (“EMA”), European Union Member State competent authorities’ or other applicable standards or specifications with consistent and acceptable production yields and costs. In addition, if contaminants are discovered in our supply of antibody product candidates or in our manufacturing facilities or those of our third-party suppliers and manufacturers, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. Any such events could delay or prevent our ability to obtain regulatory approval for or commercialize our antibody product candidates, which could adversely affect our business, prospects, financial condition and results of operations.

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Further, our reliance on third-party manufacturers entails risks it would not be subject to if it manufactured antibody product candidates, including:

●	inability to meet our product specifications and quality requirements consistently;

●	delay or inability to procure or expand sufficient manufacturing capacity;

●	issues related to scale-up of manufacturing;

●	costs and validation of new equipment and facilities required for scale-up;

●	our third-party manufacturers may not be able to execute our manufacturing procedures and other logistical support requirements appropriately;

●	our third-party manufacturers may fail to comply with cGMP requirements and other inspections by the FDA or other comparable foreign regulatory authorities;

●	our inability to negotiate manufacturing agreements with third parties under commercially reasonable terms, if at all;

●	breach, termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;

●	reliance on single sources for reagents and components;

●	lack of qualified backup suppliers for those components that are currently purchased from a sole or single-source supplier;

●	our third-party manufacturers may not devote sufficient resources to our antibody product candidates;

●	we may not own, or may have to share, the intellectual property rights to any improvements made by our third-party manufacturers in the manufacturing process for our antibody product candidates;

●	operations of our third-party manufacturers or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier; and

●	carrier disruptions or increased costs that are beyond our control.

In addition, if we enter into a strategic collaboration with a third party for the commercialization of our current or any future antibody and cell product candidates, we will not be able to control the amount of time or resources that the third party will devote to such efforts. If any strategic collaborator does not commit adequate resources to the marketing and distribution of our current or any future antibody product candidates, it could limit our potential revenues.

Any adverse developments affecting manufacturing operations for our antibody and cell product candidates may result in lot failures, inventory shortages, shipment delays, product withdrawals or recalls or other interruptions in the supply of our drug product which could prevent the administration to patients and delay the development of our antibody product candidates. We may also have to write off inventory, incur other charges and expenses for supply of drug product that fails to meet specifications, undertake costly remediation efforts, or seek more costly manufacturing alternatives.

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Any of these events could lead to clinical trial delays or failure to obtain regulatory approval, or impact our ability to successfully commercialize our current or any future antibody product candidates once approved. Some of these events could be the basis for FDA action, including public warnings, injunction, request for recall, seizure, or total or partial suspension of production.

Our product candidates rely on the availability of specialty raw materials, which may not be available to us on acceptable terms or at all.

Our product candidates require many specialty raw materials, some of which are manufactured by small companies with limited resources and experience to deliver raw materials to our specifications. Further, some of our suppliers may not be able to scale-up as we move to clinical trials or commercialization. Accordingly, we may experience delays in receiving, or fail to secure entirely, key raw materials to support clinical or commercial manufacturing. Certain raw materials also require third-party testing, and some of the testing service companies may not have capacity or be able to conduct the testing that we request.

We also face competition for supplies from other cell therapy companies. Such competition may make it difficult for us to secure raw materials or the testing of such materials on commercially reasonable terms or in a timely manner.

Some raw materials are currently available from a single supplier, or a small number of suppliers. We cannot be sure that these suppliers will remain in business or that they will not be purchased by one of our competitors or another company that is not interested in continuing to produce these materials for our intended purpose. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and we may experience delays in meeting demand in the event we must switch to a new supplier. The time and effort to qualify a new supplier, including to meet any regulatory requirements for such qualification, could result in additional costs, diversion of resources or reduced manufacturing yields, any of which would negatively impact our operating results. Further, we may be unable to enter into agreements with a new supplier on commercially reasonable terms, which could have a material adverse impact on our business.

If conflicts arise between us and our collaborators or strategic partners, these parties may act in a manner adverse to us and could limit our ability to implement its strategies.

If conflicts arise between us and our corporate or academic collaborators or strategic partners, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Some of our academic collaborators and strategic partners are conducting multiple product development efforts within each area that is the subject of the collaboration with us. Our collaborators or strategic partners, however, may develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations. Competing products, either developed by the collaborators or strategic partners or to which the collaborators or strategic partners have rights, may result in the withdrawal of partner support for our product candidates.

Some of our collaborators or strategic partners could also become our competitors in the future. Our collaborators or strategic partners could develop competing products, preclude us from entering into collaborations with their competitors, fail to obtain timely regulatory approvals, terminate their agreements with us prematurely, or fail to devote sufficient resources to the development and commercialization of products. Any of these developments could harm our therapeutic product development efforts.

Some of our strategic collaborators or partners have the right to terminate their agreements with us, including for our failing to achieve certain milestones or make payments under the agreements, not actively pursuing development of a licensed product, or for materially breaching the agreement and failing to cure such breach within a specific grace period. Our strategic collaborators or partners may also want to discontinue collaborations upon assessing our progress on such development program. If our strategic collaborators or partners terminate their agreements with them or discontinue joint collaborations on a program, we may be required to significantly delay, scale back or discontinue the development or commercialization of one or more of its product candidates or curtail or restructure its operations, any of which could have a material adverse effect on our business and operations.

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We may seek to form collaborations in the future with respect to our product candidates, but may not be able to do so, which may cause us to alter our development and commercialization plans.

The advancement of our product candidates and development programs and the potential commercialization of our current and future product candidates will require substantial additional cash to fund expenses. For some of our programs, we may seek to collaborate with pharmaceutical and biotechnology companies to develop and commercialize such product candidates, such as our collaborations with the Hebrew University of Jerusalem for NKp46 antibodies, INSERM for CD38 antibodies, NCI for GPC3 antibodies, and CytoLynx Therapeutics for development and commercialization in Greater China, any of these relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, or disrupt our management and business.

We face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Whether we reach a definitive agreement for other collaborations will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the progress of our clinical trials, the likelihood of approval by the FDA or comparable regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge, and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one for our product candidate. Further, we may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for future product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view them as having the requisite potential to demonstrate safety and efficacy. Any delays in entering into new collaborations or strategic partnership agreements related to any product candidate we develop could delay the development and commercialization of its product candidates.

Our business involves the use of hazardous materials which requires that we, and our third-party manufacturers and suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict or interrupt its business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the generation, storage, use and disposal of hazardous materials, including the components of its product candidates, such as genetically modified cells, and other hazardous compounds and wastes. We and our third-party manufacturers and suppliers are subject to environmental, health and safety laws and regulations governing, among other matters, the use, manufacture, generation, storage, handling, transportation, discharge and disposal of these hazardous materials and wastes and worker health and safety. In some cases, these hazardous materials and various wastes resulting from their use may be stored at our facilities and our third-party manufacturers’ facilities pending their use and disposal. In addition, we and our third-party manufacturers must supply all necessary documentation in support of a BLA or equivalent foreign application on a timely basis and must comply with the FDA’s applicable regulations, including GLP and cGMP and equivalent foreign provisions. The facilities and quality systems of some or all of our third-party manufacturers and suppliers, as well as any facilities and quality systems it may have in the future, must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or its other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If these facilities do not pass a pre-approval plant inspection, FDA approval, or comparable foreign approval of the products will not be granted. The regulatory authorities also may, at any time following approval of a product for sale, audit our manufacturing facilities or those of our third-party manufacturers and suppliers. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time-consuming for us or a third party to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom it contracts could materially harm our business.

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If we or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA, or comparable foreign authority, can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation or variation of a pre-existing approval.

Additionally, if supply from one approved manufacturer is interrupted, there could be a significant disruption in commercial supply. An alternative manufacturer would need to be qualified and approved through a BLA supplement, or equivalent foreign step, which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause the delay of clinical trials, regulatory submissions, required approvals or commercialization of our product candidates, cause us to incur higher costs and prevent us from commercializing our products successfully.

Furthermore, if our suppliers fail to meet contractual requirements, and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical trials may be delayed or we could lose potential revenue.

We cannot eliminate the risk of contamination or injury, which could result in an interruption of our commercialization efforts, research and development efforts and business operations, damages and significant cleanup costs and liabilities under applicable environmental, health and safety laws and regulations. We also cannot guarantee that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials and wastes generally comply with the standards prescribed by these laws and regulations. We may be held liable for any resulting damages costs or liabilities, which could exceed our resources, and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental, health and safety laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. Failure to comply with these environmental, health and safety laws and regulations may result in substantial fines, penalties or other sanctions.

We have established a partnership with CytoLynx for the development and commercialization of our NY-303 bispecific antibody in greater China and there are substantial operational, financial, regulatory and political risks with this collaboration

We are dependent on CytoLynx for the development of our NY-303 bispecific antibody for commercialization in greater China. There are substantial operational, financial, regulatory and political risks with this collaboration. There is no guarantee that CytoLynx can adequately transfer the required know how from Naya to ensure timely manufacturing and clinical development in China. The China development may require substantial investments and CytoLynx may not be able to raise sufficient capital to fund its operations and therefore we may not realize part of all of the potential $157 million in revenue as described above in the Key Third Party Relationship section.

Accordingly, our partnership with CytoLynx is affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

●	the degree of government involvement;

●	the level of development;

●	the growth rate;

●	the control of foreign exchange;

●	access to financing; and

●	the allocation of resources.

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While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese economy has also experienced certain adverse effects due to the recent global financial crisis. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us, and by government policies or guidance aimed at curtailing the perceived over-capacity of certain industry sectors, such as pharmaceutical companies. The Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which could in turn reduce the demand for our products and materially and adversely affect our operating results and financial condition.

The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Any adverse change in the economic conditions or government policies in China could have a material and adverse effect on overall economic growth and the level of investments in health industries in China, which in turn could lead to a reduction in demand for our products and consequently have a material and adverse effect on our business.

Risks Related to Our Intellectual Property

Our products incorporate intellectual property rights developed by us that may be difficult to protect or may be found to infringe on the rights of others.

While we currently have U.S. and international patents pending, these potential patents may be challenged, invalidated or circumvented, and ultimately may not be granted. In addition, any rights granted under these potential patents may not provide any competitive advantages. Certain countries, including the United States and in Europe, could place restrictions on the patentability of various medical devices which may materially affect our business and competitive position. Additionally, the laws of some foreign countries, in particular China and India, do not protect our proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending our proprietary rights in these countries. In addition to relying on patent, copyright and trademark laws, we also utilize a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements to protect our intellectual property rights. However, these measures may not be adequate to prevent or deter infringement or other misappropriation. Further, our intellectual property rights may be found to infringe on intellectual property rights of third parties. Moreover, we may not be able to detect unauthorized use or take appropriate and timely steps to establish and enforce our proprietary rights. Existing laws of some countries in which we conduct business offer only limited protection of our intellectual property rights, if at all. As the number of market entrants as well as the complexity of technology in the fertility marketplace increases, the possibility of functional overlap and inadvertent infringement of intellectual property rights also increases.

We may be forced to defend our intellectual property rights from infringement through expensive legal action.

Third parties may in the future assert claims against us alleging infringement on their intellectual property rights. Defending such claims may be expensive, time consuming and divert the efforts of our management and/or technical personnel. Because of litigation, we could be required to pay damages and other compensation, develop non-infringing products or enter into royalty and/or licensing agreements. However, we cannot be certain that any such licenses, will be made available to us on commercially reasonable terms.

We regard our trade secrets, patents and similar intellectual property as important to our operations. To protect our proprietary rights, we rely on intellectual property and trade secret laws, as well as confidentiality and license agreements with certain employees, customers and third parties. No assurance can be given that our intellectual property will not be challenged, invalidated, infringed or circumvented. If necessary, we intend to defend our intellectual property rights from infringement through legal action, which could be very costly and could adversely affect our ability to achieve and maintain profitability. Our limited capital resources could put us at a disadvantage if we are required to take legal action to enforce our intellectual property rights.

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Any failure to obtain, maintain, protect, or enforce our intellectual property and proprietary rights, or if the scope of intellectual property protection we obtain are not sufficiently broad, that could impair our ability to compete or protect its proprietary technology and brand.

We rely, and will continue to rely, upon a combination of patents, trade secret protection, and confidentiality agreements to protect the intellectual property related to our proprietary manufacturing methods, proprietary technologies, product candidate development programs, and product candidates. Our success depends in large part on our ability to secure and maintain patent protection in the United States and other countries with respect to our current product candidates and any future product candidates we may develop.

Within Legacy NAYA, we own a total of twenty-four (24) pending patent applications in two families. Each family includes one (1) US patent application, one (1) 1 European patent application, and ten (10) patent applications in other foreign jurisdictions. One family based on WO 2022/216744 covers CYT303; while the other family based on WO 2022/216723 covers CYT338. The Kadouche/CNRS multispecific antibody license for CYT303 and CYT338 includes thirteen (13) patents and patent applications, including three (3) granted US patents and one (1) pending US patent applications, two (2) granted European patents and one (1) pending European patent application, and six (6) granted patents in other foreign jurisdictions. We license from Yissum ten (10) pending patent applications for CYT303 and CYT338, which include one (1) US patent application, one (1) European patent application, and eight (8) patent applications in other foreign jurisdictions. We license from INSERM five (5) pending patent applications for CYT338, of which one (1) is a US patent application, one (1) is European, and 3 are in other foreign jurisdictions. Within NAYA Women’s Health, we currently have U.S. and international patents pending.

We seek to protect our proprietary position by filing or collaborating with licensors to file patent applications in the United States and abroad related to our proprietary technologies, development programs, and product candidates. The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Moreover, the issuance, scope, validity, enforceability, and commercial value of our patent rights are highly uncertain.

Composition of matter patents for biological and pharmaceutical product candidates often provide a strong form of intellectual property protection for those types of products, as such patents provide protection without regard to any method of use. We cannot be certain that the claims in our pending patent applications directed to composition of matter of our product candidates will be considered patentable by the United States Patent and Trademark Office (“USPTO”) or by patent offices in foreign countries. Method of use patents protect the use of a product for the specified method. This type of patent does not prevent a competitor from making and marketing a product that is identical to our product for an indication that is outside the scope of the patented method. Method of manufacturing patents protect the manufacturing process. This type of patent does not prevent a competitor from making and marketing a product that is identical to our product, but manufactured by a method that is outside the scope of the patented manufacturing method. Moreover, even if a competitor’s manufacturing process does infringe or contribute to the infringement of method of manufacturing patents, such infringement is difficult to detect and therefore difficult to prevent or prosecute.

It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. We may not have the right to control the preparation, filing, and prosecution of patent applications or to maintain the rights to patents licensed from or licensed to third parties. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. The patent applications that we own or in-license may fail to result in issued patents with claims that cover our proprietary products and technology, including current product candidates, any future product candidates we may develop, and our FLEX-NK™ cell engager antibody technologies in the United States or in other foreign countries, in whole or in part. Alternately, our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technology or from developing competing products and technologies. It is possible that not all potentially relevant prior art relating to our patents and patent applications have been found, which can prevent a patent from issuing from a pending patent application or can later invalidate or narrow the scope of an issued patent. For example, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions. Even if patents do successfully issue and even if such patents cover our current product candidates, any future product candidates we may develop, and FLEX-NK™ cell engager antibody technologies, third parties may challenge their validity, ownership, enforceability, or scope thereof, which may result in such patents being narrowed, invalidated, or held unenforceable or circumvented. Any successful challenge to these patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful commercialization of any of our product candidates or proprietary technology. In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our product candidates, if approved, or practicing our own patented technology. Our competitors may be able to circumvent our patents by developing similar or alternative product candidates in a non-infringing manner. Further, if we encounter delays in regulatory approvals, the period of time during which it could market a product candidate and its FLEX-NK™ cell engager antibody platform under patent protection could be reduced. If any of our patents expire or are challenged, invalidated, circumvented, or otherwise limited by third parties prior to the commercialization of our product candidates, and if we do not own or have exclusive rights to other enforceable patents protecting our product candidates or technologies, competitors and other third parties could market products and use processes that are substantially similar, or superior, to ours, and our business would suffer.

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If the patent applications we hold or in-license with respect to our product candidates fail to issue, if the validity, breadth, or strength of protection of the resulting patents is threatened, or if the resulting patents fail to provide meaningful exclusivity for any of our current or future product candidates or technology, that could dissuade companies from collaborating with us to develop product candidates, encourage competitors to develop competing products or technologies, and threaten our ability to commercialize future product candidates. Any such outcome could harm our business.

We are party to several intellectual property license agreements which are important to our business, and we expect to enter into additional license agreements in the future. Our existing license agreements impose, and we expect that future license agreements will impose, various diligence, development, and commercialization timelines, milestone payments, royalties and other obligations on us. If we fail to comply with our obligations under these agreements, or if we are subject to a bankruptcy, or, in some cases, under other circumstances, a licensor may have the right to terminate the respective license, in which event we would not be able to market such product candidate(s) covered by such license.

The patent position of biotechnology and pharmaceutical companies is generally highly uncertain, involves complex legal, scientific, and factual questions, and is characterized by the existence of large numbers of patents and frequent litigation based on allegations of patent or other intellectual property infringement, misappropriation, or violation. The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly. In addition, the laws of jurisdictions outside the United States may not protect our rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. Since patent applications in the United States and other jurisdictions are confidential for a period of time after filing, we cannot be certain that we were the first to file for patents covering our inventions. As a result, the issuance, scope, validity, enforceability, and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in the issuance of patents, or may result in the issuance of patents which fail to protect our technology or products, in whole or in part, or which fail to effectively prevent others from commercializing competitive technologies and products.

The issuance of a patent is not conclusive as to its inventorship, ownership, scope, validity, or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the U.S. and abroad. Such challenges may result in loss of ownership or exclusivity or in patent claims being narrowed, invalidated, or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products or limit the duration of the patent protection of our technology and products. We may become involved in opposition, derivation, reexamination, inter partes review, post-grant review, or interference proceedings challenging our owned or licensed patent rights. An adverse determination in any such submission, proceeding, or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Thus, even if our patent applications issue as patents, they may not issue in a form that will provide us with meaningful protection, prevent competitors from competing with us, or otherwise provide us with any competitive advantage.

Moreover, patents have a limited lifespan. The term of an individual patent depends on applicable law in the country where the patent is issued. In the U.S., the natural expiration of a patent is generally 20 years from its application filing date or earliest claimed non-provisional filing date. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our current or future product candidates, we may be open to competition from biosimilar versions of such products. Given the amount of time required for the development, testing, and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our own.

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We depend on intellectual property licensed from third parties, and any failure to comply with our obligations under our license agreements or a termination of any of these license agreements could result in the loss of significant rights, which would harm our business.

We have entered into license agreements with third parties and may need to obtain additional licenses from our existing licensors and others to advance our research or allow commercialization of product candidates and technologies we may develop.

In most of our license agreements (and we expect in our future agreements), we have the right under specified conditions to bring any actions against any third party for infringing on the patents we has exclusively licensed. Certain of our license agreements also require us to meet development thresholds and other obligations to maintain the license, including establishing a set timeline for developing and commercializing products. Disputes may arise regarding intellectual property subject to a licensing agreement, including the following:

●	the scope of rights granted under the license agreement and other interpretation-related issues;
●	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
●	the sublicensing of patents and other rights under our collaborative development relationships;
●	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, and our partners; and
●	the priority of invention of patented technology.

In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

Our existing license agreements impose (and we expect that future license agreements will impose) various diligence, development, and commercialization timelines, milestone payments, royalties, and other obligations on us. If we fail to comply with our obligations under our license agreements, our licensors may have the right to terminate these license agreements, in which event we might not be able to market any product or technology that is covered by these agreements, which could adversely affect the value of the product candidate being developed under the respective license agreement. Termination of these license agreements or reduction or elimination of our licensed rights may also result in us having to negotiate new or reinstated licenses with less favorable terms.

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We may rely on our licensors to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property we license from them. We may have limited control over these activities. For example, we cannot be certain that such activities by these licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. We may have limited control over the manner in which one of our licensors initiate an infringement proceeding against a third party who infringes, misappropriates, or otherwise violates such licensor’s intellectual property rights licensed to us, or defend such intellectual property rights. It is possible that the licensor’s infringement proceeding or defense activities may be less vigorous than if we were to conduct them ourselves.

In spite of our best efforts, our licensors might conclude that we have materially breached our license agreements and might therefore terminate (or seek to terminate) the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to our own. In addition, we may seek to obtain additional licenses from our licensors and, in connection with obtaining such licenses, we may agree to amend our existing licenses in a manner that may be more favorable to the licensors, including by agreeing to terms that could enable third parties (potentially including our competitors) to receive licenses to a portion of the intellectual property that is subject to its existing licenses. The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third party intellectual property rights that we may consider necessary or attractive in order to commercialize our product candidates. We may fail to obtain any of these third-party intellectual property rights at a reasonable cost or on reasonable terms, if at all. Any of these events could harm our competitive position, business, financial conditions, results of operations, and prospects.

Third-party claims of intellectual property infringement may prevent or delay our product discovery and development efforts.

Our commercial success depends in part on avoiding the infringement, misappropriation, or other violation of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing our product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, and as we gain greater visibility and market exposure as a public company, the risk increases that our product candidates may give rise to claims of infringement of the patent rights of others. In addition, many companies in intellectual property-dependent industries, including the biotechnology and pharmaceutical industries, have employed intellectual litigation as a means to gain an advantage over their competitors. Some claimants may have substantially greater resources than we do and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could.

Third parties may assert that we infringe their patents or are otherwise employing their proprietary technology without authorization and may sue us. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may be alleged to infringe. In addition, third parties may obtain patents in the future and claim that our technologies infringe upon these patents. If any third-party patent were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, constructs, or molecules used in or formed during the manufacturing process, or any final therapeutic itself, the holder of any such patent may be able to block our ability to commercialize the therapeutic candidate unless we obtain a license under the applicable patent, or until such patent expires, or it is finally determined to be held not infringed, unpatentable, invalid, or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture, or methods of use, including combination therapy or patient selection methods, the holder of any such patent may be able to block our ability to develop and commercialize the product candidate unless we obtain a license or until such patent expires or is finally determined to be held not infringed, unpatentable, invalid, or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, our ability to commercialize our product candidates may be impaired or delayed, which could in turn significantly harm our business. Moreover, even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property.

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Parties making claims against us may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources from our business and may impact our reputation. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees, for willful infringement, obtain one or more licenses from third parties, pay royalties, or redesign our infringing products, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms if at all. In that event, we would be unable to further develop and commercialize our product candidates, which could harm our business significantly.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. There could also be public announcements of the results of the hearings, motions, or other interim proceedings or developments, and if securities analysts or investors view these announcements in a negative light, the price of our shares of common stock could be adversely affected. In addition, any uncertainties resulting from the initiation and continuation of any litigation or administrative proceeding could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may be subject to claims asserting that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

Certain of our employees, consultants, or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these individuals or that we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel and face increased competition to business. A loss of key research personnel work product could hamper or prevent our ability to commercialize potential technologies and solutions, which could harm our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

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In addition, we may in the future be subject to claims by our former employees, consultants, or advisors asserting an ownership right in our patents or patent applications, as a result of the work they performed on our behalf. Although it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own, and we cannot be certain that our agreements with such parties will be upheld in the face of a potential challenge or that they will not be breached, for which we may not have an adequate remedy. The assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful. Further, our issued patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe our intellectual property rights or those of our licensors. To prevent infringement or unauthorized use, we and/or our licensors may be required to file infringement claims, which can be expensive and time-consuming. Further, our licensors may need to file infringement claims, and our licensors may elect not to file such claims. In addition, in a patent infringement proceeding, a court may decide that a patent Legacy NAYA owns or licenses is not valid, is unenforceable and/or is not infringed. If we or any of our licensors or potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at one of our product candidates, the defendant could counterclaim that our patent is invalid and/or unenforceable in whole or in part. In a patent litigation, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty or written description, obviousness or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO or made a misleading statement during prosecution.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on such product candidate. In addition, if the breadth or strength of protection provided by our patents and patent applications or those of our licensors is threatened, it could dissuade companies from collaborating with us to license, develop, or commercialize current or future product candidates. Such a loss of patent protection would have a material adverse impact on our business.

Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. Such litigation or proceedings could result in or substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Damages or other remedies awarded, if any, may not be commercially meaningful. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

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Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Changes in U.S. patent law or the patent law of other countries or jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our current and any future product candidates.

Obtaining and enforcing patents in the biotechnology and pharmaceutical industry is inherently uncertain, due in part to ongoing changes in the patent laws. Depending on decisions by Congress, the federal courts, the USPTO, and comparable institutions in other jurisdictions, the laws and regulations governing patents, and interpretation thereof, could change in unpredictable ways that could weaken our and our licensors’ or collaborators’ ability to obtain new patents or to enforce existing or future patents. For example, in recent years the U.S. Supreme Court and U.S. Court of Appeals for the Federal Circuit have ruled on several patent cases that have been interpreted to have either narrowed the scope of patent protection or weakened the rights of patent owners in certain situations. Therefore, there is increased uncertainty with regard to our and our licensors’ or collaborators’ ability to obtain patents in the future, as well as uncertainty with respect to the value of patents once obtained. Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our and our licensors’ or collaborators’ patent applications and the enforcement or defense of our or our licensors’ or collaborators’ issued patents.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO proceedings to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action.

In addition, the U.S. Supreme Court and U.S. Court of Appeals for the Federal Circuit have ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce patents that we own, have licensed, or might obtain in the future. Similarly, changes in patent law and regulations in other countries or jurisdictions, changes in the governmental bodies that enforce them, or changes in how the relevant governmental authority enforces patent laws or regulations may weaken our ability to obtain new patents or to enforce patents that we own or have licensed or that we may obtain in the future.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time. If we or our licensors do not obtain patent term extension for our product candidates, our business may be materially harmed.

Given the amount of time required for the development, testing, and regulatory review of product candidates such as NY-303, patents protecting such candidates might expire before or shortly after such candidates are commercialized. We expect to seek extensions of patent terms in the United States and, if available, in other countries where we have or will obtain patent rights. In the United States, the Drug Price Competition and Patent Term Restoration Act of 1984 permits a patent term extension of up to five years beyond the normal expiration of the patent. However, the extension cannot extend the total patent term beyond 14 years from the date of drug approval, which is limited to the approved indication (or any additional indications approved during the period of extension). Furthermore, only one patent per approved product can be extended and only those claims covering the approved product, a method for using it or a method for manufacturing it may be extended. However, the applicable authorities, including the FDA and the USPTO in the United States, and any comparable regulatory authority in other countries, may not agree with our assessment of whether such extensions are available, and may refuse to grant extensions to our patents, or may grant more limited extensions than we request. If this occurs, the period during which we can enforce our patent rights for the applicable product candidate will be shortened and our competitors may obtain approval to market competing products sooner. Additionally, our competitors may be able to take advantage of our investment in development and clinical trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

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We may not be able to protect our intellectual property rights throughout the world.

Although we have rights to issued patents and pending patent applications in the United States and certain other countries, filing, prosecuting, and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we or our licensors have patent protection but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our or our licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our or our licensors’ patents or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our or our licensors’ patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our or our licensors’ patents at risk of being invalidated or interpreted narrowly and our or our licensors’ patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We or our licensors may not prevail in any lawsuits that we or our licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our or our licensors’ efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope, or expiration of a third-party patent, which might adversely affect our ability to develop, manufacture, and eventually market product candidates.

We are developing certain product candidates in highly competitive areas and cannot guarantee that any patent searches or analyses that we may conduct, including the identification of relevant patents or pending patent applications, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending patent application in the United States and abroad that is or may be relevant to or necessary for the commercialization of our product candidates in any jurisdiction. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that were not filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patents or pending patent applications covering our product candidates could have been or may be filed in the future by third parties without our knowledge. Additionally, patents and pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover our product candidates or the manufacturing or use of our product candidates. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent, and the patent’s prosecution history. our interpretation of the relevance or the scope of a patent or a pending patent application may be incorrect, which may negatively impact our ability to market our product candidates. We may incorrectly determine that our product candidates are not covered by a third-party patent or pending patent application or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our product candidates. Our failure to identify and correctly interpret relevant patents or pending patent applications may negatively impact our ability to develop and market our product candidates.

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If we fail to identify or correctly interpret relevant patents or pending patent applications or if we are unable to obtain licenses to relevant patents or pending patent applications, we may be subject to infringement claims. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we fail in any such dispute, in addition to being forced to pay damages, potentially including in the form of future royalties, which may be significant, we may be temporarily or permanently prohibited from commercializing any of our product candidates that are held to be infringing. We might, if possible, also be forced to redesign one or more product candidates so that such candidate no longer infringes the third-party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business and could adversely affect our business, financial condition, results of operations, and prospects.

Obtaining and maintaining our patent rights depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. In addition, periodic maintenance fees, renewal fees, annuity fees, and various other government fees on patents and/or patent applications will have to be paid to the USPTO and various government patent agencies outside the United States over the lifetime of our owned and licensed patents and/or applications and any patent rights we may own or license in the future. We rely on our service providers or our licensors (or their service providers) to pay these fees. We employ reputable law firms and other professionals to help us comply, and we are also dependent on our licensors to take the necessary action to comply with these requirements with respect to our licensed intellectual property. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, nonpayment of fees, and failure to properly legalize and submit formal documents. If we, our service providers, or our licensors (or their service providers) fail to maintain the patents and patent applications covering our products or technologies, we may not be able to stop a competitor from marketing products that are the same as or similar to our product candidates, which would have an adverse effect on our business. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market and this circumstance could harm our business.

In addition, if we fail to apply for or otherwise fail to obtain applicable patent term extensions or adjustments, we will have a more limited time during which we can enforce our granted patent rights. In addition, if we are responsible for patent prosecution and maintenance of patent rights in-licensed to us, any of the foregoing could expose us to liability to the applicable patent owner.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent and trademark protection for our product candidates, we also rely on trade secrets, including unpatented know-how, technology, and other proprietary information, to maintain our competitive position. We seek to protect our trade secrets, in part, by entering into nondisclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors, and other third parties. We have also entered into confidentiality and invention or patent assignment agreements with our employees, advisors, and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets. Further, we cannot guarantee that we have entered into such agreements with each party that may have or has had access to our trade secrets or other proprietary information. Monitoring unauthorized uses and disclosures of our intellectual property is difficult, and Legacy NAYA does not know whether the steps we have taken to protect our intellectual property will be effective. In addition, we may not be able to obtain adequate remedies for any such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, our competitors may independently develop knowledge, methods, and know-how equivalent to our trade secrets. Competitors could purchase our products and replicate some or all of the competitive advantages we derive from our development efforts for technologies on which we do not have patent protection. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations, and systems, agreements or security measures may be breached, and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive, and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach. In addition, our confidential information may otherwise become known or be independently discovered by competitors, in which case we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We rely and expect to continue to rely on trademarks as one means to distinguish any of our product candidates that are approved for marketing from the products of our competitors. We have a registered trademark for our FLEX-NK™ cell engager antibody platform, but have not yet selected trademarks for our product candidates and have not yet begun the process of applying to register trademarks for our current or any future product candidates. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. If our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe our trademarks, and we may not have adequate resources to enforce our trademarks.

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In addition, any proprietary name we propose to use with our current or any other product candidate in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. The FDA typically conducts a review of proposed product names, including an evaluation of the potential for confusion with other product names. If the FDA objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable proprietary product name that would qualify under applicable trademark laws, not infringe the existing rights of third parties, and be acceptable to the FDA.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights are uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

●	others may be able to make molecules that are similar to our product candidates but that are not covered by the claims of any patents, should they issue, that we own or license;

●	We or our licensors might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or license;

●	We or our licensors might not have been the first to file patent applications covering certain of our inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	it is possible that our pending patent applications will not lead to issued patents;

●	issued patents that we own or license may not provide us with any competitive advantages or may be held invalid or unenforceable as a result of legal challenges;

●	Our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights, and then use the information learned from such activities to develop competitive drugs for sale in our major commercial markets;

●	We may not develop additional proprietary technologies that are patentable; and

●	the patents of others may have an adverse effect on our business.

Risks Related to this Offering and Ownership of Shares of our Common Stock

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Assuming that we are able to sell the maximum number of shares of common stock in this offering, we expect that the consummation of this offering could cause the price of our Common Stocks to decline.

In this offering, are offering up to $[●] of our common stock and warrants at a combined assumed price per share of common stock and warrant of $[●]. Assuming that we are able to sell the maximum number of shares of common stock and warrants offered hereby, immediately following the completion of the offering, based on the number of shares outstanding as of [●], 2024, we will have [●] shares of common stock outstanding. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The shares of common stock offered in the offering may be resold in the public market immediately without restriction, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, which may be resold only if registered under the Securities Act or in accordance with the requirements of Rule 144 or another applicable exemption from the registration requirements of the Securities Act. Shares of common stock held by our directors and executive officers will be subject to the lock-up agreements described in the “Plan of Distribution” section of this prospectus. If, after the period during which such lock-up agreements restrict sales of our common stock or if the Placement Agent waives the restrictions set forth therein (which may occur at any time), one or more of these securityholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

We will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds of this offering, including using the proceeds to conduct operations, expand the Company’s business lines, pay existing indebtedness and liabilities, and for general working capital. The Company may also use the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment; however, we seek opportunities and transactions that management believes will be advantageous to the Company and its operations or prospects. We cannot specify with certainty the actual uses of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. We may invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

The warrants offered hereby merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $[●] per share. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase shares of common stock in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid less than the assumed public offering price when they acquired their shares of common stock. Based upon the issuance and sale of [●] shares of common stock by us in this offering at an assumed public offering price of $ [●] per share, you will incur immediate dilution of $ [●] in the net tangible book value per share of common stock. If the underwriters exercise their over-allotment option, or if outstanding options to purchase our common stock are exercised, investors will experience additional dilution. For more information, see “Dilution.”

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock will be delisted from Nasdaq.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

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Minimum Equity Rule

On April 17, 2024, we received a notice from Nasdaq’s Listing Qualifications Staff stating that it had determined to delist our securities as a result of us having reported stockholders’ equity, for the period ended December 31, 2023, that was not in compliance with Nasdaq’s Listing Rule 5550(b)(1) (the “Equity Rule”). The Equity Rule requires our stockholders’ equity to meet or exceed $2,500,000. Normally, Nasdaq listed companies may be provided up to 180 calendar days in which to regain compliance with the Equity Rule. However, we were not eligible for such compliance period as we remained under Panel monitoring having regained compliance previously with the Equity Rule on November 22, 2023.

Upon receipt of the delisting notice, we requested a Panel hearing to ask for additional time to regain Equity Rule compliance. At a Panel hearing held on June 6, 2024, we requested an extension until October 14, 2024, which represents the maximum amount of time grantable by the Panel under Nasdaq rules.

On November 4, 2024, we received a notice from Nasdaq’s Listing Qualifications Staff stating that we had determined that we have demonstrated compliance with the equity requirement of the Equity Rule but that we will be subject to a Mandatory Panel Monitor for a period of one year from October 14, 2024.

If we fail to maintain compliance with the Equity Rule our common stock may be delisted from Nasdaq which could have a material adverse effect on our business, financial condition and results of operations.

Minimum Bid Price

On September 18, 2024, we received a letter from the staff of the Nasdaq listing qualifications group indicating that, based upon the closing bid price of our common stock for the last 34 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under Nasdaq Listing Rule 5550(a)(2).

The notice has no immediate effect on the listing of our common stock, and our common stock will continue to trade on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until May 17, 2025, to regain compliance with the minimum bid price requirement. If at any time before May 17, 2025, the closing bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we do not regain compliance prior to May 17, 2025, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meet the continued listing requirement for market value of publicly-held shares and all other initial   listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notify Nasdaq of our intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

We will continue to monitor the closing bid price of its common stock and will consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. If we do not regain compliance with the minimum bid price requirement within the allotted compliance periods, we will receive a written notification from Nasdaq that our securities are subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance during either compliance period, or maintain compliance with the other Nasdaq listing requirements

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a SEC rule known as “Rule 144”, a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company or that has been at any time previously a shell company. The SEC defines a shell company as a company that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. We are a former shell company.

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The SEC has provided an exception to this unavailability if and for as long as the following conditions are met: (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; (c) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable during the preceding 12 months, other than certain Current Reports on Form 8-K; and (d) at least one (1) year has elapsed form the time the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that it is not a shell company.

Because of our prior history as a shell company, stockholders who receive our restricted securities will only be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet the requirements set forth above. No assurance can be given that we will meet these requirements going forward. Furthermore, any non-registered securities we sell in the future or issue will have limited or no liquidity until and unless such securities are registered with the SEC and/or until we comply with the foregoing requirements.

As a result, it may be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could require us to deploy additional resources. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and/or sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds to develop additional technological advancements, which could cause the value of our securities to decline in value.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our shareholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative conversion and voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. While we have no intention of issuing shares of preferred stock at the present time, we may seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock, each investor’s ownership interest in our stock would be proportionally reduced.

The indemnification rights provided to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against its directors, officers and employees.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the costs of settlement or damage awards against directors, officers, and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from brining a lawsuit against out directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directs or officer even though such actions, if successful, might otherwise benefit us and our stockholders.

Our shares of common stock are thinly traded, and the price may not reflect our value; there can be no assurance that there will be an active market for our shares now or in the future.

We have a trading symbol for our common stock (“NAYA”) and our common stock is currently listed on the Nasdaq Capital Market.

Our shares of common stock are thinly traded, and as such the price, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on, among other things, the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated or, if given, that it will be positive.

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Consequently, investors may not be able to liquidate their investment or may be able to liquidate it only at a price that does not reflect the value of the business. If a more active market should develop, the price may be highly volatile. Due to the possibility of our common stock being priced lower than its actual value, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.

We do not expect to pay any dividends to shareholders.

To date, we have never declared or paid any dividends to our stockholders. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial conditions, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid to stockholders. In the event dividends are paid to stockholders, there is no assurance with respect to the amount of any such dividend.

Our revenue and operating results could fluctuate significantly from quarter to quarter, which may cause our stock price to decline.

Since our inception, we have not generated significant revenue. Our results from year-to-year and from quarter-to-quarter have, and are expected to continue to, vary significantly based on ordering cycles of distributors and partners. As a result, we expect period-to-period comparisons of our operating results may not be meaningful as an indication of our future performance for any future period.

We may have difficulty raising the necessary capital to fund operations and the required $7.5 million in additional payments for the Wisconsin Fertility acquisition because of the thin market and market price volatility for our shares of common stock.

Throughout 2024, there has been a thin market for our shares, and the market price for our shares has been volatile. In recent years, the securities markets in the U.S. and around the world have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, we expect our shares of common stock may also be subject to volatility resulting from market forces over which we will have no control. The success of our products and services may be dependent upon our ability to obtain additional financing through debt and equity or other means. The thin market for our shares, and the volatility in the market price for our shares, may adversely affect our ability to raise needed additional capital.

An active trading market for our common stock may not be sustained. If an active trading market is not sustained, our ability to raise capital in the future may be impaired.

There is limited history of trading for our common stock. Given the lack of trading history of our common stock, there is a risk that an active trading market for our shares may not be sustained, which could put downward pressure on the market price of our common stock and thereby affect your ability to sell shares you purchased. An inactive trading market for our common stock may also impair our ability to raise capital to continue to fund the operations of the combined companies by selling shares and impair our ability to acquire other companies or technologies by using our shares as consideration.

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The trading price of our common stock is highly volatile, which could result in substantial losses for purchasers of our common stock. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

Our stock price is highly volatile. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. In addition, if the market for pharmaceutical and biotechnology stocks or the broader stock market continues to experience a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. As a result of this volatility, you may not be able to sell your common stock at or above the purchase price and you may lose some or all of your investment. The market price for our common stock may be influenced by many factors, including the following:

● the success of existing or new competitive products or technologies;

● regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

● announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

● the timing and results of clinical trials;

● commencement or termination of collaborations for our development programs;

● failure or discontinuation of any of our development programs;

● results of clinical trials of product candidates of our competitors;

● regulatory or legal developments in the United States and other countries;

● developments or disputes concerning patent applications, issued patents or other proprietary rights;

● the recruitment or departure of key personnel;

● the level of expenses related to any of our product candidates or clinical development programs;

● the results of our efforts to develop additional product candidates or products;

● actual or anticipated changes in estimates as to financial results or development timelines;

● announcement or expectation of additional financing efforts;

● sales of our common stock by us, our insiders or other stockholders;

● variations in our financial results or those of companies that are perceived to be similar to us;

● changes in estimates or recommendations by securities analysts, if any, that cover us;

● changes in the structure of healthcare payment systems;

● market conditions in the pharmaceutical and biotechnology sectors;

● general economic, industry and market conditions; and

● the other factors described in this “Risk Factors” section.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for biopharmaceutical companies, which have experienced significant stock price volatility in recent years.

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Related to Market Uncertainties

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, volatile interest rates, rising and fluctuating inflation rates, reduced corporate profitability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. In addition, inflation rates in the U.S. have recently increased to levels not seen in decades.

We believe that the state of global economic conditions are particularly volatile and uncertain, not only in light of the COVID-19 pandemic and the potential global recession resulting therefrom, but also due to recent global tensions and unexpected shifts in political, legislative and regulatory conditions concerning, among other matters, international trade and taxation, and that an uneven recovery or a renewed global downturn may negatively impact our ability to conduct clinical trials on the scale and timelines anticipated. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business or political environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make obtaining any necessary debt or equity financing more difficult, more costly and more dilutive. For example, as a result of political, social, and economic instability abroad, including as a result of armed conflict, war or threat of war, in particular, the current conflict between Russia and Ukraine, including resulting sanctions, terrorist activity and other security concerns in general, there could be a significant disruption of global financial markets, impairing our ability to raise capital when needed on acceptable terms, if at all. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget. To the extent that our profitability and strategies are negatively affected by downturns or volatility in general economic conditions, our business and results of operations may be materially adversely affected.

Our business is affected by macroeconomic conditions, including rising inflation, interest rates and supply chain constraints.

Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, interest rates and overall economic conditions and uncertainties such as those resulting from the current and future conditions in the global financial markets. For instance, rising interest rates have impacted our net income. Recent supply chain constraints have led to higher inflation, which, if sustained, could have a negative impact on our product development and operations. If inflation or other factors were to significantly increase our business costs, our ability to develop our current pipeline and new therapeutic products may be negatively affected. Current capital market conditions, including the impact of inflation, have increased borrowing rates and can be expected to significantly increase our cost of capital as compared to prior periods and could also affect our ability to raise capital on favorable terms, or at all, in order to fund our operations. Similarly, these macroeconomic factors could affect the ability of our third-party suppliers and manufacturers to manufacture clinical trial materials for our product candidates.

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General Risk Factors

We are a Smaller Reporting Company, or SRC, and the reduced disclosure requirements applicable to SRCs may make our common stock less attractive to investors.

We are considered a SRC under Rule 12b-2 of the Exchange Act. We are therefore entitled to rely on certain reduced disclosure requirements, such as an exemption from providing selected financial data and executive compensation information. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company also mean our auditors are not required to review our internal control over financial reporting and may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our common stock prices may be more volatile. We will remain a smaller reporting company until our public float exceeds $250 million or our annual revenues exceed $100 million with a public float greater than $700 million.

We have broad discretion over the use of our cash and cash equivalents and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending our use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us issues an adverse opinion about our company, our stock price would likely decline. If one or more of these analysts ceases research coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Stockholders may be diluted significantly through our efforts to obtain financing and from issuance of additional shares of our common stock, including such issuances of shares for services.

To satisfy certain financial obligations, we have issued and may continue to issue shares of our common stock and we have incurred and may continue to incur debt, which may be convertible into shares of our common stock. We may attempt to raise capital by selling shares of our common stock, possibly with warrants, which may be issued or exercised at a discount to the market price for our common stock. These actions would result in dilution of the ownership interests of existing shareholders, and may further dilute the common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to control us as the shares may be issued to our officers, directors, new employees, or other related parties.

We are subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We are a public reporting company and accordingly subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. We are required to prepare and file annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports. Compliance with such reporting requirements is both time-consuming and costly for us. We may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

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In addition, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the SEC and the securities exchanges, require certain corporate governance practices for public companies. Our management and other personnel have devoted and expect to continue to devote a substantial amount of time to public reporting requirements and corporate governance. These rules and regulations have significantly increased our legal and financial compliance costs and made some activities more time-consuming and costly. If these costs are not offset by increased revenues and improved financial performance, our financial condition and results of operations may be materially adversely affected. These rules and regulations also make it more difficult and more expensive for us to obtain director and officer liability insurance in the future. Additionally, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified personnel to serve on our board of directors or as executive officers.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in our financial statements and negatively impact our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. If we fail to timely develop our internal controls, and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions. As a result, a loss of public confidence in our financial controls and the reliability of our consolidated financial statements may develop ultimately negatively impacting our stock price and our ability to raise additional capital when and as needed.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $____ million if the maximum number of Units being offered are sold, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to utilize the net proceeds of this offering for satisfaction of certain liabilities and contractual obligations, clinical trials, product development, marketing, strengthening the corporate management team, working capital and general corporate purposes. Additionally, we may use a portion of the proceeds for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the proceeds from this offering for any such acquisitions or investments at this time. Pending these uses, we may invest the net proceeds in short-and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors—Risks Related to this Offering and the Ownership of Our Common Stock— We will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.”

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of September 30, 2024;
●	on a pro forma basis to give effect to: (a) the issuance of 190,000 shares of common stock upon the conversion of notes payable, (b) 52,000 shares of common stock issued in consideration for services rendered, and (c) upon the closing of the Legacy NAYA merger (i) the issuance of 328,148 shares of common stock, 459,508 prefunded warrants, 30,375 shares of series C-1 preferred stock, and 8,576 shares of series C-2 preferred stock issued, (ii) the assumption of $4,275,241 of debt, and (iii) the cancellation of 328,780 shares of series A preferred stock and 1,200,000 shares of series B preferred stock, and (d) the sale of $500,000 in debentures; and
●	on a pro forma as adjusted basis to give effect to: (a) the issuance and sale by us of [●] Units at an offering price of $[●] per Unit (assuming that no Units that include Pre-Funded Warrants are sold), and (b) the receipt of approximately $[●] million in net proceeds after deducting the placement agent fees and estimated offering costs payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Securities” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2024
Capitalization in U.S. Dollars	Actual	Pro Forma	Pro Forma As Adjusted (1)
Current Debt
Notes payable – current portion, net	$837,183	$5,132,424	$
Notes payable – related parties, net	880,000	1,170,000
Additional payments for acquisition, current portion	2,500,000	2,500,000
Total current debt	4,217,183	8,802,424
Notes payable, net of current portion	1,134,418	1,134,418
Additional payments for acquisition, net of current portion	5,000,000	5,000,000
Total Debt	10,351,601	14,936,842

Mezzanine Equity
Series C-2 preferred stock, $1,000.00 par value; 8,576 shares authorized; 0, 8,576, and _____shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	-	8,576,000

Shareholders’ Equity
Series A preferred stock, $5.00 par value; 1,000,000 shares authorized; 328,780, 0, and 0 shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	1,643,904	-
Series B preferred stock, $5.00 par value; 1,200,000 shares authorized; 1,200,000, 0, and 0 issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	6,000,000	-
Series C-1 preferred stock, $1,000.00 par value; 1,000,000 shares authorized; 0, 30,375, and _____shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	-	30,375,000
Common stock, $.0001 par value, 50,000,000 authorized, 3,906,072, 4,476,220, and _____ shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	391	443
Additional paid-in capital	55,873,514	51,757,539
Accumulated deficit	(63,541,125)	(63,541,125)
Total shareholders’ equity	(23,316)	18,591,857

Total capitalization	$10,328,285	$42,104,699	$

(1)	The as adjusted number of shares of common stock outstanding after this offering includes the following:

●	3,906,072 shares of common stock outstanding as of September 30, 2024; and

●	___________ shares of common stock to be issued at the closing of this offering;

and excludes the following:

●	164,312 shares of common stock reserved as of September 30, 2024 for future issuance under our 2019 Equity Incentive Plan;

●	97,992 shares of common stock issuable upon exercise of outstanding options as of September 30, 2024 with a weighted average exercise price of $35.20 per share;

●	4,126,432 shares of common stock issuable upon exercise of outstanding warrants and unit purchase options as of September 30, 2024 with a weighted average exercise price of $1.79 per share;

●	537,294 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $1.20 per share;

●	up to _______ shares of common stock issuable upon the exercise of the Placement Agent Warrants; and

●	up to ________ shares of common stock underlying the warrants issued in this offering.

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DILUTION

If you invest in our Units in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of our common stock and the as adjusted net tangible book value per share of its common stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets less total liabilities, divided by the number of shares of its common stock outstanding.

The historical net tangible book value (deficit) of our common stock as of September 30, 2024 was approximately $(14.7) million or $(3.76) per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of common stock outstanding. After giving effect to the Company’s sale of all of the [●] Units offered in this offering (assuming that no units that include Pre-Funded Warrants are sold) at an assumed public offering price of $[●] per Unit after deducting estimated placement agent fees and the Company’s estimated offering expenses, the Company’s pro forma as adjusted net tangible book value as of Sept 30, 2024 would have been $[●] or $[●] per share. This represents an immediate increase in net tangible book value of $[●] per share to the Company’s existing stockholders, and an immediate dilution in net tangible book value of $[●] per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$	[●]
Pro forma net tangible book value per share as of September 30, 2024	$(3.76)
Increase in net tangible book value per share attributable to new investors in this offering

Pro forma, as adjusted net tangible book value, after this offering

Dilution per share to new investors in this offering		$

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $[●] per Unit would increase (decrease) the pro forma as adjusted net tangible book value by $[●] per share and increase (decrease) the dilution to new investors by $[●] per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated Placement Agent fees and estimated expenses payable by us. An increase of 100,000 Units offered by it would increase the pro forma as adjusted net tangible book value by $[●] per share and decrease the dilution to new investors by $[●] per share, assuming the assumed public offering price of $[●] per Unit remains the same and after deducting the estimated Placement Agent fees and estimated expenses payable by the Company. Similarly, a decrease of 100,000 Units offered by the Company would decrease the pro forma as adjusted net tangible book value by $[●] per share and increase the dilution to new investors by $[●] per share, assuming the assumed public offering price of $[●] per Unit remains the same and after deducting the estimated Placement Agent fees and estimated expenses payable by us.

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The above discussion and table are based on 4,476,220 shares of common stock issued and outstanding as of December 13, 2024, and excludes the following:

●	4,590,589 shares of common stock issuable upon exercise of outstanding warrants and unit purchase options with a weighted average exercise price of $1.79 per share;

●	97,992 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $35.20 per share.

●	3,238,247 shares of common stock issuable upon exercise of outstanding options converted from Legacy NAYA options which may not be exercised until shareholder approval;

●	15,106,898 shares of common stock issuable upon settlement of outstanding RSUs converted from Legacy NAYA RSUs which may not be settled until shareholder approval;

●	350,612 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $1.20 per share;

●	29,515,222 shares of common stock issuable upon conversion of outstanding series C-1 preferred stock which may not be converted until shareholder approval;

●	12,441,607 shares of common stock issuable upon conversion of outstanding series C-2 preferred stock which may not be converted until shareholder approval;

●	164,312 shares of common stock reserved for future issuance under the 2019 Stock Incentive Plan.

●	up to [●] shares of common stock issuable upon the exercise of the warrants offered in this offering and

●	up to [●] shares of common stock issuable upon the exercise of the Placement Agent Warrants

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options or warrants described above;

●	no sale of any pre-funded warrants;

●	no exercise of the Placement Agent Warrants; and

●	no exercise of the warrants offered by us in this offering.

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BUSINESS DESCRIPTION

Company Overview

NAYA Biosciences is a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and fertility. Our hub and spoke model harnesses the shared resources of a parent company and agility of lean strategic franchises, enabling efficient acquisition, development, and partnering of assets as well as optimized return on investment by combining the upside of innovative clinical-stage therapeutics with scalable, profitable commercial revenues.

Our principal operations are focused currently in two divisions:

Naya Therapeutics

NAYA Therapeutics, Inc. (also referred to as “Legacy NAYA”) carries out our current activities in oncology and autoimmune diseases, including NAYA Therapeutics One (“GPC3 Franchise”), NAYA Therapeutics Two (“CD38 Franchise”), NAYA Biologics, which aims to build an early-stage pipeline of best-in-class multifunctional antibodies (also referred as multispecific antibodies), and NAYA Clinical Intelligence (“NAYA CI”), which aims to optimize through artificial intelligence/ machine learning (“AI/ ML”) the selection and development of clinical candidates for NAYA subsidiaries as well as for external partners.

NAYA’s immediate focus is the clinical development of two bifunctional antibodies (also referred as bispecific antibodies), NY 303, a GPC-3 targeted natural killer (“NK”) engager which has been cleared to recruit patients in a Monotherapy Safety and Efficacy Phase I/IIa clinical trial in a hepatocellular carcinoma (“HCC”) patients not responding to first line immunotherapy, and NY-338, a CD38 targeted NK cell engager for the treatment of multiple myeloma and auto-immune diseases.

We believe that we are uniquely positioned to capitalize on the growing demand for multifunctional antibodies, including immune cell engagers (T-Cell Engagers and NK-Cell Engagers) which bind simultaneously to the tumor cell and to immune cells redirecting immune cells to kill the tumor cells. An increasing number of clinical trials with bifunctional antibodies demonstrate increased efficacy and safety over the legacy monoclonal antibodies, which are currently dominating the oncology and auto-immune disease market.

Additionally, NAYA intends to acquire additional clinical stage assets to further strengthen its therapeutic portfolio. Each asset/strategic franchise, will be organized in distinct subsidiaries (spokes).

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Naya Women’s Health

NAYA Women’s Health (also referred to as “Legacy INVO”) includes clinical services that are carried out via its INVO Centers, LLC, a wholly owned subsidiary, which owns all NAYA fertility clinics. Naya Women’s Health also includes the INVOcell medical device. The U.S. Food and Drug Administration (“FDA”) cleared the INVOcell medical device, which is currently available for commercial use in the United States

NAYA Portfolio Business Model

According to LEK Consulting Executive Insights (2023), “hub and spoke” business models, which have the potential for alternative funding approaches, have emerged within the biopharma industry. Hub-and-spoke model companies use a centralized portfolio management team (the parent company or “Hub”) that owns and controls a set of subsidiaries (“Spokes”). The subsidiaries remain focused on their asset(s), program(s) and therapeutic area(s), while the parent company provides centralized leadership and resources.

As a key part of this business strategy, the parent seeks to acquire undervalued or shelved assets from larger pharma and/or biotech companies and then spins them out or aggregates them strategically into specific Spokes. Each Spoke has the flexibility of a lean organization supported by centralized resources and the option to be financed in part by the parent company and in part by private capital from institutional investors.

The portfolio, “hub and spoke” approach also potentially allows for risk mitigation for the parent company and its investors. It also provides the optionality - typically within two years - of individual subsidiary exits in the form of spin outs to enable an initial public offering or a merger and acquisition transaction.

 This portfolio-based business model has been used by an increasing number of companies, including Roivant (NASDAQ:ROIV), BridgeBio (NASDAQ:BBIO), and Puretech (NASDAQ:PRTC). These companies are significantly larger than us, have a longer operating history, have significantly more capital and other resources available to them. There is no guarantee that we can achieve similar, or any, success using a portfolio-based business model approach. Nevertheless, we believe that we can be successful in adopting and implementing such a business model.

Key elements of our 2025-2026 strategy are expected to include the following value creating milestones:

●	Achieve Phase I/IIa clinical proof of concept for NY-303, our GPC3-targeting FLEX NK™ bispecific antibody candidate for HCC and other solid tumors, and position it as best-in-class second line monotherapy in HCC patients not responding to first line immunotherapy (Check Point Inhibitors).
●	Achieve Phase I/IIa clinical proof of concept for NY-338, our CD38-targeting FLEX-NK™ bispecific antibody candidate for multiple myeloma, and position it as a Best-In-Class CD38 Therapeutic.
●	Evaluate differentiated profile of NY-338 for the treatment of select autoimmune diseases, a high-growth, underserved market, and advance it into clinical development upon preclinical proof of concept;
●	Build an early pipeline of best-in-class multifunctional antibodies for IND filing and Phase I/IIa clinical trial initiation in 2026, including an AI/ML optimized PD1xVEGF bispecific antibody for the treatment of solid tumors and a PSMA FLEX NK™ bispecific antibody for the treatment of Prostate Cancer.
●	Acquire for further development at least one clinical asset with phase I/ II data from a large pharma, biotech or international company;
●	Enter into revenue-generating development partnerships with larger pharmaceutical/biotech companies upon achieving clinical milestones.
●	Validate a scalable, profitable, commercial business model for Naya Women’s Health

The NAYA leadership team includes executives with relevant expertise within our current areas of focus. Additionally, NAYA relies on senior advisors with prior experience at companies such as Ark Investments, Flagship Pioneering, Kymera Therapeutics, Nanobiotix, Novavax, BMS, GSK, Johnson & Johnson, Novartis and Pfizer. If we are successful in raising sufficient capital, we intend to enhance our corporate and operational team to fully execute our growth strategy and achieve value-creating milestones.

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NAYA Therapeutics

NAYA Therapeutics is developing and aiming to achieve clinical proof-of-concept for its two NK engager bispecific antibodies for the treatment of select cancers and autoimmune diseases.

Our initial pipeline includes two novel FLEX -NK™ bispecific antibodies acquired from Cytovia. The first is NY-303, which targets a protein expressed on the cell membrane of hepatocellular carcinoma (“HCC”), called GPC3, and other solid tumors, while predominantly absent in normal tissue, making it a promising new therapeutic target for the treatment of HCC and other solid adult and pediatric tumors. The second is NY-338, for the treatment of Multiple myeloma and other autoimmune diseases. These FLEX-NK™ bispecific antibodies are built on a quadrivalent multifunctional antibody platform designed to engage natural killer cells (“NK Cells”) by targeting NKp46 activating receptors using Cytovia’s proprietary FLEX-NK™ technology, licensed by NAYA from Cytovia. The early development pipeline includes a PD1xVEGF bifunctional antibody for solid tumors and a PSMA FLEX-NK™ bispecific antibody for prostate cancer.

We may not be successful in advancing these compounds, see risk factors on page XX for additional information.

NAYA Therapeutics (GPC3 Franchise)

GPC3 is an oncofetal protein expressed on adult solid tumors but not on adult healthy cells. GPC3 is expressed in over 70% of hepato carcinoma cancer (HCC) cells according to the American Journal of Pathology and has been shown to correlate with severity of disease and non-response to immunotherapy according to Nature Medicine. GPC3 is also expressed in other adult tumors including ovarian cancer and squamous cell lung cancers, as well as pediatric tumors such as hepatoblastoma.

GPC3 antibodies are being develop in multiple modalities including cell therapy (CAR-T), bispecific antibodies (T-cell engagers and NK-cell engagers), antibody drug conjugates and radio-immuno conjugates.

NAYA is developing NY-303, a first-in-class GPC3-targeted FLEX-NK™ bispecific antibody for the treatment of HCC. NY-303 has been cleared to initiate Phase I/IIa clinical trials in 2025. NAYA may expand its franchise strategy in the future to include additional indications and modalities.

Data on NY-303, developed by the internal R&D team and Contract Research Organizations, is supporting further clinical development and has been presented at leading conferences including the American Academy of Cancer Research, the Society for Immunotherapy of Cancer, the European Society for Medical Oncology, and the American Society of Gene and Cell Therapy, suggesting a differentiated profile with unique characteristics including, but not limited to the following characteristics:

●	Redirection and enhancement of NK Cells to kill HCC tumor cells;

●	Reversal of dysfunction in NK Cells;

●	Increased tumor growth inhibition when combined with endogenous, or natural body-producing Peripheral Blood or Allogeneic NK Cells;

●	Improved dose-response in HCC tumor models in combination with both induced pluripotent stem cell derived & Peripheral Blood NK Cells

●	No significant toxicity at up to 20 times the expected therapeutic dose;

●	Pharmacokinetics support weekly administration in patients;

●	Enhanced tumor killing ability and reversal of NK cells dysfunction in pre-clinical experiments; and

●	Less likely to induce immune reactions, such as cytokine release syndrome, compared to T-cell engagers.

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Market and Competition

There are several other GPC3-targeting antibodies or cell therapies are being developed by AstraZeneca, Takeda, Legend Biotech, and Adicet Bio in collaboration with Regeneron. However, NAYA aims to differentiate themselves from the aforementioned companies as the first company to enter clinic trials with a GPC3 targeting NK engager bispecific antibody.

The National Institute of Health (NIH) reported that in 2020, there were 906,000 new diagnosis of hepatocellular carcinoma (HCC), the most frequent form of liver cancer, and 830,000 death of HCC patients. 1 According to Polaris Market Research, the market size for liver cancer treatment was $2.44 billion in 2022 and is expected to grow a compounded annual growth rate of 20% to reach $10.48 billion in 2030.2 This market growth is supported by the 2022 approval of new standard of care, Merck’s Keytruda™ as well as a combination of two biological drugs commercialized by Genentech Roche, Tecentriq™ and Avastin™.

Clinical Development Plan

NY-303 has been cleared by the Israeli Ministry of Health and by the Internal Review Boards of leading academic medical centers to enroll patients in a Phase I/II a clinical study. This study will assess the safety, pharmacokinetics, biological activity, objective clinical response, and time to progression of NY-303 in monotherapy in patients not responding to standard of care first line immunotherapy. Patient recruitment is expected to start in early 2025, with initial clinical data available by end of 2025. NAYA intends to expand the NY-303 clinical trials to the United States, Europe, and Asia, pending regulatory approvals, aiming for full clinical proof of concept data in 2026.

NAYA Therapeutics (CD38 Franchise )

NY-338 is a CD38-targeted FLEX-NK™ bispecific antibody for the treatment of multiple myeloma and autoimmune diseases. CD38 is a protein with high expression on Multiple myeloma cells and limited expression on normal cells, making it an attractive therapeutic target.

Monoclonal antibodies, or mAb, targeting CD38, such as daratumumab and isatuximab, have shown therapeutic efficacy in Multiple myeloma, both alone and in combination with normal standard of care regimens. However, many patients eventually relapse because of resistance mechanisms, including down regulation of CD38 on tumor cells as well as inhibition of complement dependent cytotoxicity, antibody-dependent cell mediated cytotoxicity and antibody dependent cellular phagocytosis.

We are planning to file an IND NY-338 and initiate Phase I/ IIa clinical trials in 2025. Data on NY-338 supporting further clinical development pending regulatory approvals has been presented at leading conferences  including the American Society of Hematology and the American Association of Cancer Research.

[1]	Sung H., Ferlay J., Siegel R.L., Laversanne M., Soerjomataram I., Jemal A., Bray F. Global Cancer Statistics 2020: GLOBOCAN Estimates of Incidence and Mortality Worldwide for 36 Cancers in 185 Countries. CA Cancer J. Clin. 2021;71:209–249. doi: 10.3322/caac.21660.

[2]	https://www.researchandmarkets.com/reports/5692310/liver-cancer-market-share-size-trends

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According to Professor Ola Landgren, Chair of Myeloma at the Sylvester Comprehensive Cancer Center at the University of Miami, “the synergistic engagement of NK cells through NKp46 greatly enhances the immunotherapeutic effects of FLEX NK bispecific antibodies, reducing NK cell fratricide, maintaining NK cell levels, and enhancing potency including NK cell dysfunction reversal. The data (presented at the American society of Hematology 2023) supports initiation of clinical trials to evaluate this promising new therapy and makes it a potential best-in-class anti-CD38 therapeutic for multiple myeloma”.

Compared to daratumumab, NY-338 early data suggest:

3-fold higher CD38 binding

●	Higher NK and macrophage cytotoxicity against multiple myeloma;

●	Minimal NK cell fratricide;

●	Minimal immune subset depletion; and

●	Minimal cytokine release;

Unmet Medical Needs in Multiple Myeloma

Multiple myeloma is the second most common blood cancer worldwide, with high unmet medical need despite significant progress and a rapidly growing market. Bispecific antibodies and off-the-shelf cell therapy have shown significant potential in addressing current limitations and are expected to further grow the addressable market in a substantial way.

Multiple myeloma is a malignant proliferation of plasma cells, or white blood cells capable of secreting immunoglobulin or antibodies, and is the second most common hematological malignancy, with 35,000 new cases/year in the U.S., with around 160,000 patients affected worldwide.3 Myeloma cells prevent normal antibody production leading to the accumulation of abnormal immunoglobulins that compromise the body’s immune response. Remarkable advancements in the understanding of the pathophysiology have revolutionized treatment options and patient outcomes. However, genetic intricacy, instability, and diverse clinical presentations of Multiple myeloma remain barriers towards providing a cure, and Multiple myeloma is associated with the highest symptom burden and lowest health-related quality of life among patients with hematologic malignancies.

The increase in the number of therapeutic alternatives for both newly diagnosed and relapsed/refractory Multiple myeloma (“RRMM”) patients has led to multiple therapeutic combinations of chemotherapeutics. Outcomes remain poor for triple-class–refractory patients, defined as disease refractory to proteasome inhibitors, immunomodulatory agents, and monoclonal antibodies (Median Overall Survival 1 year)4, and there is no standard of care.

This has led to the need to develop new drugs with novel mechanisms of action to fill this gap. B-cell maturation antigen (“BCMA”) is now the most widely explored target for CAR-T cell therapies in Multiple myeloma, with more than 15 constructs being evaluated for RRMM patients and two FDA approved drugs, idecabtagene vicleucel and ciltacabtagene autoleucel, in addition to belantamab mafodotin, an antibody-drug conjugate targeting BCMA. There is a need for bispecific antibodies to address broader segments of Multiple myeloma patients. High cost, product supply, and safety monitoring limit the use of auto CAR-Ts to a small number of patients.

Daratumumab and T-Cell engager bifunctional antibodies are moving to earlier lines of treatment leaving a need for alternative therapies in relapsing resisting patients.

[3]	https://www.cinj.org/multiple-myeloma-more-common-you-think

[4]	https://ashpublications.org/blood/article/142/Supplement%201/3369/502480/Outcomes-of-Triple-Class-Refractory-Multiple

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The Food and Drug Administration granted conditional marketing authorization for three T-Cell Engager bifunctional antibodies in 2022 and 2023. The first one, teclistamab (Tecvaily™- J&J), redirects CD3-positive T-cells to BCMA-expressing myeloma cells to induce the killing of tumor cell as monotherapy for the treatment of adult patients with RRMM. T-Cell engagers are a direct competitor to NK cell engagers but might also be combined together.

Competitive Strengths and Weaknesses

Potential strengths of NY-338 include as follows:

-	NY-338’s competitive strength is that it is the first CD38-targeting NK engager to enter clinical trials. Enhanced tumor killing ability and reversal of NK cells dysfunction in pre-clinical experiments; and

-	NY-338 may be positioned, based on the safety and efficacy outcome of phase I/IIa clinical trials, in non-responders to daratumumab and BCMA T-cell engagers, as an alternative or in combination with BCMA T-cell engagers, and eventually as an alternative to daratumumab.

Potential weaknesses of NY-338 include as follows:

-	As detailed below, there are several other CD38-targeting and BCMA-targeting antibody candidates in the market that are supported by companies with greater resources; and

-	NY-303 will need to demonstrate a differentiated and improved clinical product profile to support pharma partnering and/or Phase II/III clinical development.

Market and Competition

According to a Delveinsight July 2023 report on the Multiple myeloma, the global market size in 2022 for Multiple myeloma treatments was $20 billion and is expected to continue to grow significantly with the introduction of new products. The current market leader, CD38 targeting monoclonal antibody, Darzalex ™ (daratumumab) reached $8 billion in global sales in 2022.

Recently the FDA approved bi-specific antibodies, including BCMA targeting Tecvaly™ in 2022 and GPRC5D targeting talquetamab (Talvey ™, J&J) in 2023 from Johnson & Johnson. The new BCMA targeting bispecific antibody from Pfizer, Elrexfio™, was approved in August 2023. Additional bispecific antibodies from Abbvie, Regeneron, and Roche are in early stage of clinical development. However, despite this existing competition, NY-338, is to the best of our knowledge, the first CD38-targeting NK engager to enter clinical trials.

Additional bispecific antibodies from Abbvie, Regeneron, and Roche are in early stage of clinical development. However, NAYA’s NY-338 is the first bispecific antibody to target both NKp46 to redirect NK cells and CD38, with the potential to demonstrate both efficacy and safety advantages.

NY-338 for Autoimmune Diseases

NAYA intends to explore additional indications including autoimmune diseases as part of its life cycle management strategy for NY-338. Initial clinical proof of concept with other CD38 targeting antibodies such as daratumumab (J&J) and Felzartamab (HI-Bio) have been published in the New England Journal of Medicine and Nature journals. HI-Bio was acquired by Biogen in 2024 following initial phase II clinical proof of concept in antibody-mediated rejection (AMR), IgA nephropathy (IgAN) and primary membranous nephropathy (PMN).

B-cell mediated Autoimmune diseases are susceptible to biologics targeting CD19, CD20, BCMA and CD38.This approach has been validated by biologics approved for rheumatoid arthritis and systemic lupus erythematous, including rituximab, belimumab and anifrolumab. BCMA and CD38 are differentiated from CD19 and CD20 as they target plasma cells in addition to B cells. CD38 uniquely targets type I interferon plasmacytoid dendritic cells (type 1 IFN pDC). This differentiated biology of CD38 as well as the role of NK cells in specific patient groups will contribute to defining a competitive target product profile for NY-338 in autoimmune diseases.

NAYA plans to conduct pre-clinical studies with NY-338, translational studies to identify best indications and expects to initiate clinical development in late 2025 or early 2026, pending positive data in the dose escalation in multiple myeloma patients and differentiated profile in experimental models of auto-immune diseases.

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NY-338 Clinical Development Plan

We expect to file an investigational new drug application for NY-338 with the U.S. Food and Drug Administration and initiate a phase I/IIa safety and efficacy clinical trial in 2025 for multiple myeloma patients not responding to earlier line of treatments such as daratumumab (Darzalex™, J&J) and other biologics including BCMA targeting T-Cell engagers.

The phase I will be a dose escalation in patients with relapsed refractory multiple myeloma and will aim to establish safety, pharmacokinetics and a recommended phase II therapeutic dose based on preliminary efficacy (Overall Response Rate, biomarkers, Minimal Residual Disease negativity, time to progression). The phase IIa will expand the evaluation to a larger number of patients treated at therapeutic dose.

NAYA is planning to conduct its phase I/IIa at the Sylvester Comprehensive Cancer Center at the University of Miami and at additional leading academic medical centers.

NAYA plans to initiate a clinical development plan for NY-338 in select auto-immune indications in later 2025. These NY-338 phase I/IIa efforts are subject to clearance by the Food and Drug Administration of an Initial New Drug application.

Key Third-Party Relationships

NAYA has entered into agreements with several key third parties, each of whom plays a critical role in NAYA’s business, including the following:

●	Inserm Transfert SA

Pursuant to a License Agreement between Legacy NAYA and Inserm Transfert SA, dated December 19, 2023 (the “Inserm Agreement”), NAYA was granted an exclusive, worldwide royalty-bearing license under certain patents/patent applications co-owned by Inserm and Université de Paris (now Université Paris Cité), and a non-exclusive transferable, royalty-bearing license, with the right to sublicense under certain know how owned by Inserm for the development and commercialization of CYT338 (now NY-338) in a defined field. The Inserm Agreement can be terminated early either upon the material breach upon one of the parties of the Inserm Agreement, upon either party to the Inserm Agreement being subject to bankruptcy, or upon NAYA failing to meet one of the developmental milestones as described in the Inserm Agreement. Unless terminated earlier, the term of the Inserm Agreement will continue until the last to occur of (i) with respect to a given country – the last valid patent claim covering the product in such country expires or is invalidated, (ii) with respect to a given country – the lapse of ten years from the first commercial sale in such country of a product using intellectual property licensed pursuant to the Inserm Agreement (the “Inserm IP”), or (iii) such time when NAYA no longer continues to generate revenues from the sale of products based on Inserm IP. Under the Inserm Agreement, NAYA is to pay Inserm (a) a sublicense fee of 12% on revenues generated by sub-licensing of Inserm IP; (b) royalties of 2.5% on net sales from the Inserm IP during the term of the Inserm Agreement; and (c) lump sum payments of up to an aggregate of €5.15 million (approximately USD $4.5 million) in preclinical and clinical development and commercial milestones.

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●	Yissum Research & Development Company of the Hebrew University of Jerusalem (“Yissum”)

Pursuant to a License Agreement between Legacy NAYA, the University of Rijeka Faculty of Medicine (“Rijeka”), and Yissum (together with Yissum, the “Licensors”) dated December 20, 2023, NAYA was granted an exclusive, worldwide manufacturing, marketing, developing royalty-bearing license to make commercial use of certain patents and patent applications covering two specific anti NKp46 antibodies denoted hNKp46.09 (09) and hNKp46.12 (12) and know how needed in order to develop, manufacture, market, distribute and sell CYT338 (now NY-338) and CYT303 (now NY-303) and or incorporating products known as CYT338 (now NY-338) or CYT303 (now NY-303) in the specified field (the “Yissum License”). The Licensors retain rights to use the licensed technology for their own research and education. NAYA may sublicense only after obtaining Licensors’ written approval of the sublicensee’s identity and key terms, with approval not unreasonably withheld or delayed. They also have the right to license it to other academic and non-profit research organizations for non-commercial research. The Yissum License expires upon the last to occur of (i) with respect to a given country – the date of expiration in such country of the last patent licensed under the Yissum License, (ii) with respect to a given country – the date of expiration of any exclusivity on the Product granted by a regulatory or government body in such country; or (iii) the lapse of twenty (20) years from the date of the first sale by NAYA of a product incorporating the intellectual property licensed to it under the Yissum License (the “Products”). Under the Yissum License, NAYA is to pay Yissum (a) a royalty fee of two percent on net sales of Products, (b) a one-time payment of $1,000,000 upon achieving annual net sales of Products of $100,000,000, (c) a sublicense fee of 10% on revenues generated by NAYA from sublicensing intellectual property covered by the Yissum License, (d) an exit fee of USD $1,000,000 in the case of certain M&A transactions with change of control; and (e) certain additional payments upon reaching various development milestones  up to USD $2,250,000.

●	Cytovia Therapeutics, Inc. Asset Acquisition

On October 18, 2023, NAYA, Cytovia Therapeutics Holdings, Inc., a Delaware corporation (“Holdings”) and Cytovia entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) for projects CYT303 and the CYT338. The purchase consideration was comprised of 1,363,642 shares of common stock of Legacy NAYA, the assumption of the certain liabilities totaling $2,688,745 and a promissory note to Cytovia in the principal amount of $6,000,000, of which $1,000,000 to be paid at the closing of any financing, and $1,000,000 per month for 5 months thereafter.

Payments totaling $1,700,000 were made to Cytovia in January 2024. On May 17, 2024, NAYA and Cytovia amended the Asset Purchase Agreement. The amended aggregate purchase price consisted of 1,609,098 shares of common stock of Legacy NAYA (approximately 14.3 million shares post-merger on an as-converted basis of C-1 Preferred Shares) and a payment of $1,700,000, which was made by NAYA in January 2024.

The amended agreement also provides for sublicense fees to be paid to Cytovia at 10% of any gross consideration actually received by NAYA (i) as a fee for sublicensing or selling CYT303 or CYT338 in any indications to any third party or (ii) as payments for development milestones, commercial milestones, or royalties or any other payments under the terms of any such sublicense or asset purchase agreement.

The acquisition agreement also includes, for no further consideration, a sublicense agreement between NAYA and Cytovia, under which Cytovia granted NAYA a non-exclusive sublicense under Cytovia rights in PCT/IB2012/053482 (P-627002-PC) (the “Licensed Technology”), or certain technology jointly owned by Dr. Jean Kadouche and CNRS (The French Center for National Scientific Research) and co-exclusively licensed to Cytovia, for the development and commercialization of CYT303 (now NY303) and CYT338 (now NY338). NAYA has expanded the scope of the non-exclusive license to the development of additional multi-functional antibodies for which NAYA will make payments upon achievement pf certain milestones. The agreement terminates upon the expiration of the patent rights to the Licensed Technology.

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●	CytoLynx Therapeutics

Additionally, the revenue-generating partnership with CytoLynx Therapeutics (“CytoLynx”) for NY-303 in Greater China will be assigned to NAYA pursuant to the Asset Purchase Agreement. Under the CytoLynx agreement to be assigned by Cytovia to NAYA, Cytovia granted to CytoLynx the rights for the for the development and manufacturing of NY-303 in Mainland China, Hong Kong, Taiwan and Macau. As compensation. Under the agreement, NAYA will be eligible to receive up to $12 million in payments from CytoLynx upon achieving certain developmental milestones, as well as up to $145 million upon CytoLynx reaching certain commercial milestones. Additionally, under the agreement, NAYA will receive royalty fees from CytoLynx based on net sales of the licensed products in the licensed territories (Mainland China, Hong Kong, Taiwan and Macau). The term of the agreement is indefinite until terminated by either party according to the terms of the agreement. The development and commercialization of NY-303 outside of Greater China is not contingent on the success of any of the activities conducted by CytoLynx, and all intellectual property remains owned by NAYA.

NAYA Therapeutics Intellectual Property

NAYA owns a total of twenty-two (22) pending patent applications in two families. Each family includes one (1) US and one (1) European patent application, and nine (9) patent applications in other foreign jurisdictions. One family is based on WO 2022/216744 and covers NY-303, while the other family is based on WO 2022/216723 and covers NY-338.

The Kadouche/CNRS multispecific antibody license with NAYA for NY-303 and NY-338 includes thirteen (13) patents and patent applications, including two (2) granted US patents, two (2) pending US patent applications, two (2) granted European patents, and one (1) pending European patent application, as well as six (6) granted patents in other foreign jurisdictions.

NAYA licenses from Yissum ten (10) pending patent applications for NY-303 and NY-338, which include one (1) US and one (1) European patent application and eight (8) patent applications in other foreign jurisdictions. NAYA licenses from INSERM five (5) pending patent applications for NY-338, which includes one (1) US and one (1) European patent application and three (3) patent applications in other foreign jurisdictions.

NAYA entered into a direct licensing agreement for the use of NY-303 and the necessary intellectual property rights Bispecific antibody technology from Dr. Jean Kadouche and CNRS (The French Center for National Scientific Research) fully paid through by Cytovia Therapeutics. Additionally, NAYA entered into a direct licensing agreement to utilize the product-specific NKp46 license from Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem.

NAYA Therapeutics Competitive Landscape

According to international market research firm, Research and Markets, the global bispecific antibodies market is projected to witness over 40% compound annual growth rate and reach over $80 billion by 2030.

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The development of bispecific antibodies began when scientists recognized the potential of monoclonal antibodies. This marked the start of a new era in therapeutics in the late 1990s. Bispecific antibodies offer multiple benefits, including dual targeting of different antigens, improved specificity, enhanced targeting ability, reduced dose-limiting toxicities, and the potential for drug-drug or drug-to-protein conjugates. These antibodies provide diversity by targeting two different tumor and/or immune cell antigens or epitopes simultaneously. Several bispecific antibodies. have made their mark in the commercial market, receiving FDA and EMA approval or many more are in clinical development. Among the emerging bispecific antibodies, ivonescimab (Akeso/ Summit Therapeutics) has recently demonstrated the clinical superiority of its bifunctional PD-1/ VEGF antibody over pembrolizumab (Keytruda, Merck), the leading commercial PD-1 blocking monoclonal antibody and Janux Therapeutics’s PSMA targeting T-cell engager has shown, in a phase 1 clinical trial in heavily pre-treated Prostate Cancer patients, a 50% reduction in Prostate Specific Antigen (“PSA”), a key biomarker of disease progression.

Given the rapid growth of the bispecific antibody market, the competition has increased significantly. There are many companies developing bispecific antibodies including Amgen, AstraZeneca, Johnson & Johnson, Merus, Pfizer, Sanofi, Xencor, Zymeworks.

We believe that NAYA is uniquely positioned to capitalize on the growing demand for multifunctional antibodies as the current and next generation of therapies demonstrate increased efficacy and safety over the legacy monoclonal antibodies, which are currently dominating the oncology and auto-immune disease market.

Recent 2024 transactions, based on publicly available information, all involving early-stage development of bifunctional antibodies for cancer and auto-immune diseases, include:

-	The Initial Public Offering (IPO) of Bicara Therapeutics (NASDAQ:BCAX) which has completed a Phase 1/2a in solid tumors with a EGFR x TGF-β bifunctional antibody;

-	The IPO of Zenas Biopharma (NASDAQ:ZBIO) which is in phase 2 in autoimmune diseases with a Phase II CD19 x FcγRIIB bifunctional antibody;

-	The acquisition of Chimagen phase 1 CD19xCD20 bispecific antibody by GSK;

-	The global licensing of LaNova’s phase 1 PD1xVEGF bifunctional antibody by Merck;

-	The reverse merger and financing of Crescent Biopharma which is in pre-clinical development for its VEGF x PD1 bifunctional antibody;

-	The Series A financing of Navigator Medicines Phase I OX40L x TNF-α bifunctional antibody for Autoimmune diseases; and

-	The secondary public financing of JANUX (NASDAQ:JNX) following Phase I data availability.

There are no guarantees that NAYA may secure similar financing, execute its development plans and achieve comparable valuations.

NAYA Biologics

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NAYA has entered into a non-exclusive license with Cytovia Therapeutics of its proprietary multifunctional antibody platform, for which NAYA will receive success milestones for each therapeutic candidate. NAYA also collaborates with Lynx Bio(www.lynx.bio) for their multiomics biology platform, MabSilico (ww.mabsilico.com) for their AI/ML antibody design and optimization platform and STC biologics (www.stcbiologics), for process development and GMP manufacturing.

The multifunctional antibody platform is validated through the development of NY-303 and NY-338 as well as other early stage candidates.

The first bifunctional antibody in NAYA Biologics pipeline is developed with the AI/ML support of MAbSilico and targets PD1xVEGF. NAYA aims to file an Initial New Drug application and initiate clinical trials in 2026.

Proprietary design of new candidates will leverage multifunctional scaffold, multiomics biology platform, and AI/ML. Manufacturing process has been validated with high yields for GMP clinical trial batches. Multiple experimental studies, presented at major international conferences such as ASH, AACR, SITC, ESMO, have demonstrated simultaneous attachment to both immune cells and targeted cancer cells, improved & sustained engagement of immune cells in tumor microenvironment through activating receptors, reversal of immune cell dysfunction, a unique mechanism to turn “cold” into “hot” tumors, and synergy with both endogenous & allogeneic immune cells.

NAYA Biologics intends to develop a pipeline of best-in-class therapeutic candidates up to pre-clinical proof of concept, based on a competitive target product profile and GLP manufacturing batch validation. Further development will be undertaken either by an existing or a new NAYA subsidiary (Spoke), or by an external partner through licensing or acquisition.

NAYA Clinical Intelligence (NAYA CI)

NAYA CI aims to optimize the selection and development of clinical candidates for NAYA subsidiaries as well as for external partners. NAYA CI combines the generative AI and graph AI proprietary knowledge of Lynx Analytics (www.lynxanalytics.com) with NAYA Biosciences strategic and clinical biopharma expertise.

# Optimizing the Selection & Development of Clinical Candidates for NAYA & Partner Companies

*Innovative "Graphs" from Clinical trial Design to RWE in Oncology and Immunology*

## NAYA/Lynx GraphAI-Powered Solutions

### Generative AI Application

**GenAI Assist Trial Design**

**Develop alternative trial design explainability** of outcomes through estimated cohort size simulations based on pre-set criteria

**Real-world Surveillance App**

**AI-Powered RWE**

**Evidence-based insights into product efficacy** and safety from real-world settings

**Clinical Trial App**

**Real Time Forecasting**

**Real-time insights from knowledge graphs that give predictive outcomes,** speeding up trial conclusions (without unblinding)

### Trial Design GraphAI

**Translational GraphAI**

**Relationship between observed data and outcomes** from unique drug characteristics and patient cohorts

**Patient Graph AI**

**Identify Unique signature of patient segments for** optimal clinical trial design

**Predictive Response Model**

**Patient Fingerprinting based outcome prediction** that enables dynamic causal effect tracking & predicting lynx NAYA BIOSCIENCES

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NAYA presented an original abstract – Leveraging Graph AI to analyze the influence of GPC3 Gene expression and NK Cell tumor infiltration on Hepatocellular Carcinoma survival rates - at the 2024 meeting of the Society for Immunotherapy of Cancer (SITC) in Houston, TX.

NAYA CI’s business model is a combination of fee-for-service and scalable subscription fees based on the utilization of each algorithm and application.

NAYA Women’s Health

NAYA aims to advance the future of women’s health with a primary focus on fertility through a growing portfolio of assets dedicated to expanding access, improving outcomes and enhancing the patient experience.

NAYA’s current fertility business is focused on operating fertility-focused clinics. As of the date of this filing, we have two operational INVO Centers, dedicated primarily to offering the intravaginal culture (“IVC”), and an in vitro fertilization (“IVF”) clinic acquired in August 2023. We also continue to engage in the sale and distribution of our INVOcell technology solution into existing independently owned and operated fertility clinics.

Within the fertility market, we are dedicated to expanding assisted reproductive technology (“ART”) by making fertility care more accessible and inclusive. Our flagship product is INVOcell, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate and more affordable experience in comparison to other ART treatments. The IVC procedure can deliver comparable results at a lower cost than IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”).

INVO Centers:

On March 10 and June 28, 2021, we established joint ventures to open INVO Centers in Birmingham, Alabama, and Atlanta, Georgia, respectively. We established these clinics to increase use volume for the INVOcell, accelerating the growth and awareness of the IVC procedure and the availability of statistical data supporting its use. These clinics also enabled us to expand our revenue from several hundred dollars per INVOcell to thousands of dollars for each fertility cycle, and to significantly advance our path to profitability. INVO Centers require less investment than traditional IVF clinics and are operationally efficient, making them ideal for underserved secondary markets.

Acquisitions:

On August 10, 2023, we consummated the first acquisition of an existing IVF clinic, the Wisconsin Fertility Institute (“WFI”). As an established and profitable clinic, the closing of the WFI acquisition more than tripled our current annual revenues and became the largest part of our clinic-based operations.

INVOcell:

Our proprietary technology, INVOcell®, is a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development and provides patients with a more natural, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a lower cost than traditional IVF and is a significantly more effective treatment than IUI.

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Unlike IVF, where the oocytes and sperm develop into embryos in an expensive laboratory incubator, the INVOcell allows fertilization and early embryo development to take place in the woman’s body. This allows for many benefits in the IVC procedure, including the following:

●	Reduces expensive and time-consuming lab procedures, helping clinics and doctors to increase patient capacity and reduce costs;

●	Provides a natural, stable incubation environment;

●	Offers a more personal, intimate experience in creating a baby; and

●	Reduces the risk of errors and wrong embryo transfers.

In both current utilization of the INVOcell, and in clinical studies, the IVC procedure has demonstrated equivalent pregnancy success and live birth rates as IVF. Below is a summary of the real-world usage data used to support our 510(k) submission to the FDA for expanded usage of INVOcell. This 510(k) was cleared by the FDA in 2023:

	INVO Cycles	INVO Cycles	Conventional IVF
Summary Data	Day 5*	Day 3	Day 5*
	(INSEM & ICSI)	(INSEM & ICSI)	(INSEM & ICSI)
Total Cycle Starts	321	450	Not Avail
Total Transfers	240	421	685
Clinical Pregnancies % / Per cycle Start	42.7%	32.4%	Not Avail
Birth Rate % / Per cycle Start	34.9%	23.8%	Not Avail
Clinical Pregnancies % / Per Transfer	57.1%	34.7%	51.8%
Birth Rate % / Per Transfer	46.8%	25.4%	44.5%

We may also look to further expand our fertility activities by seeking acquisitions of other complimentary and unique products.

Operations:

We operate with a core internal team and outsource certain operational functions in order to help accelerate our efforts as well as reduce internal fixed overhead needs and in-house capital equipment requirements. Our most critical management and leadership functions are carried out by our core management team. We have contracted out the manufacturing, packaging/labeling and sterilization of the INVOcell device to a contract medical manufacturing company that completes final product manufacturing as well as manages the gamma sterilization process at a U.S. Food and Drug Administration (“FDA”) registered contract sterilization facility. We also rely on outside contact firms for most of our clinical development activities. NAYA has entered into a service agreement with Syneos Health, a leading contract commercialization company, to accelerate the growth of INVOcell in the United States.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere or incorporated by reference in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere or incorporated by reference in this prospectus, particularly in “Risk Factors.”

Overview

NAYA Biosciences, Inc., a Nevada corporation, formerly known as INVO Bioscience, Inc. (“NAYA” or the “Company”) is a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and fertility. Our hub and spoke model harnesses the shared resources of a parent company and agility of lean strategic franchises, enabling efficient acquisition, development, and partnering of assets as well as optimized return on investment by combining the upside of innovative clinical-stage therapeutics with scalable, profitable commercial revenues.

Our principal operations are focused currently in two divisions: NAYA Women’s Health and NAYA Therapeutics. NAYA Women’s Health’s clinical services are carried out primarily via its INVO Centers, LLC wholly owned subsidiary, which owns all NAYA fertility clinics. The INVOcell is distributed directly by NAYA. NAYA Therapeutics, Inc. (also referred to as “Legacy NAYA”) carries out our current activities in oncology and autoimmune diseases.

NAYA Women’s Health

Our commercial strategy for the fertility business is focused on operating fertility-focused clinics, which include the opening of “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and the acquisition of US-based, profitable in vitro fertilization (“IVF”) clinics. As of the date of this filing, we have two operational INVO Centers in the United States and completed our first IVF clinic acquisition in August 2023. We also continue to engage in the sale and distribution of our INVOcell technology solution into existing independently owned and operated fertility clinics.

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Within the Fertility market, we are dedicated to expanding assisted reproductive technology (“ART”) by making fertility care more accessible and inclusive. Our flagship product is INVOcell, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. The IVC technique provides patients a more natural, intimate and more affordable experience in comparison to other ART treatments. The IVC procedure can deliver comparable results at a lower cost than traditional in vitro fertilization (“IVF”) and is a significantly more effective treatment than intrauterine insemination (“IUI”). Our commercialization strategy is focused on expanding our fertility clinic operations as well as on further commercializing the INVOcell and IVC procedure.

INVO Centers:

On March 10 and June 28, 2021, we established joint ventures to open INVO Centers in Birmingham, Alabama, and Atlanta, Georgia, respectively. We established these clinics to increase use volume for the INVOcell, accelerating the growth and awareness of the IVC procedure and the availability of statistical data supporting its use. These clinics also enabled us to expand our revenue from several hundred dollars per INVOcell to thousands of dollars for each fertility cycle, and to significantly advance our path to profitability. INVO Centers require less investment than traditional IVF clinics and are operationally efficient, making them ideal for underserved secondary markets.

Acquisitions:

On August 10, 2023, we consummated the first acquisition of an existing IVF clinic, the Wisconsin Fertility Institute (“WFI”). As an established and profitable clinic, the closing of the WFI acquisition more than tripled our current annual revenues and became a major part of our clinic-based operations. The acquisition accelerates the transformation of NAYA to a healthcare services company and immediately added scale and positive cash flow to the operations. It also complements our existing new-build INVO Center efforts. We expect to continue to pursue additional acquisitions of established and profitable existing fertility clinics as part of our ongoing strategy to accelerate overall growth.

INVOcell:

Our proprietary technology, INVOcell®, is a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development and provides patients with a more natural, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a lower cost than traditional IVF and is a significantly more effective treatment than IUI.

Unlike IVF, where the oocytes and sperm develop into embryos in an expensive laboratory incubator, the INVOcell allows fertilization and early embryo development to take place in the woman’s body. This allows for many benefits in the IVC procedure, including the following:

●	Reduces expensive and time-consuming lab procedures, helping clinics and doctors to increase patient capacity and reduce costs;

●	Provides a natural, stable incubation environment;

●	Offers a more personal, intimate experience in creating a baby; and

●	Reduces the risk of errors and wrong embryo transfers.

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In both current utilization of the INVOcell, and in clinical studies, the IVC procedure has demonstrated equivalent pregnancy success and live birth rates as IVF. Below is a summary of the real-world usage data used to support our 510k submission to the FDA for expanded usage of INVOcell. This 510k was cleared by the FDA in 2023:

	INVO Cycles	INVO Cycles	Conventional IVF
Summary Data	Day 5*	Day 3	Day 5*
	(INSEM & ICSI)	(INSEM & ICSI)	(INSEM & ICSI)
Total Cycle Starts	321	450	Not Avail
Total Transfers	240	421	685
Clinical Pregnancies % / Per cycle Start	42.7%	32.4%	Not Avail
Birth Rate % / Per cycle Start	34.9%	23.8%	Not Avail
Clinical Pregnancies % / Per Transfer	57.1%	34.7%	51.8%
Birth Rate % / Per Transfer	46.8%	25.4%	44.5%

While INVOcell remains part of our efforts, our commercial and corporate development strategy in the fertility market has expanded to focus more broadly on providing ART services through our operating clinics. We may also look to further expand our Fertility activities by seeking acquisitions of other complimentary and unique products.

NAYA Therapeutics

Legacy NAYA is developing and aiming to achieve clinical proof-of-concept for its two NK engager bispecific antibodies for the treatment of select cancers and autoimmune diseases. We are currently preparing the initiation of a Phase I dose escalation clinical trial for NY-303, our lead GPC3-targeting NK engager bispecific antibody for the treatment of hepatocellular carcinoma and other solid tumors, pending approval from regulatory authorities and hospital internal review boards. Clinical trials for NY-338, our lead CD38-targeting NK engager bispecific antibody for the treatment of multiple myeloma and autoimmune diseases, are expected to initiate in 2025.

Pipeline

Our initial pipeline includes two novel FLEX-NK™ bispecific antibodies acquired from Cytovia Therapeutics, Inc. The first is NY-303, which targets a protein expressed on the cell membrane of hepatocellular carcinoma (“HCC”), called GPC3, and other solid tumors, while predominantly absent in normal tissue, making it a promising new therapeutic target for the treatment of HCC and other solid tumors. The second is NY-338, for the treatment of Multiple myeloma and other autoimmune diseases. These FLEX-NK™ bispecific antibodies are built on a quadrivalent multifunctional antibody platform designed to engage natural killer cells (“NK Cells”) by targeting NKp46 activating receptors using Cytovia’s proprietary FLEX-NK™ technology. Both NY-303 and NY-338 are expecting to file two investigational new drug applications in 2024 with the U.S. Food and Drug Administration and initiate two Phase 1 Dose Escalation clinical trials to target HCC type of liver cancer, in the middle of 2024 and with a final data in 2025.

Key elements of our strategy include:

●	Advancing NY-303, our GPC3-targeting FLEX NK™ bispecific antibody candidate for HCC and other solid tumors, into Phase i/ii clinical trials and towards clinical proof of concept;

●	Advancing NY-338, our CD38-targeting FLEX-NK™ bispecific antibody candidate for Multiple myeloma into Phase i/iia clinical trials and towards clinical proof of concept;

●	Evaluate differentiated profile of NY-338 for the treatment of autoimmune diseases include SLE & Lupus Nephritis and advance it into clinical development upon preclinical proof of concept;

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●	Acquire for further development a clinical asset with phase 1/ 2 data from a large pharma, biotech or international company; and

●	Entering into revenue-generating development partnerships with larger pharmaceutical/biotech companies upon achieving clinical milestones.

Operations

We operate with a core internal team and outsource certain operational functions in order to help accelerate our efforts as well as reduce internal fixed overhead needs and in-house capital equipment requirements. Our most critical management and leadership functions are carried out by our core management team. We have contracted out the manufacturing, packaging/labeling and sterilization of the INVOcell device to a contract medical manufacturing company that completes final product manufacturing as well as manages the gamma sterilization process at a U.S. Food and Drug Administration (“FDA”) registered contract sterilization facility. We also rely on outside contact firms for most of our clinical development activities.

Market Opportunity

NAYA Women’s Health

The global ART marketplace is a large, multi-billion dollar industry growing at a strong pace in many parts of the world as increased infertility rates, increased patient awareness, acceptance of treatment options, and improving financial incentives such as insurance and governmental assistance continue to drive demand. According to the European Society for Human Reproduction 2020 ART Fact Sheet, one in six couples worldwide experience infertility problems. Additionally, the worldwide market remains vastly underserved as a high percentage of patients in need of care continue to go untreated each year for many reasons, but key among them are capacity constraints and cost barriers. While there have been large increases in the use of IVF, there are still only an estimated 2.6 million ART cycles, including IVF, IUI, and other fertility treatments, performed globally each year, producing around 500,000 babies. This amounts to less than 3% of the infertile couples worldwide being treated and only 1% having a child though IVF. The industry remains capacity constrained which creates challenges in providing access to care to the volume of patients in need and at an affordable price. A survey by “Resolve: The National Infertility Association,” indicates the two main reasons couples do not use IVF is cost and geographical availability (and/or capacity).

In the United States, infertility affects an estimated 10%-15% of the couples of childbearing-age, according to the American Society of Reproductive Medicine (2017). According to the Centers for Disease Control (“CDC”), there are approximately 6.7 million women with impaired fertility. Based on 2021 data from CDC’s National ART Surveillance System (the most recently available data), approximately 413,000 IVF cycles were performed at 453 IVF centers, leaving the U.S. with a large, underserved patient population, similar to most markets around the world.

Our INVO Center strategy is aimed at taking advantage of the fertility market’s imbalance between supply and demand. We have identified over 50 suitable locations in the United States alone with attractive demographics and fertility service levels that would be ideal for new INVO Centers.

NAYA Therapeutics

According to a Delveinsight July 2023 report on the Multiple myeloma, the global market size in 2022 for Multiple myeloma treatments was $20 billion and is expected to continue to grow significantly with the introduction of new products. The current market leader, CD38 targeting monoclonal antibody, Darzalex (daratumumab) reached $8 billion in global sales in 2022.

Recently the FDA approved bi-specific antibodies, including BCMA targeting CARVYKTI™, TECVAYLI™ in 2022 and GPRC5D targeting Talvey in 2023 from Johnson & Johnson. The new BCMA targeting bispecific antibody from Pfizer, Elrexfio™, was approved in August 2023. Additional bispecific antibodies from Abbvie, Regeneron and Roche are in early stage of clinical development. However, despite this existing competition, NY-338, is to the best of our knowledge, the first CD38-targeting NK engager to enter clinical trials.

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Additional bispecific antibodies from Abbvie, Regeneron and Roche are in early stage of clinical development. However, NAYA’s NY-338 is the first bispecific antibody to target both NKp46 to redirect NK cells and CD38, with the potential to demonstrate both efficacy and safety advantages.

There are several other GPC3-targeting antibodies or cell therapies are being developed by AstraZeneca, Takeda, Legend Biotech, and Adicet Bio in collaboration with Regeneron. However, we aim to differentiate ourselves from the aforementioned companies as the first company to enter clinic trials with a GPC3 targeting NK engager bispecific antibody.

According to Polaris Market Research, the market size for liver cancer treatment was $2.44 billion in 2022 and is expected to grow a compounded annual growth rate of 20% to reach $10.48 billion in 2030. Market growth is supported by increased incidence and the 2022 approval of new standard of care, Merck’s Keytruda and a combination of two biological drugs commercialized by Genentech Roche, Telecentriq and Avastatin.

Competitive Advantages - INVOcell

While our commercial efforts have expanded to clinic services within the ART market, we also continue to believe that our INVOcell device, and the IVC procedure it enables, have the following key advantages:

Lower cost than IVF with equivalent efficacy. The IVC procedure can be offered for less than IVF due to lower cost of supplies, labor, capital equipment and general overhead. The laboratory equipment needed to perform an IVF cycle is expensive and requires ongoing costs as compared to what is required for an IVC cycle. As a result, we also believe INVOcell and the IVC procedure enable a clinic and its laboratory to be more efficient as compared to conventional IVF.

The IVC procedure is currently being offered at several IVF clinics at a price range of $5,000 - $11,000 per cycle and from $4,500 to $7,000 at the existing INVO Centers, thereby making it more affordable than IVF (which tends to average $11,000 to $15,000 per cycle or higher).

Improved efficiency providing for greater capacity and improved access to care and geographic availability. In many parts of the world, including the U.S., IVF clinics tend to be concentrated in higher population centers and are often capacity constrained in terms of how many patients a center can treat, since volume is limited by the number of capital-intensive incubators available in IVF clinic labs. With the significant number of untreated patients along with the growing interest and demand for services, the industry remains challenged to provide sufficient access to care and to do so at an economical price. We believe INVOcell and the IVC procedure it enables can play an important role in helping to address these challenges. We estimate that by adopting the INVOcell, IVF clinics can increase fertility cycle volume by up to 30% without adding to personnel, space and/or equipment costs. Our own INVO Centers also address capacity constraints by adding to the overall ART cycle capacity and doing so with comparable efficacy to IVF outcomes as well as at a lower per cycle price. With our two-pronged strategy (IVF clinics and INVO Centers), in addition to lowering costs, we believe INVOcell and the IVC procedure can address the industry’s key challenges, capacity and cost, and help open up access to care for underserved patients around the world.

Greater patient involvement. With the IVC procedure, the patient uses their own body for fertilization, incubation and early embryo development which creates a greater sense of involvement, comfort and participation. In some cases, this may also free people from barriers related to ethical or religious concerns, or fears of laboratory mix-ups.

INVOcell Sales and Marketing

While we will continue to sell the INVOcell directly to IVF clinics and via distributors and other partners around the world, we have transitioned NAYA from being a medical device company to one that is primarily focused on providing fertility services. Our approach to marketing INVOcell is focused on identifying partners within targeted geographic regions that we believe can best support our efforts to expand access to advanced fertility treatment for the large number of underserved infertile people. We have been cleared to sell the INVOcell in the United States since November 2015 after receiving de novo class II clearance from the FDA, and we received an additional FDA clearance in 2023 for expanded usage of the device.

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International Distribution Agreements

We have entered into exclusive distribution agreements for a number of international markets. These agreements usually have an initial term with renewal options and require the distributors to meet minimum annual purchases, which vary depending on the market. We are also required to register the product in each market before the distributor can begin importing, a process and timeline that can vary widely depending on the market.

The following table sets forth a list of our current international distribution agreements:

INVOcell Registration
Market	Distribution Partner	Date	Initial Term	Status in Country

Mexico (a)	Positib Fertility, S.A. de C.V.	Sept 2020	TBD**	Completed
Malaysia	iDS Medical Systems	Nov 2020	3-year	Completed
Pakistan	Galaxy Pharma	Dec 2020	1-year	In process
Thailand	IVF Envimed Co., Ltd.	April 2021	1-year	Completed
Sudan	Quality Medicines, Cosmetics & Medical Equipment Import	Sept 2020	1-year	In process
Ethiopia	Quality Medicines, Cosmetics & Medical Equipment Import	Sept 2020	1-year	In process
Uganda	Quality Medicines, Cosmetics & Medical Equipment Import	Sept 2020	1-year	Not required
Nigeria	G-Systems Limited	Sept 2020	5-year	Completed
Iran	Tasnim Behboud	Dec 2020	1-year	Completed
Sri Lanka	Alsonic Limited	July 2021	1-year	In process
China	Onesky Holdings Limited	May 2022	5-year	In process

(a)	Our Mexico JV. Please note that the registration is temporarily in the name of Proveedora de Equipos y Productos, S.A. de C.V. and will be transferred to Positib Fertility as soon as practicable.

Investment in Joint Ventures and Partnerships

As part of our commercialization strategy, we entered into a number of joint ventures and partnerships designed to establish new INVO Centers.

The following table sets forth a list of our current joint venture arrangements:

Affiliate Name	Country	Percent (%) Ownership

HRCFG INVO, LLC	United States	50%
Bloom Invo, LLC	United States	40%
Positib Fertility, S.A. de C.V.	Mexico	33%

Alabama JV Agreement

On March 10, 2021, our wholly owned subsidiary, INVO Centers, LLC (“INVO CTR”), entered into a limited liability company agreement with HRCFG, LLC (“HRCFG”) to form a joint venture for the purpose of establishing an INVO Center in Birmingham, Alabama. The name of the joint venture LLC is HRCFG INVO, LLC (the “Alabama JV”). The responsibilities of HRCFG’s principals include providing clinical practice expertise, performing recruitment functions, providing all necessary training, and providing day-to-day management of the clinic. The responsibilities of INVO CTR include providing certain funding to the Alabama JV and providing access to and being the exclusive provider of the INVOcell to the Alabama JV. INVO CTR will also perform all required, industry specific compliance and accreditation functions, and product documentation for product registration. INVO CTR also agreed to provide a reasonable amount of funding to the Alabama JV. In connection with the formation of the Alabama JV, we provided an initial $30,000 in funding. In connection with such funds, HRCFG issued a note to us under which these funds would be repaid from 30% of the Alabama JV’s operating profit. Interest on such funds accrues at a rate of 1.5%. In addition, promptly upon opening the BHAM Clinic for business, we agreed to issue to HRCFG shares of our common stock. We agreed to issue to HRCFG additional shares of our common stock for each additional INVOcell-based clinic opened for business by the Alabama JV. Except as otherwise provided in the Alabama JV agreement, profits and losses for each fiscal year are allocated equally between INVO CTR and HRCFG.

The Alabama JV opened to patients on August 9, 2021.

The Alabama JV is accounted for using the equity method in our financial statements. As of September 30, 2024, we invested $1.3 million in the Alabama JV in the form of a note. For the nine months ended September 30, 2024, the Alabama JV recorded net loss of $19 thousand, of which we recognized a loss from equity method investments of $9 thousand. For the nine months ended September 30, 2023, the Alabama JV recorded a net income of $32 thousand, of which we recognized a gain from equity method investments of $16 thousand.

Georgia JV Agreement

On June 28, 2021, INVO CTR entered into a limited liability company agreement (the “Bloom Agreement”) with Bloom Fertility, LLC (“Bloom”) to establish a joint venture entity, formed as “Bloom INVO LLC” (the “Georgia JV”), for the purposes of commercializing INVOcell, and the related IVC procedure, through the establishment of an INVO Center (the “Atlanta Clinic”) in the Atlanta, Georgia metropolitan area.

In consideration for NAYA’s commitment to contribute up to $800,000 within the 24-month period following execution of the Bloom Agreement to support the start-up operations of the Georgia JV, the Georgia JV issued 800 of its limited liability company units to INVO CTR, and, in consideration for Bloom’s commitment to contribute physician services having an anticipated value of up to $1,200,000 over the course of a 24-month vesting period, the Georgia JV issued 1,200 of its limited liability company units to Bloom.

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The responsibilities of Bloom include providing all professional and medical services required for the operation of the Atlanta Clinic. The responsibilities of INVO CTR include providing certain funding to the Georgia JV, lab services quality management, and providing access to and being the exclusive provider of the INVOcell to the Georgia JV. INVO CTR will also perform all required, industry specific compliance and accreditation functions, and product documentation for product registration.

The Georgia JV is managed by a board of managers consisting of five (5) managers, of which Bloom has the right to appoint three (3) managers and NAYA has the right to appoint two (2) managers. The presence of at least three (3) managers (one of whom is appointed by NAYA) is required to constitute a quorum of the board. The board may act by majority vote in accordance with the terms of the Bloom Agreement, subject to a comprehensive list of fundamental decisions that will require approval of both NAYA and Bloom.

NAYA committed to issue debt to the Georgia JV in an amount up to $600,000 for construction or improvements related to the INVO Clinic (the “Build-Out Loan”) upon terms and conditions mutually agreeable to NAYA and Bloom. Any amount payable to NAYA by the Georgia JV in connection with the Build-Out Loan accrues interest at three and one-quarter percent (3.25%) per annum and will be payable with interest no later than five (5) years from the date of the Build-Out Loan. NAYA may, in its discretion, secure third party debt in connection with funding the Build-Out Loan.

As further described in the Bloom Agreement, each year, any excess positive operating cash flow of the Georgia JV, net of reasonable reserves for operating expenses, taxes, and such other purposes as determined by the Board, will be distributed to the parties on an annual basis in an amount equal to sixty percent (60%) to Bloom and forty percent (40%) to NAYA; provided, however, until the Build-Out Loan has been repaid in full, fifty percent (50%) of any such net available distributions will be used by the Georgia JV to repay the Build-Out Loan (including both interest and principal, when payable under the terms of the Build-Out Loan) and before distributing the remainder of net available distributions to the parties based on their respective equity distributions; provided, further, if the Build-Out Loan has not been repaid in full when due pursuant to its terms, then one-hundred percent (100%) of any such net available distributions will be used by the Georgia JV to repay the Build-Out Loan (including both interest and principal, when payable under the terms of the Build-Out Loan) and before distributing the remainder of net available distributions to the parties based on their respective equity distributions.

NAYA and Bloom agreed, so long as they own any interest in the Georgia JV, to non-compete and non-solicit provisions in the State of Georgia.

The Georgia JV and Bloom entered into the management services agreement, pursuant to which the Georgia JV provides day-to-day management of operations of Bloom. Bloom entered into an employment agreement with Sue Ellen Carpenter, M.D. and expects to engage additional reproductive endocrinologists in the future.

NAYA and the Georgia JV also entered into a long-term supply agreement whereby NAYA agreed to be the exclusive supplier of the INVOcell and related devices and supplies to be used at the Atlanta Clinic; provided that such agreement will be subject to all applicable terms and conditions set forth in that certain distribution agreement dated November 12, 2018 by and among Ferring International Center S.A., NAYA, and Bio X Cell, Inc. The term of the supply agreement shall be co-terminus with the management services agreement.

The Georgia JV and NAYA entered into a long-term intellectual property sublicense agreement whereby NAYA sublicensed, on a non-exclusive basis, to the Georgia JV, the rights to use certain of NAYA’s trademarks, copyrights, technologies, and other intellectual property, including at the Atlanta Clinic. The term of the sublicense agreement shall continue in perpetuity unless terminated in accordance with its terms.

Concurrent with the JV Agreement, the Georgia JV and Bloom entered into a long-term intellectual property license agreement whereby Bloom licensed, on a non-exclusive basis to the Georgia JV, the rights to use certain trademarks, copyrights, and other Bloom intellectual property to be utilized by the Georgia JV in connection with its management of the Atlanta Clinic. The term of the license agreement shall continue in perpetuity unless terminated in accordance with its terms.

Concurrent with the JV Agreement, the Georgia JV, Bloom, and NAYA entered into a long-term intellectual property license agreement whereby the Georgia JV and Bloom licensed, on a non-exclusive basis, to NAYA, the rights to use the Georgia JV’s and/or Bloom’s information and technology related to all therapeutic, prophylactic, and diagnostic uses of medical devices or pharmaceutical products involving assisted reproductive technology (including infertility treatment) in humans and any intellectual property arising therefrom, that the Georgia JV or Bloom creates, generates, derives, develops or conceives, or otherwise obtains rights in, after the effective date thereof. The term of the JV license agreement shall continue in perpetuity unless terminated in accordance with its terms.

The Georgia JV also entered a sublease with Assure Fertility Partners of Atlanta II, LLC for the property located at 6 Concourse Pkwy, Suite 250, Atlanta, GA for a term beginning on August 1, 2021 and ending on October 31, 2027. The sublease comprises 6,080 square feet. The Georgia JV will pay base rent of $80,012.80 with annual increase of 2% each year. The sublease is subject to landlord approval. NAYA executed a guarantee of sublease in connection with the same.

The Georgia JV opened to patients on September 7, 2021.

The results of the Georgia JV are consolidated in our financial statements. As of September 30, 2024, we invested $0.9 million in the Georgia JV in the form of capital contributions as well as $0.5 million in the form of a note. For the nine months ended September 30, 2024 and 2023, the Georgia JV recorded net losses of $0.1 million and $0.1 million respectively. Noncontrolling interest in the Georgia JV was $0. See Note 4 of the Notes to Consolidated Financial Statements included in Item 1 of this Quarterly Report on Form 10-Q for additional information on the Georgia JV.

Mexico JV Agreement

Effective September 24, 2020, INVO CTR entered into a Pre-Incorporation and Shareholders Agreement with Francisco Arredondo, MD PLLC (“Arredondo”) and Security Health LLC, a Texas limited liability company (“Ramirez”, and together with INVO CTR and Arredondo, the “Shareholders”) under which the Shareholders will commercialize the IVC procedure and offer related medical treatments in Mexico. Each party owns one-third of the Mexican incorporated company, Positib Fertility, S.A. de C.V. (the “Mexico JV”).

The Mexico JV opened to patients on November 1, 2021.

The Mexico JV is accounted for using the equity method in our financial statements. During the fourth quarter of 2023, our Mexico JV partner informed us that the primary physician onsite had resigned. We elected to impair the investment at year end 2023 in this JV due to the uncertainty and possibility that we may offer reduced services or suspend operations. The total impairment for 2023 was approximately $0.09 million. The Mexico JV has since ceased operations. As of September 30, 2024, our investment in the Mexico JV was $0.

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Recent Developments

Legacy NAYA Merger

On October 11, 2024 (the “Effective Time”), NAYA, Merger Sub, and Legacy NAYA, entered into an Amended and Restated Merger Agreement (the “A&R Merger Agreement”) and consummated and the transactions contemplated thereby. Upon the terms and subject to the conditions set forth in the A&R Merger Agreement, Merger Sub merged with and into Legacy NAYA, with Legacy NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the Effective Time and as a result of the consummation of the Merger:

●	Each share of Class A common stock, par value $0.000001 per share, and Class B common stock, par value $0.000001 per share, of Legacy NAYA (“Legacy NAYA common stock”) outstanding immediately prior to the effective time of the Merger, other than certain excluded shares held by Legacy NAYA as treasury stock or owned by the Company or Merger Sub, automatically converted into the right to receive 118,148 shares of the Company’s common stock and 30,375 shares of the Company’s newly-designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred”). The Series C-1 Preferred is not redeemable, has no voting rights, and may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred, such Series C-1 Preferred will automatically convert into approximately 29,515,315 shares of the Company’s common stock, subject to adjustment if, as a result of such conversion if, after giving effect to the conversion or issuance, any single holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock. A description of the rights, preferences, and privileges of the Series C-1 Preferred are set forth in Item 5.03 below.

●	Certain outstanding debt obligations of Legacy NAYA, including a portion of an amended and restated senior secured convertible debenture issued to Five Narrow Lane LP (“FNL”), with a combined principal balance of $8,575,833 converted into the right to receive 669,508 shares of the Company’s common stock and 8,576 shares of the Company’s newly-designated Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred”). The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger. The Series C-2 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, such Series C-2 Preferred will be convertible at the option of the holders into approximately 12,441,607 shares of the Company’s common stock, subject to limitations on beneficial ownership by the holders thereof. A description of the rights, preferences, and privileges of the Series C-2 Preferred are set forth in Item 5.03 below.

●	The remaining balance of the amended and restated senior secured convertible debenture issued to FNL in the amount of $3,934,146 was exchanged for a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025 (the “Debenture”). A description of the rights, preferences, and privileges of the Debenture are set forth below.

●	Legacy NAYA has been renamed “NAYA Therapeutics Inc.”

In addition, Legacy NAYA stock options shall be converted into Company options to acquire a number of shares of the Company’s common stock equal to the number of shares of Legacy NAYA common stock subject to such Legacy NAYA options multiplied by 8.9108 (the “Exchange Ratio”) (rounded up to the nearest whole share) at an exercise price per share of such Legacy NAYA stock option divided by the Exchange Ratio, and Legacy NAYA restricted stock units shall be converted into Company restricted stock units representing the right to receive a number of shares of the Company’s common stock equal to the number of shares of Legacy NAYA common stock subject to such Legacy NAYA restricted stock unit multiplied by the Exchange Ratio. However, such options may not be exercised for shares of the Company’s common stock and such restricted stock units may not be settled for shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon exercise of such options and settlement of such restricted stock units.

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Pursuant to the A&R Merger Agreement, the Company is required to hold a meeting of its stockholders to, among other things, (i) ratify the A&R Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) approve the increase in the amount of authorized shares under the Company’s Second Amended and Restated 2019 Stock Incentive Plan, (iii) approve the issuance of the Company’s common stock issuable upon conversion of the Series C-1 Preferred and Series C-2 Preferred, and (iv) approve an amendment to the Company’s articles of incorporation to (1) increase the number of shares of the Company’s authorized common stock to 100,000,000 shares, and (2) effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion. The Company also agreed to take all action necessary to hold the aforementioned stockholder meeting as soon as reasonably practicable.

Pursuant to both the A&R Merger Agreement and the Assignment Agreement described below, the Company has agreed to file a registration statement with the SEC to register for resale the shares of the Company’s common stock issued pursuant to the Merger and the shares of common stock issuable upon exercise or conversion of the Series C-1 Preferred, the Series C-2 Preferred, and the Debenture, as applicable, as soon as practicable but in no event later than 30 days after the Closing Date.

7.0% Senior Secured Convertible Debenture

In connection with the Merger, on October 11, 2024, the Company issued the Debenture to FNL in an exchange of an outstanding note of Legacy NAYA held by FNL. The Debenture carries an interest rate of seven percent (7%) per annum, payable on the first business day of each calendar month commencing November 1, 2024. The maturity date of the Debenture is December 11, 2025 (the “Maturity Date”), at which point the outstanding principal amount, together with any accrued and unpaid interest and other fees, shall be due and payable to the holder of the Debenture.

Conversion. At any time after the Company’s stockholders approve the issuance of any Company common stock upon conversion of the Debenture, the holder of the Debenture will be entitled to convert any portion of the outstanding and unpaid principal amount and accrued interest into shares of Company common stock at a conversion price of $0.93055 per share, subject to adjustment as described therein. The Debenture may not be converted and shares of Company common stock may not be issued upon conversion of the Debenture if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding common stock of the Company.

Prepayment. The Company may not prepay the Debenture without the prior written consent of FNL

Monthly Redemption. Commencing March 14, 2025 and on the 14th of each month thereafter until the Maturity Date, the Company shall redeem $437,127.24, plus accrued but unpaid interest and other fees, of the principal amount of the Debenture.

Mandatory Redemption. While any portion of the Debenture is outstanding, if the Company receives gross proceeds of more than $3,000,000 from any equity or debt financings (other than a public offering as described herein), the Company shall, at the option of the holder, apply one-third (1/3) of such gross proceeds to the redemption of the principal amount of the Debenture, except that if such equity or debt financing is a public offering of the Company’s securities pursuant to a registration statement on Form S-1, the Company shall, at the option of the holder, apply one hundred percent (100%) of such gross proceeds, not to exceed $500,000, to the redemption of the principal amount of the Debenture.

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The Debenture contains events representations, warranties, covenants, and events of default that are customary for similar transactions. Upon an event of default, the Debenture becomes immediately due and payable, and the Borrower is subject to a default rate of interest of 15% per annum and a default sum as stipulated.

Joinder Agreement

In connection with the Merger, the Company entered in a joinder agreement (the “Joinder Agreement”) with FNL dated as of October 11, 2024 to a certain securities purchase agreement dated as of January 3, 2024 by and between Legacy NAYA and FNL (the “FNL SPA”) pursuant to which the Company agreed to become a party to the FNL SPA.

Assignment and Assumption Agreement

In connection with the Merger, on October 11, 2024, the Company entered in an assignment and assumption agreement (the “Assignment Agreement”), pursuant to which the Company agreed to assume the rights, duties, and liabilities of Legacy NAYA under a certain registration rights agreement dated as of September 12, 2024 by and between Legacy NAYA and FNL, pursuant to which the Company agreed to register FNL’s resale of shares of Company common stock issuable upon conversion of the Debenture and the Series C-2 Preferred as well as certain commitment shares issued to FNL in connection with the transactions.

Second Amendment to Revenue Loan and Security Agreement

On October 11, 2024, the Company entered into a second amendment (the “Second Amendment”) to Revenue Loan and Security Agreement, dated September 29, 2023 (the “Revenue Loan and Security Agreement”) with Decathlon Alpha V, L.P. (“Decathlon”), Steven Shum, and certain subsidiaries of the Company (the “Guarantors”), pursuant to which Decathlon consented to the Merger and Legacy NAYA becoming a subsidiary of the Company. Pursuant to the Second Amendment, Legacy NAYA joined the Revenue Loan and Security Agreement as a Guarantor. The Company agreed to pay down its loan by at least $500,000 and increase its monthly payments by up to $30,000 if the Company closes a private offering of its securities. The Company also agreed to retain an investment banker to pursue a financing or a sale if it fails to meet certain liquidity covenants. The Company also agreed to enter into an intercreditor agreement with Decathlon and FNL within 5 business days of the Merger.

In connection with the Merger, the Company’s board of directors appointed Dr. Daniel Teper and Lyn Falconio as directors of the Company to fill two vacancies on the board. In addition, the board of directors appointed Dr. Teper as President of the Company. Dr. Teper will also remain as Chief Executive Officer of Legacy NAYA.

Name Change and Application for Symbol Change

On October 15, 2024, the Company changed its corporate name to NAYA Biosciences, Inc., pursuant to an Amendment to Articles of Incorporation filed with the Nevada Secretary of State on October 15, 2024 (the “Name Change”). Pursuant to Nevada law, a stockholder vote was not necessary to effectuate the Name Change.

On October 22, 2024, the Company’s common stock ceased trading under the ticker symbol “INVO” and begin trading under its new ticker symbol, “NAYA”, on the Nasdaq Capital Market.

Series C-1 Preferred

The Company’s Articles of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-1 Preferred. Thirty thousand three hundred seventy five (30,375) shares of Series C-1 Preferred with a stated value of $1,000.00 per share were authorized under the Series C-1 Certificate of Designation.

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Each share of Series C-1 Preferred has a stated value of $1,000.00, which is convertible into shares of the Company’s common stock at a conversion price equal to $1.02913 per share, subject to adjustment. The Series C-1 Preferred may not be converted into shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. Each share of Series C-1 Preferred shall automatically convert into the Company’s common stock if the Company’s stockholders approve the issuance, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-1 Preferred, the holders of Series C-1 Preferred shall be entitled to receive dividends on the stated value at the rate of two percent (2%) per annum, payable in shares of the Company’s common stock at the conversion price. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Convertible Preferred Stock. The holders of Series C-1 Preferred shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on the Company’s common stock.

The Series C-1 Preferred ranks senior to the Company’s common stock and junior to the Series C-2 Preferred. Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-1 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-1 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-1 Preferred has no voting rights. The Series C-1 Preferred is not redeemable.

Series C-2 Preferred Stock

On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-2 Preferred. Eight thousand five hundred seventy six (8,576) shares of Series C-2 Preferred with a stated value of $1,000.00 per share were authorized under the Series C-2 Certificate of Designation.

Each share of Series C-2 Preferred has a stated value of $1,000.00, which, along with any additional amounts accrued thereon pursuant to the terms of the Series C-2 Certificate of Designation (collectively, the “Conversion Amount”) is convertible into shares of the Company’s common stock at a conversion price equal to $0.6893 per share, subject to adjustment. The Series C-2 Preferred may not be converted into shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Convertible Preferred Stock. Each share of Series C-2 Preferred shall become convertible into the Company’s common stock at the option of the holder of such Series C-2 Preferred shares if the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-2 Preferred, the holders of Series C-2 Preferred shall be entitled to receive dividends on the stated value at the rate of ten percent (10%) per annum, payable in shares of the Company’s common stock, with each payment of a dividend payable in shares of the Company’s common stock at a conversion price of eighty-five percent (85%) of the average of the volume weighted average price of the Company’s common stock for the five (5) trading days before the applicable dividend date. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. The holders of Series C-2 Preferred shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on the Company’s common stock.

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The Series C-2 Preferred ranks senior to the Company’s common stock and to the Series C-1 Preferred. Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-2 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the greater of (a) 125% of the Conversion Amount with respect to such shares, and (b) the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-2 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-2 Preferred has no voting rights. The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger.

2023 Convertible Note Extension

In January and March 2023, we issued $410,000 of convertible notes (the “Q1 2023 Convertible Notes”) with an initial maturity date of December 31, 2023 (the “Offering”), which was subsequently extended to June 30, 2024 as of December 27, 2023 (the “First Extension”). The Q1 2023 Convertible Notes have a fixed conversion price that was reduced to $2.25 in the First Extension. In the Offering, we also issued 5-year warrants (the “Q1 2023 Warrants”) to purchase 19,375 shares of common stock at an initial exercise price of $20.00, which was reduced to $2.25 in the First Extension.

As of June 28, 2024, we secured written consent by the required holders of the Q1 2023 Convertible Notes (the “Required Holders”) for the Q1 2023 Convertible Note maturity date to be extended to December 31, 2024. As an incentive for the Required Holders to approve the extension, we agreed (a) to lower both the Q1 2023 Convertible Note fixed conversion price and the Q1 2023 Warrants exercise price to $1.20, (b) to provide the Q1 2023 Convertible Note holders the right to demand early repayment at the closing of the Merger with Legacy NAYA or if we raise more than $3 million dollars in a single equity raise, and (c) to increase the number of shares of the Company’s common stock available under the Q1 2023 Warrants to a total of 124,421. The maturity date extension, the conversion reduction and the early repayment right applies to all outstanding Q1 2023 Convertible Notes, and the exercise price reduction and additional warrant coverage applies to all Q1 2023 Warrants.

FirstFire Securities Purchase Agreement

On April 5, 2024, we entered into a purchase agreement (the “FirstFire Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which FirstFire agreed to purchase, and NAYA agreed to issue and sell, (i) a promissory note with an aggregate principal amount of $275,000, which is convertible into shares of our common stock, according to the terms, conditions, and limitations outlined in the note (the “FirstFire Note”), (ii) a warrant (the “First Warrant”) to purchase 229,167 shares (the “First Warrant Shares”) of our common stock at an exercise price of $1.20 per share, (iii) a warrant (the “Second Warrant”) to purchase 500,000 shares (the “Second Warrant Shares”) of common stock at an exercise price of $0.01 issued to FirstFire, and (iv) 50,000 shares of common stock (the “Commitment Shares”), for a purchase price of $250,000. Carter, Terry, & Company, Inc. acted as placement agent for the transaction, for which it received a cash fee of $25,000 and 11,655 restricted shares of our common stock. The proceeds were used for working capital and general corporate purposes.

Among other limitations, the total cumulative number of shares of common stock that may be issued to FirstFire under the FirstFire Purchase Agreement may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply in the event we obtain stockholder approval of the shares of common stock to be issued under the Purchase Agreement, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d). We have agreed to hold a meeting for the purpose of obtaining this stockholder approval within nine (9) months of the date of the FirstFire Purchase Agreement.

The FirstFire Purchase Agreement contains customary representations, warranties, and covenants by each of NAYA and FirstFire. Among other covenants of the parties, we granted FirstFire the right to participate in any subsequent placement of securities until the earlier of eighteen (18) months after the date of the FirstFire Purchase Agreement or extinguishment of the FirstFire Note. We have also granted customary “piggy-back” registration rights to FirstFire with respect to the shares of common stock underlying the FirstFire Note (the “Conversion Shares”), the First Warrant Shares, the Second Warrant Shares, and the Commitment Shares. FirstFire has covenanted not to cause or engage in any short selling of shares of common stock until the FirstFire Note is fully repaid.

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On October 14, 2024, the Company issued 190,000 shares of the Company’s common stock with a fair value of $190,000 as a result of a partial conversion of the FirstFire Note and accrued interest thereon. This conversion reduced the total principal and interest currently due under the FirstFire Note to $118,000.

The following sets forth the material terms of the FirstFire Note, the First Warrant, and the Second Warrant.

FirstFire Note

Interest and Maturity. The FirstFire Note carries an interest rate of twelve percent (12%) per annum, with the first twelve months of interest, amounting to $33,000, guaranteed, and fully earned as of the issue date. The maturity date of the FirstFire Note is twelve (12) months from the issue date, at which point the Principal Amount, together with any accrued and unpaid interest and other fees, shall be due and payable to the holder of the FirstFire Note.

Conversion. The holder of the FirstFire Note is entitled to convert any portion of the outstanding and unpaid principal amount and accrued interest into Conversion Shares at a conversion price of $1.00 per share, subject to adjustment. The FirstFire Note may not be converted and Conversion Shares may not be issued under the FirstFire Note if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding common stock. In addition to the beneficial ownership limitations in the FirstFire Note, the number of shares of common stock that may be issued under the FirstFire Note, the First Warrant, the Second Warrant, and under the FirstFire Purchase Agreement (including the Commitment Shares) is limited to 19.99% of the outstanding common stock as of April 5, 2024 (the “Exchange Cap”, which is equal to 523,344 shares of common stock, subject to adjustment as described in the FirstFire Purchase Agreement), unless stockholder approval is obtained by NAYA to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Prepayment. We may prepay the FirstFire Note at any time in whole or in part by paying a sum of money equal to 110% of the sum of the principal amount to be redeemed plus the accrued and unpaid interest.

Future Proceeds. While any portion of the FirstFire Note is outstanding, if we receive cash proceeds of more than $1,500,000 from any source or series of related or unrelated sources, or more than $1,000,000 from any public offering (the “Minimum Threshold”), we shall, within one (1) business day of our receipt of such proceeds, inform FirstFire of such receipt, following which FirstFire shall have the right in its sole discretion to require us to immediately apply up to 100% of all proceeds received by us above the Minimum Threshold to repay the outstanding amounts owed under the FirstFire Note.

Covenants. We are subject to various covenants that restrict its ability to, among other things, declare dividends, make certain investments, sell assets outside the ordinary course of business, or enter into transactions with affiliates, thereby ensuring our operational and financial activities are conducted in a manner that prioritizes the repayment of the FirstFire Note.

Events of Default. The FirstFire Note outlines specific events of default and provides FirstFire certain rights and remedies in such events, including but not limited to the acceleration of the FirstFire Note’s due date and a requirement for us to pay a default amount. Specific events that constitute a default under the FirstFire Note include, but are not limited to, failure to pay principal or interest when due, breaches of covenants or agreements, bankruptcy or insolvency events, and a failure to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon an event of default, the FirstFire Note becomes immediately due and payable, and the Borrower is subject to a default sum as stipulated.

The FirstFire Note is subject to, and governed by, the terms and conditions of the FirstFire Purchase Agreement.

First Warrant

The First Warrant grants the holder thereof the right to purchase up to 229,167 shares of common stock at an exercise price of $1.20 per share.

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Exercisability. The First Warrant is immediately exercisable and will expire five years from the issuance date. The First Warrant is exercisable, at the option of the holder, in whole or in part, by delivering to NAYA a duly executed exercise notice and, at any time a registration statement registering the issuance of the First Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”) is effective and available for the issuance of such First Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of such First Warrant Shares, by payment in full in immediately available funds for the number of First Warrant Shares purchased upon such exercise. If a registration statement registering the issuance of the First Warrant Shares underlying the First Warrant under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the First Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of First Warrant Shares determined according to the formula set forth in the First Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the First Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the First Warrant.

Trading Market Regulation. Until we have obtained stockholder approval of the FirstFire Purchase Agreement and the issuance of the securities issued pursuant thereto, we may not issue any First Warrant Shares upon the exercise of the First Warrants if the issuance of such First Warrant Shares, (taken together with the issuance of any shares held by or issuable to the holder under the FirstFire Purchase Agreement or any other agreement with NAYA) would exceed the aggregate number of shares which we may issue without breaching 523,344 shares (19.9% of our outstanding common stock) or any of our obligations under the rules or regulations of Nasdaq.

Exercise Price Adjustment. Subject to the aforementioned limitations, the exercise price of the First Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock, upon any distributions of assets, including cash, stock or other property to our stockholders, and if we issue additional shares of common stock at a price per share that is less than the exercise price then in effect.

Fundamental Transactions. NAYA shall not enter into or be a party to a fundamental transaction unless the successor entity assumes all obligations of NAYA under the First Warrant and other transaction documents. Upon consummation of a fundamental transaction, then the successor entity will succeed to, and be substituted for NAYA, and may exercise every right and power that we may exercise and will assume all of our obligations under the First Warrant with the same effect as if such successor entity had been named in the First Warrant itself.

Rights as a Stockholder. Except as otherwise provided in the First Warrant or by virtue of such holder’s ownership of shares of common stock, the holder of the First Warrant will not have the rights or privileges of a holder of common stock, including any voting rights, until the holder exercises the First Warrant.

Second Warrant

The Second Warrant grants the holder thereof the right to purchase up to 500,000 shares of common stock at an exercise price of $0.01 per share.

Exercisability. The Second Warrant will only become exercisable if an event of default occurs under the FirstFire Note, and will expire five years from the date on which such an event of default occurs (a “Triggering Event Date”). The Second Warrant includes a ‘Returnable Warrant’ clause, providing that the Second Warrant shall be cancelled and returned to us if the Note is fully extinguished before any Triggering Event Date. The Second Warrant will be exercisable, at the option of each holder, in whole or in part by delivering to NAYA a duly executed exercise notice and, at any time a registration statement registering the issuance of the Second Warrant Shares under the Securities Act is effective and available for the issuance of such Second Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Second Warrant Shares purchased upon such exercise. If a registration statement registering the issuance of Second Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Second Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Second Warrant Shares determined according to the formula set forth in the warrant.

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Exercise Limitation. A holder will not have the right to exercise any portion of the Second Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Second Warrant.

Trading Market Regulation. Until we have obtained stockholder approval of the FirstFire Purchase Agreement and the issuance of the securities issued pursuant thereto, we may not issue any Second Warrant Shares upon the exercise of the Second Warrants if the issuance of such Second Warrant Shares, (taken together with the issuance of any shares held by or issuable to the holder under the FirstFire Purchase Agreement or any other agreement with NAYA) would exceed the aggregate number of shares which we may issue without breaching 523,344 shares (19.9% of our outstanding common stock) or any of our obligations under the rules or regulations of Nasdaq.

Exercise Price Adjustment. Subject to the aforementioned limitations, the exercise price of the Second Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting the common stock, upon any distributions of assets, including cash, stock, or other property to our stockholders, and if we issue additional shares of common stock at a price per share that is less than the exercise price then in effect.

Fundamental Transactions. We shall not enter into or be a party to a fundamental transaction unless the successor entity assumes all obligations of NAYA under the Second Warrant and other transaction documents. Upon consummation of a fundamental transaction, then the successor entity will succeed to, and be substituted for NAYA, and may exercise every right and power that we may exercise and will assume all of our obligations under the Second Warrant with the same effect as if such successor entity had been named in the Second Warrant itself.

Rights as a Stockholder. Except as otherwise provided in the Second Warrant or by virtue of such holder’s ownership of shares of common stock, the holder of the Second Warrant will not have the rights or privileges of a holder of common stock, including any voting rights, until the holder exercises the Second Warrant.

Triton Purchase Agreement

On March 27, 2024, we entered into a purchase agreement (the “Triton Purchase Agreement”) with Triton Funds LP (“Triton”), pursuant to which we agreed to sell, and Triton agreed to purchase, upon our request in one or more transactions, up to 1,000,000 shares of our common stock, par value $0.0001 per share, providing aggregate gross proceeds to us of up to $850,000. Triton will purchase the shares of common stock under the Triton Purchase Agreement at the price of $0.85 per share. The Triton Purchase Agreement expires upon the earlier of the sale of all 1,000,000 shares of our common stock or December 31, 2024.

Among other limitations, unless otherwise agreed upon by Triton, each individual sale of shares of common stock will be limited to no more than the number of shares of common stock that would result in the direct or indirect beneficial ownership by Triton of more than 9.99% of the then-outstanding shares of common stock. In addition, the total cumulative number of shares of common stock that may be issued to Triton under the Triton Purchase Agreement may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply in the event we obtain stockholder approval of the shares of common stock to be issued under the Triton Purchase Agreement, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d).

The Triton Purchase Agreement provides that we will file a prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3, which was declared effective on April 16, 2021 (File No. 333-255096) (the “Base Registration Statement”), covering the offering and sale of the shares of common stock to Triton pursuant to the Triton Purchase Agreement. Triton’s obligation to purchase shares of common stock under the Triton Purchase Agreement is conditioned upon, among other things, the filing of the Prospectus Supplement and the Base Registration Statement remaining effective.

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The Triton Purchase Agreement contains customary representations, warranties, and covenants by each of the NAYA and Triton. Actual sales of shares of common stock to Triton will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock, and determinations by us as to the appropriate sources of funding for NAYA and its operations. Triton has no right to require any sales of shares of common stock by NAYA but is obligated to make purchases of shares of common stock from us from time to time, pursuant to directions from us, in accordance with the Triton Purchase Agreement. During the term of the Triton Purchase Agreement, Triton has covenanted not to cause or engage in any short selling of shares of common stock.

On March 27, 2024, we issued to Triton private placement warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

On March 27, 2024, we delivered a purchase notice for 260,000 shares of common stock. Our common stock traded below the purchase price following the date of the purchase notice, giving Triton the right to return to us any of the 260,000 shares. Triton notified us that it will return 185,000 shares to us and closed the purchase of 75,000 shares pursuant to the Triton Purchase Agreement for net proceeds of $10,131.

On April 16, 2024, we delivered a purchase notice for 185,000 shares of common stock, which was subsequently closed on April 19, 2024 for net proceeds of $155,000.

Future Receipts Agreement

On February 26, 2024, we finalized an Agreement for the Purchase and Sale of Future Receipts (the “Future Receipts Agreement”) with a buyer (the “Buyer”) under which the Buyer purchased $344,925 of our future sales for a gross purchase price of $236,250. We received net proceeds of $225,000. Until the purchase price has been repaid, we agreed to pay the Buyer A $13,797 per week. The Future Receipts Agreement was fully repaid as of September 30, 2024.

Standard Merchant Cash Advance

On September 25, 2024, we entered into a Standard Merchant Cash Advance Agreement (the “Cash Advance Agreement”) with Cedar Advance LLC (“Cedar”) under which Cedar purchased $384,250 of our future sales for a gross purchase price of $265,000 (the “Transaction”). We received net proceeds of $251,750. Until the purchase price has been repaid, the Company agreed to pay Cedar $9,606 per week. We intend to use the proceeds for working capital and general corporate purposes.

The Company received approval from Decathlon, its senior secured lender, to consummate the Cash Advance Agreement pursuant to an Amended and Restated First Amendment (the “First Amendment”) to the Revenue Loan and Security Agreement. Pursuant to the First Amendment, the minimum interest multiples set forth in the Revenue Loan and Security Agreement would automatically increase by 0.15x as of December 1, 2024 if we do not receive equity investments in the net amount of $1,000,000 by November 30, 2024.

Decathlon, Cedar, and NAYA also signed a subordination agreement in which Cedar subordinated its rights under the transaction to those of Decathlon.

August 2023 Offering Warrant Price Reduction

On August 8, 2023, we issued warrants to purchase 3,160,000 shares of our common stock (the “August 2023 Warrants”) as part of a registered public offering. In connection therewith, we entered into a warrant agency agreement (the “Warrant Agent Agreement”), with Transfer Online, Inc. appointing Transfer Online, Inc. as Warrant Agent for the August 2023 Warrants. On April 17, 2024, NAYA and the Warrant Agent entered into an Amendment to the Warrant Agent Agreement (the “Amendment”) to confirm that we may adjust the exercise price of the of the August 2023 Warrants to provide an exercise price per share that is lower than the then-current exercise price of the August 2023 Warrants.

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On April 17, 2024, we reduced the exercise price of the August 2023 Warrants from $2.85 per share to $1.20 per share effective April 17, 2024.

In April 2024, we issued 807,000 shares of common stock for net proceeds of $971,012 as a result of the exercise of the August 2023 Warrants.

Tampa Lease Assignment

On April 19, 2024, INVO CTR completed the assignment to Brown Fertility Associates PA (“Brown Fertility”) of its lease with 4602 North Armenia Ave, LLC (the “Tampa Landlord”), for the property located at 4602 North Armenia Avenue, Suite 200, Tampa, LLC (the “Tampa Premises”). As a result of the doctor for the proposed Tampa, Florida INVO Center project (the “Tampa Project”) becoming unavailable and our current focus on prioritizing the acquisition of US-based profitable fertility clinics, we opted to assign the lease for the Tampa Premises. Brown Fertility paid INVO CTR $475,000 to secure the space and we were fully released by the Tampa Landlord under the assignment. We used $356,547 of the assignment proceeds to complete payment to the Tampa Landlord for the buildout of the Tampa Premises and for rent accrued before the completion of the assignment. The remaining proceeds were used for general working capital.

Nasdaq Compliance – Minimum Equity Requirement

On April 17, 2024, NAYA, having reported, on April 16, 2024, stockholders’ equity of $892,825 in the Form 10-K for the period ended December 31, 2023, received notice (the “Notice”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) advising us that we no longer complied with Nasdaq Listing Rule 5550(b)(1) that requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Equity Rule”).

In a decision dated November 22, 2023, a Nasdaq Hearings Panel (the “Panel”) previously had confirmed that we regained compliance with the Equity Rule. In the decision, the Panel imposed a Mandatory Panel Monitor for a period of one year or until November 22, 2024, which would require Staff to issue a Delist Determination Letter, in the event that we failed to maintain compliance with the Equity Rule (the “Panel Monitor”). As a result, the Notice contained the Staff’s determination to delist NAYA from Nasdaq.

As described in the Notice, under Nasdaq rules, we had the right to request an appeal of this determination to prevent its securities from being delisted and suspended at the opening of business on April 26, 2024. We exercised this right, and our hearing to present its appeal of the Staff’s determination in front of the Panel was heard on June 6, 2024.

On June 18, 2024, we received a notice from Nasdaq stating that the Panel had granted our request for continued listing on the Exchange until October 14, 2024, subject to our demonstrating compliance with Nasdaq’s Listing Rule 5505 (the “Initial Listing Rule”), as it would apply to the proposed Merger with Legacy NAYA. The Initial Listing Rule requires us to have a minimum bid price, a minimum of unrestricted publicly held shares, a minimum number of round lot shareholders, a minimum number of market makers, and it requires us to meet its Equity Standard, its Market Value of Listed Securities Standard, or its Net Income Standard.

On October 11, 2024, we consummated the acquisition of Legacy NAYA pursuant to the Merger. The closing of the Merger resulted in an increase in our stockholders’ equity of approximately $16,000,000, which we believed was sufficient to evidence compliance with the Nasdaq listing criteria and to maintain its listing on Nasdaq.

On November 4, 2024, we received a notice from Nasdaq, dated October 30, 2024, informing us that we demonstrated compliance with the Equity Rule for continued listing on The Nasdaq Capital Market, as required by the Panel’s decision dated June 18, 2024, as amended. We will be subject to a mandatory panel monitor for a period of one year from the date of the notification.

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Nasdaq Compliance – Minimum Bid Price

On September 18, 2024, we received a letter from the staff of the Nasdaq listing qualifications group indicating that, based upon the closing bid price of our common stock for the last 34 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under Nasdaq Listing Rule 5550(a)(2).

The notice has no immediate effect on the listing of our common stock, and our common stock will continue to trade on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until May 17, 2025, to regain compliance with the minimum bid price requirement. If at any time before May 17, 2025, the closing bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we do not regain compliance prior to May 17, 2025, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meet the continued listing requirement for market value of publicly-held shares and all other initial  listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notify Nasdaq of its intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

We have agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) to be used for a stockholder meeting of NAYA to seek, among other things, ratification of the Merger, an increase in the amount of authorized shares under the Company’s stock incentive plan, the issuance of shares of the Company’s common stock issuable upon conversion of the Company’s Series C-1 Preferred and Series C-2 Preferred, an increase in the number of shares of the Company’s authorized common stock to 100,000,000 shares, and approval to effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion.

We will continue to monitor the closing bid price of its common stock and will consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. If we do not regain compliance with the minimum bid price requirement within the allotted compliance periods, we will receive a written notification from Nasdaq that its securities are subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance during either compliance period, or maintain compliance with the other Nasdaq listing requirements

Results of Operations – Nine Months Ended September 30, 2024

During the first three quarters of 2024, the benefits of our effort to transition NAYA’s fertility operations towards healthcare services through our ownership of fertility clinics became increasingly evident as our revenue increased compared to last year. This was primarily enabled by our first acquisition (in August of 2023) of an existing IVF practice. This Madison, Wisconsin based fertility center was established more than 15 years ago, generates strong revenue and profits, and provided an immediate and substantial impact to our overall operations as reflected in our significant growth in the first half of this year.

Our existing operational INVO Centers located in Alabama and Georgia experienced some modest disruption with the shift in federal abortion laws, but as the market adjusts to the new dynamic of individual states rules we anticipate both will continue to make further advances in the current year. Due to international resource constraints and the lack of an available local physician resource, the Mexico clinic has halted providing services. We continue to seek additional U.S. opportunities to expand our INVO Center activities over time, and, in the short-term, expect to devote more of our efforts toward acquisitions as we believe they would enable us to build scale in our operations at a quicker space, and, in turn, help support our long-term objective of building INVO centers across the U.S. market.

Although our clinic operations make up most of our commercial efforts and revenue, we also continue to work on providing the INVOcell to third party fertility clinics.

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We believe the overall industry trends remain favorable and will help support our growth objectives. The ART market continues to benefit from a number of tailwinds, including (1) the large under-served potential patient population, (2) increasing infertility rates around the world, (3) growing awareness and education of fertility treatment options, (4) a growing acceptance of fertility treatment, (5) improvements in procedure techniques and hence improvements in pregnancy success rates, and (6) generally improving insurance (private and public) reimbursement trends.

Additionally on October 11, 2024 we consummated the acquisition of Legacy NAYA, which represents a major step toward furthering our efforts to expand our focus into oncology and autoimmune diseases. With this completed acquisition we plan to leverage our existing fertility platform with Legacy NAYA’s clinical stage therapeutics to develop and build a group of agile, disruptive, high-growth business segments dedicated to increasing patient access to life-transforming treatments in the areas of oncology, fertility, and regenerative medicine.

Comparison of the Three Months Ended September 30, 2024, and 2023

Revenue

Revenue for the three months ended September 30, 2024 was approximately $1.4 million, compared to approximately $1.0 million for the three months ended September 30, 2023. The $1.4 million in revenue for the third quarter of 2024 was primarily related to clinic revenue from the consolidated Georgia JV and WFI. The increase of approximately $0.4 million, or approximately 47%, was primarily related to the acquisition of WFI.

Cost of Revenue

Cost of revenue for the three months ended September 30, 2024 was approximately $1.0 million, compared to approximately $0.6 million for the three months ended September 30, 2023. The increase in cost of revenue was primarily related to the acquisition of WFI.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses for the three months ended September 30, 2024 were approximately $1.5 million, compared to approximately $1.3 million for the three months ended September 30, 2023. The increase of approximately $0.2 million, or approximately 20%, was primarily related to the addition of WFI for the full period in 2024 compared to only part of the period in 2023. Non-cash, stock-based compensation expense was $0.2 million in the period, compared to $0.3 million for the same period in the prior year.

Gain (loss) from equity investment

Loss from equity investments for the three months ended September 30, 2024 was approximately $27 thousand, compared to a loss of approximately $8 thousand for the three months ended September 30, 2023. The increase in loss is due to a decrease in revenue from the equity method JV’s.

Interest Expense and Financing Fees

Interest expense and financing fees were approximately $0.3 million for the three months ended September 30, 2024, compared to approximately $0.4 million for the three months ended September 30, 2023.

Comparison of the Nine Months Ended September 30, 2024, and 2023

Revenue

Revenue for the nine months ended September 30, 2024 was approximately $4.8 million, compared to approximately $1.6 million for the nine months ended September 30, 2023. The $4.8 million in revenue for the first nine months of 2024 was primarily related to clinic revenue from the consolidated Georgia JV and WFI. The increase of approximately $3.2 million, or approximately 196%, was primarily related to the acquisition of WFI.

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Cost of Revenue

Cost of revenue for the nine months ended September 30, 2024 was approximately $2.7 million, compared to approximately $1.0 million for the nine months ended September 30, 2023. The increase in our cost of revenue was primarily related to the acquisition of WFI.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses for the nine months ended September 30, 2024 were approximately $5.6 million, compared to approximately $5.6 million for the nine months ended September 30, 2023. Non-cash, stock-based compensation expense was $1.6 million in the period, compared to $1.0 million for the same period in the prior year.

Gain (loss) from equity investment

Loss from equity investments for the nine months ended September 30, 2024 was approximately $9 thousand, compared to a loss of approximately $32 thousand for the nine months ended September 30, 2023. The decrease in loss is due to an increase in revenue from the equity method JV’s.

Loss on disposal of fixed assets

Loss on disposal of fixed assets for the nine months ended September 30, 2024 was approximately $0.5 million, compared to $0 for the nine months ended September 30, 2023. The increase in loss is due to the disposal of fixed assets related to the assignment of the Tampa Project lease.

Gain on lease termination

Gain on lease termination for the nine months ended September 30, 2024 was approximately $0.1 million, compared to $0 for the nine months ended September 30, 2023. The increase in gain is related to the assignment of the Tampa Project lease.

Interest Expense and Financing Fees

Interest expense and financing fees were approximately $0.8 million for the nine months ended September 30, 2024, compared to approximately $0.7 million for the nine months ended September 30, 2023.

Liquidity and Capital Resources

For the nine months ended September 30, 2024, and 2023, we had net losses of approximately $5.5 million and $6.0 million, respectively, and an accumulated deficit of approximately $63.5 million as of September 30, 2024. Approximately $3.2 million of the net loss was related to non-cash expenses for the nine months ended September 30, 2024, compared to $2.1 million for the nine months ended September 30, 2023. We had negative working capital of approximately $6.7 million as of September 30, 2024, compared to negative working capital of approximately $7.0 million as of December 31, 2023. As of September 30, 2024, we had negative stockholder’s equity of approximately $23 thousand compared to positive stockholder’s equity of approximately $0.9 million as of December 31, 2023.

We have been dependent on raising capital from debt and equity financings to meet our needs for cash required to fund our operating expenses and investing activities. During the first nine months of 2024, we received net proceeds of $1.6 million for the sale of our preferred stock, $0.9 million from the exercise of warrants, $0.7 million in net proceeds from the sale of notes payable, and $0.2 million in net proceeds for the sale of our common stock. During the first nine months of 2023, we received approximately $5.7 million for the sale of common stock and $3.2 million in proceeds from the sale of convertible notes. Until we can generate positive cash from operations, we will need to raise additional funding to meet our liquidity needs and to execute our business strategy. As in the past, we will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

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Although our audited consolidated financial statements for the year ended December 31, 2023 were prepared under the assumption that we would continue operations as a going concern, the report of our independent registered public accounting firm that accompanies our consolidated financial statements for the year ended December 31, 2023 contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the consolidated financial statements at that time. Specifically, as noted above, we have incurred significant operating losses and we expect to continue to incur significant expenses and operating losses as we continue to acquire existing IVF clinics, develop the commercialization of our INVOcell solution and proceed with clinical trials of our newly acquired therapeutics. Prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

Cash Flows

The following table shows a summary of our cash flows for the nine months ended September 30, 2024 and 2023:

	2024	2023
Cash (used in) provided by:
Operating activities	(2,357,021)	(4,040,171)
Investing activities	(29,239)	(2,528,169)
Financing activities	2,625,427	7,533,749

Cash Flows from Operating Activities

As of September 30, 2024, we had approximately $0.5 million in cash, compared to approximately $1.1 million as of September 30, 2023. Net cash used in operating activities for the first nine months of 2024 was approximately $2.4 million, compared to approximately $4.0 million for the same period in 2023. The decrease in net cash used in operating activities was primarily due to the decrease in net loss.

Cash Flows from Investing Activities

During the nine months ended September 30, 2024, cash used in investing activities of $30 thousand was primarily related to the purchase of equipment for WFI. During the nine months ended September 30, 2023, cash used in investing activities of $2.5 million was primarily related to the acquisition of WFI.

Cash Flows from Financing Activities

During the nine months ended September 30, 2024, cash provided by financing activities of approximately $2.6 million was comprised of $1.6 million in proceeds from the sale of Series A Preferred Stock, $0.9 million in proceeds from warrant exercises, net proceeds of $0.7 million from the sale of notes payable, and net proceeds of $0.2 million from the sale of common stock. During the nine months ended September 30, 2023, cash provided by financing activities of approximately $7.5 million was primarily related to the sale of common stock, net of offering costs, and convertible notes.

Expected Impact of NAYA Acquisition on our Future Financial Condition.

Our acquisition of Legacy NAYA is reasonably likely to cause our reported financial information not to be indicative of future operating results or of future financial condition. Legacy NAYA is a pre-revenue company that seeks to clinically develop two bi-functional antibodies, NY-303 and NY-338.  We expect that we will incur significant costs to clinically develop these antibodies, including conducting pre-clinical research and clinical trials.  These clinical development costs will likely materially increase our losses from operation.  In addition, while we will seek to benefit from economies of scale as a combined company, it is likely that our selling, general, and administrative expenses will materially increase following the acquisition due to the ongoing operational costs of Legacy NAYA.

Legacy NAYA likely will not generate revenue until its receipt of necessary regulatory approvals from one or more governmental entities, which we anticipate will not occur in the short term.  Due to the likely increase in research and development costs and selling, general, and administrative expenses during the clinical development phase, we believe it is likely that the difference between our total costs and revenues will materially increase in comparison to the current relationship.

On a consolidated basis, we also now carry significant additional liabilities as a result of the acquisition of Legacy NAYA, including, without limitation, a 7.0% secured convertible debenture of approximately $4.0 million.  As a result of this increase in our outstanding debt, our interest expense will increase, and, unless the debenture is converted into shares of our common stock, we will be required to commence making monthly payments of approximately $437,000 on this debenture starting in March 2025.  This increased debt obligation will materially impact our available cash, liquidity, and capital resources and substantially increase our need to raise additional capital.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition presented in this section is based upon our audited consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. During the preparation of the financial statements, we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate, based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, our results, which allows us to form a basis for making judgments on the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates based on variance with our assumptions and conditions. A summary of significant accounting policies is included below. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

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See Note 1 of the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for a summary of significant accounting policies and the effect on our financial statements.

Stock Based Compensation

We account for stock-based compensation under the provisions of ASC 718-10 Share-Based Payment (formerly SFAS 123R). This statement requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period in which the employee is required to provide service or performance goals in exchange for the award, which is usually immediate but sometimes over a vesting period. Warrants granted to non-employees are recorded as an expense over the requisite service period based on the grant date and the estimated fair value of the grant, which is determined using the Black-Scholes option pricing model.

Revenue Recognition

We recognize revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers. The core principle of ASC 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

Variable Interest Entities

Our consolidated financial statements include the accounts of NAYA, its wholly owned subsidiaries and variable interest entities (“VIE”), where we are the primary beneficiary under the provisions of ASC 810, Consolidation (“ASC 810”). A VIE must be consolidated by its primary beneficiary when, along with its affiliates and agents, the primary beneficiary has both (i) the power to direct the activities that most significantly impact the VIE’s economic performance, and (ii) the obligation to absorb losses or the right to receive the benefits of the VIE that could potentially be significant to the VIE. We reconsider whether an entity is still a VIE only upon certain triggering events and continually assess our consolidated VIEs to determine if we continue to be the primary beneficiary.

Equity Method Investments

Investments in unconsolidated affiliates in which we exert significant influence but do not control or otherwise consolidate are accounted for using the equity method. Equity method investments are initially recorded at cost. These investments are included in investment in joint ventures in the accompanying consolidated balance sheets. Our share of the profits and losses from these investments is reported in loss from equity method investment in the accompanying consolidated statements of operations. Management monitors our investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the investees and records reductions in carrying values when necessary.

Business Acquisitions

We account for all business acquisitions at fair value and expenses acquisition costs as they are incurred. Any identifiable assets acquired and liabilities assumed are recognized and measured at their respective fair values on the acquisition date. If information about facts and circumstances existing as of the acquisition date is incomplete at the end of the reporting period in which a business acquisition occurs, we will report provisional amounts for the items for which the accounting is incomplete. The measurement period ends once we receive sufficient information to finalize the fair values; however, the period will not exceed one year from the acquisition date. Any adjustments to provisional amounts that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

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Recently Issued Accounting Standards Not Yet Effective or Adopted

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying condensed consolidated financial statements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s “named executive officers” for SEC reporting purposes.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)		All other Compensation ($)	Total ($)

Steven Shum	2023	201,875	(2)	-	-		30,800	(3)	-	232,675
Chief Executive Officer (1)	2022	260,000	(4)	-	72,601	(5)	169,400	(6)	-	502,001

Andrea Goren	2023	173,750	(7)	-	-		24,948	(8)	-	198,698
Chief Financial Officer	2022	215,000	(9)	-	19,353	(10)	361,468	(11)	-	595,821

Michael Campbell	2023	220,000	(12)	-	-		55,002	(13)	-	275,002
Chief Operating Officer	2022	220,000	(14)	-	55,002	(15)	55,002	(16)	-	330,004
Vice President, Business Development

(1)	Mr. Shum did not receive any additional compensation for being a member of the board.
(2)	As of December 31, 2023, Mr. Shum deferred $75,106 of his salary.
(3)	Amounts reflect the aggregate grant date fair value of the 5,000 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Shum. The options issued to Mr. Shum provide for equal quarterly vesting over a 3-year period based on continued employment during that time.
(4)	As of December 31, 2022, Mr. Shum deferred $49,771 of his salary, which the Company paid during 2023.
(5)	Amounts reflect the aggregate grant date fair value of the 1,006 shares of common stock. This amount does not reflect the actual economic value realized by Mr. Shum. The restricted stock grant issued to Mr. Shum provides for 50% vesting at 6 months and 50% vesting at 12 months based on continued employment during that time.
(6)	Amounts reflect the aggregate grant date fair value of the 2,851 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Shum. The options issued to Mr. Shum provide for equal monthly vesting over a 3-year period based on continued employment during that time.
(7)	As of December 31, 2023, Mr. Goren deferred $56,969 of his salary.
(8)	Amounts reflect the aggregate grant date fair value of the 4,050 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Goren. The options issued to Mr. Goren provide for equal quarterly vesting over a 3-year period based on continued employment during that time.

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(9)	As of December 31, 2022, Mr. Goren deferred $40,502 of his salary, which the Company paid during 2023.
(10)	Amounts reflect the aggregate grant date fair value of the 269 shares of common stock. This amount does not reflect the actual economic value realized by Mr. Goren. The restricted stock grant issued to Mr. Goren provides for 50% vesting at 6 months and 50% vesting at 12 months based on continued employment during that time.
(11)	Amounts reflect the aggregate grant date fair value of the 4,385 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Goren. The options issued to Mr. Goren provide for equal monthly vesting over a 3-year period based on continued employment during that time.
(12)	As of December 31, 2023, Mr. Campbell deferred $93,565 of his salary.
(13)	Amounts reflect the aggregate grant date fair value of the 4,150 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Campbell. The options issued to Mr. Campbell provide for equal quarterly vesting over a 3-year period based on continued employment during that time.
(14)	As of December 31, 2022, Mr. Campbell deferred $15,369 of his salary, which the Company paid during 2023.
(15)	Amounts reflect the aggregate grant date fair value of the 762 shares of common stock. The restricted stock grant issued to Mr. Campbell provide for 50% vesting at 6 months and 50% vesting at 12 months based on continued employment during that time.
(16)	Amounts reflect the aggregate grant date fair value of the 926 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Campbell. The options issued to Mr. Campbell provide for equal monthly vesting over a 3-year period based on continued employment during that time.

Narrative Disclosure to Summary Compensation Table

Except as otherwise described below, there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any named executive officer, that would result in payments to such person because of his resignation, retirement, or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

OUTSTANDING EQUITY AWARDS AT END OF 2023

The following table provides information about outstanding stock options issued by the Company held by each of our NEOs as of December 31, 2023. None of our NEOs held any other equity awards from the Company as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Has Not Yet Vested	Market Value of Stock that has not Yet Vested
Steve Shum	12,643	4,363	7.36-163.20	12/05/30-05/17/33	-	-

Andrea Goren	12,493	4,067	7.36-115.20	08/10/30-05/17/33	-	-

Michael Campbell	16,630	3,101	7.36-161.39	01/17/30-05/17/33	-	-

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Employment Agreements

Steven Shum

On October 16, 2019, the Company entered into an employment agreement with Steven Shum (the “Shum Employment Agreement”), pursuant to which Mr. Shum serves as chief executive officer on an at-will basis at an annual base salary of $260,000. The Shum Employment Agreement provided for a performance bonus of $75,000 upon a successful up-listing to the Nasdaq Stock Market, with all other bonuses to be determined by the Board in its sole discretion. In addition to his base salary and performance bonus, Mr. Shum was granted: (i) 625 shares of our common stock and (ii) a three-year option to purchase 10,130 shares of our common stock at an exercise price of $163.20 per share. This option vested monthly over its 3-year term. Pursuant to the Shum Employment Agreement, Mr. Shum is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Shum Employment Agreement provides that if Mr. Shum is terminated without cause (as defined in the Shum Employment Agreement) or he resigns his employment due to a constructive termination (as defined in the Shum Employment Agreement) then he will be entitled to receive, as severance, (a) 12 month’s base salary continuation, (b) 6 months reimbursement of payments for continuing health coverage, pursuant to COBRA, and (c) continued vesting of his shares for a period of 6 months following such employment termination.

On August 10, 2023, Mr. Shum, voluntarily agreed to temporarily reduce the annual base salary under his employment agreement from $260,000 to $105,000 until further notice, which reduction took effect on August 16, 2023. As of January 1, 2024, the salary for Mr. Shum reverted to the amount reflected in the Shum Employment Agreement.

Andrea Goren

On June 14, 2021, the Company entered into an employment agreement with Andrea Goren (the “Goren Employment Agreement”), pursuant to which Mr. Goren was hired as the Company’s chief financial officer. The Goren Employment Agreement provides for an annual base salary of $215,000 and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the Board. In connection with the Goren Employment Agreement, on June 14, 2021 the Company granted Mr. Goren a stock option under the 2019 Plan to purchase 3,625 shares of the Company common stock (the “Goren Option”). The Goren Option vests in equal monthly installments over a 3-year period, has a term of 10 years and can be exercised at a price of $104.10 per share. Also, in connection with the Goren Employment Agreement, as of July 1, 2021, Mr. Goren was granted a restricted stock award for 250 share of Company common stock (the “Goren RSA”). The Goren RSA vested in equal monthly installments over a 12-month period. Mr. Goren is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Goren Employment Agreement provides that if Mr. Goren terminates the Goren Employment Agreement for “cause” (as defined in the Goren Employment Agreement) or the Company terminates the Goren Employment Agreement without “cause,” then he will continue to receive his base salary for three months after termination and certain insurance benefits for twelve months after termination. The Company may terminate the Goren Employment Agreement without “cause” on 30 days’ notice.

On August 10, 2023, Mr. Goren, voluntarily agreed to temporarily reduce the annual base salary under his employment agreement from $215,000 to $105,000 until further notice, which reduction took effect on August 16, 2023. As of January 1, 2024, the salary for Mr. Goren reverted to the amount reflected in the Goren Employment Agreement.

Michael Campbell

On January 15, 2020, the Company entered into an employment agreement (the “Campbell Employment Agreement”) with Michael Campbell to serve as the Company’s chief operating officer and vice president of business development. The Campbell Employment Agreement provides for an annual base salary of $220,000, and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the Board. In connection with the Campbell Employment Agreement, on January 17, 2020, the Company granted Mr. Campbell 1,563 shares of Company common stock, and an option to purchase 6,250 shares of Company common stock (the “Campbell Option”) at an exercise price of $136.8192 per share. One quarter of the Campbell Option vested upon grant, and the remainder vested in monthly increments over a period of two years from the date of grant. Mr. Campbell is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Campbell Employment Agreement provides that if Mr. Campbell terminates the Campbell Employment Agreement for “cause” (as defined in the Campbell Employment Agreement) or the Company terminates the Campbell Employment Agreement without “cause,” then he will continue to receive his base salary and certain insurance benefits for three months after termination. The Company may terminate the Campbell Employment Agreement without “cause” on 60 days’ notice.

Effective November 15, 2024, Mr. Campbell retired from the Company, and Mr. Campbell and the Company mutually agreed to terminate his employment agreement.

Daniel Teper

Effective as of August 1, 2023, Legacy NAYA entered into an employment agreement with Dr. Daniel Teper (the “Teper Employment Agreement”), pursuant to which Dr. Teper serves as chief executive officer of Legacy NAYA for a period of three years at an initial annual base salary of $624,000, which salary shall be increased annually by an amount equal to the percentage increase of the Consumer Price Index. In addition, Legacy NAYA’s compensation committee shall review Dr. Teper’s salary annually and may further increase the salary following such review in its sole discretion. The Teper Employment Agreement provides for Dr. Teper to be eligible for an annual bonus of up to seventy-five percent of his then applicable salary, which bonus shall be payable in cash and up to 50% in shares of Legacy NAYA common stock at Dr. Teper’s discretion. The salary payable to Dr. Teper may be deferred according to the resources of Legacy NAYA until it closes a round of financing with gross proceeds of at least $10 million. In addition to his base salary and performance bonus, Dr. Teper was granted 500,000 shares of Legacy NAYA’s Class B common stock, and he is eligible to participate in Legacy NAYA’s stock option plan. Pursuant to the Teper Employment Agreement, Dr. Teper is also entitled to customary benefits, including health insurance, participation in employee benefit plans, vacation, and sick time. The Teper Employment Agreement provides that if Dr. Teper is terminated other than for cause (as defined in the Teper Employment Agreement) or he resigns his employment due to a good reason (as defined in the Teper Employment Agreement) then he will be entitled to receive, as severance, (a) the greater of (i) 12 month’s salary for the year in which termination occurred or (ii) the number of months remaining in the term of the agreement plus the amount of the actual bonus earned by Dr. Teper for year prior to his termination and, if the termination occurs in the first year of the term, 100% of the first year target bonus, (b) up to 12 months reimbursement of payments for continuing health coverage, pursuant to COBRA, and (c) immediate vesting of any unvested restricted stock or stock options held by Dr. Teper. The Teper Employment Agreement further provides that, if Dr. Teper’s employment is terminated in connection with a change of control (as defined in the Teper Employment Agreement), he will be entitled to receive (a) an amount equal to two (2) times the sum of (i) his annual salary in effect on the day preceding the change in control termination, plus (ii) an amount equal to the aggregate bonus received by Dr. Teper for the year immediately preceding the change in control termination and, if the termination occurs in the first year of the term, 100% of the first year target bonus, (b) up to 18 months reimbursement of payments for continuing health coverage, pursuant to COBRA, and (c) immediate vesting of any unvested restricted stock or stock options held by Dr. Teper.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If Mr. Shum is involuntarily terminated without cause or constructively terminated (in each case, as defined in the Shum Employment Agreement), then he is entitled to 12 months’ severance and continued vesting of his shares for a period of 6-months following termination.

If (i) Mr. Goren terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and insurance benefits.

If (i) Mr. Campbell terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and insurance benefits. Effective November 15, 2024, Mr. Campbell retired from the Company, and Mr. Campbell and the Company mutually agreed to terminate his employment agreement. Mr. Campbell will receive three months’ severance and insurance benefits.

If Dr. Teper’s employment is terminated in connection with a change of control (as defined in the Teper Employment Agreement), he will be entitled to receive (a) an amount equal to two (2) times the sum of (i) his annual salary in effect on the day preceding the change in control termination, plus (ii) an amount equal to the aggregate bonus received by Dr. Teper for the year immediately preceding the change in control termination

The following table sets forth quantitative information with respect to potential payments to be made to either Mr. Shum, Mr. Goren, Mr. Campbell, and Dr. Teper upon termination in various circumstances. The potential payments are based on the terms of each of the employment agreements discussed above. For a more detailed description of the employment agreements, see the “Employment Agreements” section above.

Name	Potential Payment Upon Termination
	($)		Option Awards (#)
Steven Shum	$260,000	(1)	4,363	(2)
Andrea Goren	$53,750	(3)	4,067	(4)
Michael Campbell	$55,000	(5)	3,101	(6)
Daniel Teper	$1,248,000	(7)	-

(1)	Mr. Shum is entitled to twelve months’ severance at the then applicable base salary rate. Mr. Shum’s current base salary is $260,000 per annum.
(2)	Represents the number of unvested options at December 31, 2023. Mr. Shum’s options vest equally over a 36-month period. At December 31, 2023, there were 12 to 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Shum’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.
(3)	Mr. Goren is entitled to three months’ severance at the then applicable base salary rate. Mr. Goren’s current base salary is $215,000 per annum.
(4)	Represents the number of unvested options at December 31, 2023. Mr. Goren’s options vest equally over a 36-month period. At December 31, 2023, there were 12 to 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Goren’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.
(5)	Mr. Campbell is entitled to three months’ severance at the then applicable base salary rate. Mr. Campbell’s current base salary is $220,000 per annum.
(6)	Represents the number of unvested options at December 31, 2023. Mr. Campbell’s options vest equally over a 36-month period. At December 31, 2023, there were 12 to 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Campbell’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.
(7)	Dr. Teper is entitled to two times his annual salary at the then applicable base salary rate. Dr. Teper’s current base salary is $624,000 per annum.

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Disclosure of Equity Awards Based on Material Nonpublic Information: None

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance metrics. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the Compensation Committee view the link between financial performance and the compensation actually received or realized by our named executive officers. All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

The table below presents information on the compensation of our Chief Executive Officer and other named executive officers in comparison to certain performance metrics for 2023 and 2022. These metrics are not those that the Compensation Committee uses when setting executive compensation. The use of the term Compensation Actually Paid (“CAP”) is required by the rules and regulations of the SEC, and under such rules, CAP was calculated by adjusting the Summary Compensation Table (“SCT”) Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	232,675	202,076	222,131	198,460	3	(8,034,612)
2022	502,001	53,054	462,913	(22,301)	14	(10,892,511)
2021	297,500	381,828	307,304	414,742	110	(6,654,940)

(1)	The Principal Executive Officer (“PEO”) information reflected in columns (a) and (b) relates to our CEO, Steven Shum. The non-Principal Executive Officer (“non-PEO”) NEOs information reflected in columns (c) and (d) above relates to our CFO Andrea Goren and our COO Michael Campbell.
(2)	The amounts shown in this column are the amounts of total compensation reported for Steven Shum or the average total compensation reported for the non-PEO NEOs, as applicable, for each corresponding year in the “Total” column of the Summary Compensation. Please refer to “Executive Compensation—Compensation Tables—Summary Compensation Table.”
(3)	The amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to Mr. Shum’s total compensation, or the average total compensation of the non-PEO NEOs, as applicable, as described in the tables below.

PEO SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2023	$232,675	$-	$30,800	$201	$202,076
2022	502,001	72,601	169,400	(206,946)	53,054
2021	297,500	-	-	84,328	381,828

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Average Non-PEO NEOs SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2023	$222,131	$-	$25,256	$1,585	$198,460
2022	462,913	37,178	208,235	(239,801)	(22,301)
2021	307,304	18,438	-	125,876	414,742

PEO Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2023	$4,448	$(4,214)	$5,574	$(5,607)	$201
2022	14,953	(159,116)	31,772	(94,556)	(206,946)
2021	-	42,470	-	41,858	84,328

Average Non-PEO NEOs Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2023	$3,648	$(3,293)	$4,570	$(3,341)	$1,585
2022	12,550	(191,259)	38,928	(100,021)	(239,801)
2021	4,856	41,360	3,802	75,858	125,876

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Compensation of Directors

DIRECTOR COMPENSATION TABLE

Name	Year	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)

Trent Davis	2023	42,500	(1)	-	24,820	-	67,320
	2022	42,500	(2)	32,000	31,613	-	106,113

Barbara Ryan	2023	49,375	(3)	-	24,820	-	74,195
	2022	41,250	(4)	31,000	30,267	-	102,877

Matthew Szot	2023	49,375	(5)	-	24,820	-	74,195
	2022	55,000	(6)	37,000	36,552	-	128,552

Rebecca Messina	2023	41,250	(7)	-	24,820	-	66,070
	2022	41,250	(8)	30,000	29,638	-	100,888

Jeffrey Segal	2023	8,750		-	-	-	8,750
Former Director	2022	37,500	(9)	29,000	28,651	-	95,151

Kevin Doody	2023	-		-	-	-	-
Former Director	2022	25,978		27,000	26,673	-	79,651

(1)	As of December 31, 2023, Mr. Davis deferred $42,500 of fees earned.
(2)	As of December 31, 2022, Mr. Davis deferred $10,625 of fees earned.
(3)	As of December 31, 2023, Ms. Ryan deferred $52,500 of fees earned.
(4)	As of December 31, 2022, Ms. Ryan deferred $11,250 of fees earned.
(5)	As of December 31, 2023, Mr. Szot deferred $47,500 of fees earned.
(6)	As of December 31, 2022, Mr. Szot deferred $13,750 of fees earned.
(7)	As of December 31, 2023, Ms. Messina deferred $42,500 of fees earned.
(8)	As of December 31, 2022, Ms. Messina deferred $9,375 of fees earned.
(9)	As of December 31, 2022, Mr. Segal deferred $8,750 of fees earned, which the Company paid during 2023.

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Director Compensation Program

Our current director compensation program is designed to align our director compensation program with the long-term interests of our stockholders by implementing a program comprised of cash and equity compensation.

In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. We also consider board compensation practices at similarly situated companies, while keeping in mind the compensation philosophy of us and the stockholders’ interests. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board related expenses.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by security holders (1)	106,753	(2)	$41.90	5,725
Equity compensation plans not approved by security holders	-		-	-
Total	106,753		$41.90	5,725

(1) 2019 Stock Incentive Plan. On October 3, 2019, our Board adopted the 2019 Stock Incentive Plan (as amended, the “Plan”). The purpose of our Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan, including 20,640 shares approved at our shareholders meeting on October 12, 2022, is 161,498 shares, subject to annual increases of six percent (6%) of the total number of shares of outstanding Common Stock on December 31st of the preceding calendar year.

(2) We granted 23,547 shares subject to restricted stock grants under the Plan in the year ended December 31, 2023.

Our Board administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The Board, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the Board or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company.

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In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan.

Our Board may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board may deem appropriate and in our best interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth the beneficial ownership of the common stock of the Company as of December 13, 2024, by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director and named executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to the securities. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and dispositive power with respect to their shares of our common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise noted, the address of all of the individuals and entities named below is care of NAYA Biosciences, Inc., 5582 Broadcast Court Sarasota, Florida, 34240.

The following table sets forth the beneficial ownership of our common shares as of December 13, 2024 for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 4,476,220 common shares outstanding as of December 13, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock
5% Stockholders:
None	-		-

Officers and Directors:

Dr. Daniel Teper	54,179	(1)	1.21%
Andrea Goren	22,803	(2)	0.51%
Steve Shum	21,761	(3)	0.48%
Matthew Szot	7,761	(4)	0.20%
Trent Davis	7,327	(5)	0.19%
Barbara Ryan	7,147	(6)	0.19%
Rebecca Messina	6,217	(7)	0.16%
Lyn Falconio	-		-%

All directors and executive officers as a group (8 persons)	127,195		2.84%

(1)	Unless otherwise indicated, the business address of each current director or executive officer is NAYA Biosciences, Inc. 5582 Broadcast Court Sarasota, Florida 34240.

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(1)	Includes 26,200 shares held by Cytovia Therapeutics Holdings, Inc., of which Dr. Teper is an officer, director, and shareholder. Dr. Teper disclaims beneficial ownership of all such shares held by Cytovia except to the extent of his pecuniary interest therein. Excludes 6,530,759 shares of common stock under Series C-1 Preferred Shares subject to shareholder approval and beneficial ownership limitations.
(2)	Includes: 15,208 shares of common stock under options (either presently exercisable or within 60 days of December 13, 2024).
(3)	Includes: 15,339 shares of common stock under options (either presently exercisable or within 60 days of December 13, 2024).
(4)	Includes: 5,801 shares of common stock under options (either presently exercisable or within 60 days of December 13, 2024).
(5)	Includes: 5,645 shares of common stock under options (either presently exercisable or within 60 days of December 13, 2024).
(6)	Includes: 5,567 shares of common stock under options (either presently exercisable or within 60 days of December 13, 2024).
(7)	Includes: 5,067 shares of common stock under options (either presently exercisable or within 60 days of December 13, 2024).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy and Procedures

We have adopted a written policy with respect to the review, approval, and ratification of related party transactions. Under the policy, any transactions where the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described under the headings “Compensation of Directors” and “Executive and Director Compensation,” is defined as a related party transaction. Any such related party transactions are reviewed and must be approved by the Company’s board of directors.

Certain Related Party Transactions

In the fourth quarter of 2022, the Company issued a series of demand promissory notes in the aggregate principal amount of $550,000 to a related party, JAG, a company in which the Company’s Chief Financial Officer is a beneficiary but does not have any control over its investment decisions with respect to the Company, for an aggregate purchase price of $500,000. The JAG Notes accrue 10% annual interest from their respective dates of issuance. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee and accrued interest. On July 10, 2023, the Company issued an additional demand promissory note in the principal amount of $110,000 to JAG for a purchase price of $100,000.

In consideration for subscribing to the JAG Note for $100,000 dated December 29, 2022, and for agreeing to extend the date on which the other JAG Notes are callable to March 31, 2023, the Company issued JAG a warrant to purchase 17,500 shares of common stock. The warrant may be exercised for a period of five (5) years from issuance at a price of $10.00 per share. On July 10, 2023, JAG agreed to extend the date on which the JAG Notes are callable to September 30, 2023.

In the fourth quarter of 2022, the Company issued demand promissory notes in the aggregate principal amount of $220,000 for an aggregate purchase price of $200,000, of which (1) $100,000 was received from its Chief Executive Officer ($60,000 on November 29, 2022, $15,000 on December 2, 2022, and $25,000 on December 13, 2022) and (2) $100,000 was received from an entity controlled by its Chief Financial Officer ($75,000 on November 29, 2022 and $25,000 on December 13, 2022). These notes accrue 10% annual interest accrues from the date of issuance. These notes are callable with 10 days prior written notice. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee, and accrued interest.

For the nine months ended September 30, 2024, the Company incurred $60,889 in interest related to these demand notes and as of September 30, 2024 the total outstanding balance, including principal and accrued interest, was $1,024,341.

As of September 30, 2024, the Company owed accounts payable to related parties totaling $268,337, primarily related to unpaid employee expense reimbursements and unpaid board fees, and accrued compensation of $640,038, primarily related to deferred wages and accrued paid time off.

Legacy NAYA Related Party Transactions

Legacy NAYA and Cytovia, entered into a loan agreement on August 1, 2023, pursuant to which Cytovia made available to Legacy NAYA a term loan for up to $1,000,000, bearing interest at a rate of 5% per annum. On June 17, 2024, the loan agreement was amended to state that all principal and interest outstanding under the Loan shall be due and payable in full on the date Legacy NAYA receives its next funding.

On October 18, 2023, Legacy NAYA entered into an asset purchase agreement with Cytovia Therapeutics Holdings, Inc. and Cytovia Therapeutics, LLC (collectively, “Cytovia”) to acquire the rights to the two bifunctioal antibodies CYT303 and CYT338 (now known as NY-303 and NY-338). The fixed purchase price consists of 818,182 shares of common stock of Legacy NAYA (valued by the parties at approximately $30 million) and a promissory note in the principal amount of $6 million, payable in monthly installments of $1 million per month. In addition, Legacy NAYA agreed to pay an additional $2 million per product if the first patient has begun Phase 1. These amounts are payable in cash or shares of our common stock at Legacy NAYA’s election, and if the amount is paid in shares, then each share shall be valued at $8.00 per share. Legacy NAYA also agreed to pay an additional $8 million per product at the Phase 1/2a data read-out for such product. These amounts are payable in cash or shares of our common stock at Legacy NAYA’s election, and if the amount is paid in shares, then each share shall be valued at $8.00 per share. Legacy NAYA also agreed to assume $2.689 million of liabilities from Cytovia. The parties agreed to enter into an intercompany service agreement, a technology license agreement, and a trademark license agreement for the trademark Flex-NK (TM), detailing sponsored research for which Legacy NAYA would pay Cytovia $6 million, payable over 12 months in the monthly amount of $500,000. The start date of these payments will be mutually agreed between Legacy NAYA and Cytovia. Legacy NAYA and Cytovia closed the transaction contemplated by the asset purchase agreement on October 20, 2023, except that Legacy NAYA issued 1,363,642 shares if its common stock as the stock consideration portion of the purchase price.

On May 17, 2024, Legacy NAYA and Cytovia entered into an amendment to the asset purchase agreement. Pursuant to this amendment, the parties agreed that Legacy NAYA would not assume any liabilities of Cytovia. The parties further agreed that the purchase price would consist of 1,609,098 shares of common stock of Legacy NAYA (valued by the parties at approximately $30 million) and cash of $1.7 million which Legacy NAYA had previously paid in January 2024. The parties also agreed to eliminate the requirement to enter into an intercompany service agreement, a technology license agreement, and a trademark license agreement and further agreed to enter into a sponsored research agreement detailing the sponsored research to be performed by Legacy NAYA and Cytovia, to be mutually agreed on a case-by-case basis. In addition, Cytovia agreed not to develop other bispecific antibodies technologies using the sequence of GPC3 and CD38 and granted to Legacy NAYA the option to sublicense or acquire and develop cell therapy therapeutics. The parties agreed to agree and discus in good faith appropriate terms for each new indication developed for NY-303 and NY-338 and for each new modality developed for GPC3 or CD37 therapeutics.

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DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock and provisions of its Articles of Incorporation and Bylaws are summaries and are qualified by reference to the Company’s Articles of Incorporation and Bylaws.

General

Our Articles of Incorporation authorizes the issuance of 150,000,000 shares of capital stock, 50,000,000 shares of which are designated as common stock, par value $0.0001 per share, 1,000,000 shares of which are designated as Series A Preferred Stock, par value $5.00 per share, 1,200,000 shares of which are designated as Series B Preferred Stock, 30,375 shares of which are designated as Series C-1 Convertible Preferred Stock, par value $0.0001 per share, and 8,576 shares of which are designated as Series C-2 Convertible Preferred Stock, par value $0.0001 per share and 97,761,049 of which are designated as preferred stock, par value $0.0001 per share. As of December 13, 2024, we have 4,476,220 shares of common stock issued and outstanding and no shares of Series A Preferred Stock issued or outstanding, 1,200,000 shares of Series B Preferred Stock issued but not outstanding, 30,375 shares of Series C-1 Convertible Preferred Stock issued and outstanding, and 8,576 shares of Series C-2 Convertible Preferred Stock issued and outstanding.

Common Stock

Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of NAYA.

Series A Preferred Stock

On November 20, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series A Preferred Stock. One million (1,000,000) shares of Series A Preferred Stock with a stated value of $5.00 per share were authorized under the Series A Certificate of Designation.

Each share of Series A Preferred Stock has a stated value of $5.00, which is convertible into shares of the Company’s common stock at a fixed conversion price equal to $2.20 per share, subject to adjustment. The Company may not effect the conversion of any shares of Series A Preferred Stock if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 9.99% of the Company’s outstanding common stock. Moreover, the Company may not effect the conversion of any shares of Series A Preferred Stock if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding common stock unless and until the Company receives the approval required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any subsequent trading market).

Each share of Series A Preferred Stock shall automatically convert into common stock upon the closing of a merger (the “Merger”) of INVO Merger Sub Inc., a wholly owned subsidiary of the Company and a Delaware corporation (“Merger Sub”), with and into NAYA Therapeutics, Inc., a Delaware corporation formerly known as NAYA Biosciences, Inc. (“Legacy NAYA”) pursuant to an Agreement and Plan of Merger, as amended, by and among the Company, Merger Sub, and Legacy NAYA (the “Merger Agreement”).

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The holders of Series A Preferred Stock shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on common stock.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company (other than the Merger), each holder of Series A Preferred Stock shall be entitled to receive its pro rata portion of an aggregate payment equal to (i) $5.00, multiplied by (ii) the total number of shares of Series A Preferred Stock issued under the Series A Certificate of Designation.

Other than those rights provided by law, the holders of Series A Preferred Stock shall not have any voting rights.

Series B Preferred Stock

On November 20, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series B Preferred Stock. One million two hundred (1,200,000) shares of Series B Preferred Stock with a stated value of $5.00 per share were authorized under the Series B Certificate of Designation.

Each share of Series B Preferred Stock has a stated value of $5.00, which is convertible into shares of the Company’s common stock at a fixed conversion price equal to $5.00 per share, subject to adjustment. The Company may not effect the conversion of any shares of Series B Preferred Stock if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding common stock unless and until the Company receives the approval required by the applicable rules and regulations of Nasdaq (or any subsequent trading market).

Each share of Series B Preferred Stock shall automatically convert into common stock upon the closing of the Merger.

The holders of Series B Preferred Stock shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on common stock.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company (other than the previously announced merger with NAYA), each holder of Series B Preferred Stock shall be entitled to receive its pro rata portion of an aggregate payment equal to (i) $5.00, multiplied by (ii) the total number of shares of Series B Preferred Stock issued under the Series B Certificate of Designation.

Other than those rights provided by law, the holders of Series B Preferred Stock shall not have any voting rights.

Series C-1 Preferred

On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-1 Preferred Stock. Thirty thousand three hundred seventy five (30,375) shares of Series C-1 Preferred Stock with a stated value of $1,000.00 per share were authorized under the Series C-1 Certificate of Designation.

Each share of Series C-1 Preferred Stock has a stated value of $1,000.00, which is convertible into shares of the Company’s common stock at a conversion price equal to $1.02913 per share, subject to adjustment. The Series C-1 Preferred Stock may not be converted into shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred Stock. Each share of Series C-1 Preferred Stock shall automatically convert into the Company’s common stock if the Company’s stockholders approve the issuance, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-1 Preferred Stock, the holders of Series C-1 Preferred Stock shall be entitled to receive dividends on the stated value at the rate of two percent (2%) per annum, payable in shares of the Company’s common stock at the conversion price. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Convertible Preferred Stock. The holders of Series C-1 Preferred Stock shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on common stock.

The Series C-1 Preferred ranks senior to the Company’s common stock and junior to the Series C-2 Preferred Stock (described below). Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-1 Preferred Stock shall be entitled to receive its pro rata portion of an aggregate payment equal to the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-1 Preferred Stock, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-1 Preferred Stock has no voting rights. The Series C-1 Preferred Stock is not redeemable.

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Series C-2 Preferred Stock

On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-2 Preferred Stock. Eight thousand five hundred seventy six (8,576) shares of Series C-2 Preferred Stock with a stated value of $1,000.00 per share were authorized under the Series C-2 Certificate of Designation.

Each share of Series C-2 Preferred Stock has a stated value of $1,000.00, which, along with any additional amounts accrued thereon pursuant to the terms of the Series C-2 Certificate of Designation (collectively, the “Conversion Amount”) is convertible into shares of the Company’s common stock at a conversion price equal to $0.6893 per share, subject to adjustment. The Series C-2 Preferred Stock may not be converted into shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Convertible Preferred Stock. Each share of Series C-2 Preferred Stock shall become convertible into the Company’s common stock at the option of the holder of such Series C-2 Preferred Stock shares if the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred Stock, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-2 Preferred Stock, the holders of Series C-2 Preferred Stock shall be entitled to receive dividends on the stated value at the rate of ten percent (10%) per annum, payable in shares of the Company’s common stock, with each payment of a dividend payable in shares of the Company’s common stock at a conversion price of eighty-five percent (85%) of the average of the volume weighted average price of the Company’s common stock for the five (5) trading days before the applicable dividend date. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred Stock. The holders of Series C-2 Preferred Stock shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on common stock.

The Series C-2 Preferred Stock ranks senior to the Company’s common stock and to the Series C-1 Preferred. Stock Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-2 Preferred Stock shall be entitled to receive its pro rata portion of an aggregate payment equal to the greater of (a) 125% of the Conversion Amount with respect to such shares, and (b) the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-2 Preferred Stock, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-2 Preferred Stock has no voting rights. The Series C-2 Preferred Stock is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger.

Options

As of December 13, 2024, we have options to purchase up to 97,992 shares of our common stock issued and outstanding at a weighted average exercise price of $35.20 per share. In addition, we have options to purchase up to 3,238,247 shares of our common stock issued and outstanding that are not exercisable unless and until our stockholders approve their exercisability.

Restricted Stock Units

As of December 13, 2024, we have 15,106,898 restricted stock units issued and outstanding that cannot be settled for shares of our common stock unless and until our stockholders approve their settlement.

Unit Purchase Options

As of December 13, 2024, we have unit purchase options to purchase up to 4,645 shares of our common stock at an exercise price of $64.00 per share.

Warrants

As of December 13, 2024, we have warrants to purchase up to 4,131,081 shares of our common stock issued and outstanding at an exercise price between $1.20 and $192.00 per share.

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Warrants Offered in this Offering

The following summary of certain terms and provisions of the warrants to purchase common stock that are being offered hereby (not including the Placement Agent Warrants, as described in the section of this prospectus titled “Plan of Distribution”) is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants. The warrants will be issued in certificated form.

Duration and Exercise Price

The warrants are exercisable from and after the date of their issuance and expire on the anniversary of such date, at an exercise price per share of common stock equal to 100% of the public offering price per Unit in this offering. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of a warrant, we will round such fraction down to the next whole share.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants and Delaware law. Purchasers of warrants in this offering may also elect prior to the issuance of the warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of warrant. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

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Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the warrants, including any voting rights, until they exercise their warrants. The warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization, or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Pre-Funded Warrants Issued in this Offering

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby in lieu of a share of common stock is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price.

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). There is no expiration date for the pre-funded warrants. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any pre-funded warrants, 9.99%) of the outstanding shares of common stock immediately after exercise. Any holder may increase such percentage to any percentage not in excess of 9.99% upon at least 61 days’ prior notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares of common stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such pre-funded warrant or round up to the next whole share.

Cashless Exercise.

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization, or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or 50% or more of the voting power of our common equity, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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Transferability.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder.

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants

PLAN OF DISTRIBUTION

We intend to engage a placement agent to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. The placement agency agreement also provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

We are offering up to a maximum of [●] Units in this offering. There will be no minimum amount of proceeds as a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

In connection with this offering, the Placement Agent may distribute prospectuses electronically.

Placement Agent, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to [●] percent ([●]) of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent of up to $[●],000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Share and Accompanying Warrants	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement Agent’s fee	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees and the Placement Agent’s accountable expense, will be approximately $[●], all of which are payable by us.

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Placement Agent Warrants

We have also agreed to issue to the Placement Agent, warrants (the “Placement Agent Warrants”) to purchase a number of common stock equal to [●] percent ([●]) of the Units sold in this offering. The Placement Agent Warrants will have an exercise price equal to [●] percent ([●]) of the offering price of the Units sold in this offering and may be exercised on a cashless basis. The Placement Agent Warrants are exercisable commencing on a date which is the later of (i) one hundred eighty days from the effective date of the registration statement for this offering of which this prospectus forms a part and (ii) the date on which we file an amendment to our articles of incorporation to increase the number of authorized shares of our Common Stock and will terminate five (5) years from the effective date of the registration statement for this offering of which this prospectus forms a part. The Placement Agent Warrants are not redeemable by us. We have agreed to one demand registration at our expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights of the common stock underlying the Placement Agent Warrants at our expense for a period of five (5) years after the closing of this offering. The Placement Agent Warrants and the shares underlying the Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Placement Agent (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the warrants or the shares underlying the warrants, nor will they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or the underlying shares for a period of 180 days from the effective date of the registration statement for this offering, except to any FINRA member participating in the offering and their bona fide officers or partners or as otherwise permitted under FINRA Rule 5110(e)(2). The Placement Agent Warrants will provide for adjustment in the number and price of such warrants (and the shares underlying such warrants) in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution or in the event of a future financing undertaken by us.

Lock-Up Agreements

We, all of our directors and officers, and the holders of 5% or more of our outstanding Common Stock (and all holders of securities exercisable for or convertible into shares of common stock), have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period of six (6) months after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon the closing of this offering, until [●], 2025, we shall grant the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such period of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to the Placement Agent with respect to the offering for which it has offered to retain the Placement Agent.

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Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Tail

If there is a closing of this offering, or if our agreement with the Placement Agent is terminated prior to closing of this offering, then if within twelve (12) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced  by the Placement Agent during the term of the engagement agreement, then the Company will pay the Placement Agent upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to [●] percent ([●]) of the aggregate gross cash proceeds of such transaction, Placement Agent Warrants in an amount equal to [●] percent ([●]) of the number of securities sold in that financing plus accountable expenses not to exceed $[●].

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

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Selling Restrictions

Other than in the United States of America, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Member State), no Common Shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to our Common Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	by the placement agent to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our Common Shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any of our Common Shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any of our Common Shares are being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Common Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representatives has been obtained to each such proposed offer or resale.

We, the placement agent, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our Common Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Common Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

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United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;

provided that no such offer of the shares shall require the us or any placement agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent are not required to comply with the disclosure requirements of NI 33-105 regarding placement agent conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agent, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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Hong Kong

Our Common Shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Common Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common Shares may not be circulated or distributed, nor may our Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

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Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. Our Common Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our Common Shares should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Switzerland

Our Common Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our Common Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or our Common Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our Common Shares will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our Common Shares have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our Common Shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our Common Shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Common Shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our Common Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our Common Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

We have not engaged counsel outside of the United States to review any other country’s securities laws and therefore, notwithstanding the above, neither we nor the placement agent can assure you that the summary of the laws above are accurate as of the date of this prospectus.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Glaser Weil Fink Howard Jordan & Shapiro LLP. [●] is acting as counsel to the Placement Agent.

EXPERTS

The consolidated financial statements of NAYA Biosciences, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus have been audited by M&K CPAS, PLCC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of NAYA Biosciences, Inc. to continue as a going concern as described in Note 4 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NAYA Therapeutics, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus have been audited by M&K CPAS, PLCC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of NAYA Therapeutics, Inc. to continue as a going concern as described in Note 2 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.nayabiosciences.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

116

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this Prospectus Supplement or any subsequently filed document incorporated by reference herein as described below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 16, 2024, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 17, 2024, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on November 19, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August, 14, 2024, our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2024, filed with the SEC on November 19, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 19, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2024 (as amended on January 10, 2024), January 10, 2024, February 1, 2024, March 1, 2024, April 1, 2024 (as amended on April 2, 2024), April 11, 2024, April 16, 2024, April 17, 2024, April 19, 2024, May 6, 2024, May 15, 2024, June 20, 2024, July 5, 2024, August 14, 2024, September 18, 2024, September 20, 2024, October 1, 2024, October 15, 2024 (as amended on December 12, 2024), and November 8, 2024; and

●

the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus Supplement and the Base Prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Base Prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

NAYA Biosciences, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

legal@invobio.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.nayabiosciences.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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NAYA Biosciences, Inc.

Up to $10,000,000 of Units each consisting of One Share of Common Stock or One Pre-Funded Warrant to Purchase One Share of Common Stock

and One Warrant to purchase One Share of Common Stock

PROSPECTUS

Sole Placement Agent

[●]

The date of this prospectus is , 2024.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than Placement Agent fees, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee		$3,062
FINRA Fees	$
Transfer agent and registrar fees and expenses	$
Legal fees and expenses	$
Printing fees and expenses	$
Accounting fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Officers and Directors.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide for indemnification of our officers and directors to the fullest extent permissible under Nevada General Corporation Law, in accordance with the Company’s Bylaws. Our Bylaws provide for indemnification of our officers and directors to the fullest extent not prohibited by the Nevada; provided however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or; (iv) such indemnification is a result of the enforcement of a contractual right.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

In February 2023, we issued 11,667 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

II-1

On March 27, 2023, we issued common stock purchase warrants to purchase 276,000 shares of our common stock at an exercise price of $ $12.60 per share to certain institutional investors in a concurrent private placement along with a registered direct offering. The warrants were issued pursuant to the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On March 27, 2023, we issued common stock purchase warrants to purchase 7,360 shares of our common stock at an exercise price of $ $17.93 per share to the placement agent for our registered direct offering and concurrent private placement as consideration for their services. The warrants were issued pursuant to the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In May 2023, we issued 6,115 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In July 2023, we issued 16,250 shares of common stock in consideration of a settlement with a third party. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On August 21, 2023, the Company issued 17,594 shares of Common Stock upon exercise of an existing warrant on a net-exercise basis. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act of 1933, as amended.

In September 2023, the Company issued 7,500 shares of Common Stock to consultants in consideration of services rendered with a fair value of $11,250. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In November 2023, the Company issued 7,500 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In February 2024, the Company issued 125,500 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

On April 8, 2024, the Company consummated the offering of the FirstFire Note, the FirstFire First Warrant, the FirstFire Second Warrant, and the FirstFire Commitment Shares contemplated by the FirstFire Purchase Agreement. The Company offered and sold the FirstFire Note, the FirstFire First Warrant, the First Fire Second Warrant, and the FirstFire Commitment Shares pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In April 2024, the Company issued 11,655 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In May 2024, we issued 7,500 shares of our common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In August 2024, we issued 42,000 shares of our common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In the second quarter of 2024, we issued 109,886 shares of our common stock upon conversion of $197,033 of convertible promissory notes and accrued interest. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In October 2024, the Company issued 52,000 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In October 2024, we issued 190,000 shares of our common stock upon conversion of $190,000 of convertible promissory notes and accrued interest. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

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Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on December 17, 2024.

NAYA BIOSCIENCES, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Amendment No.2 to registration statement below.

Signature	Title	Date

/s/ Steven Shum	Chief Executive Officer and Director	December 17, 2024
Steven Shum	(principal executive officer)

/s/ Andrea Goren	Chief Financial Officer	December 17, 2024
Andrea Goren	(principal financial officer)

*	Director	December 17, 2024
Trent Davis

*	Director	December 17, 2024
Matthew Szot

*	Director	December 17, 2024
Barbara Ryan

*	Director	December 17, 2024
Rebecca Messina

*	President and Director	December 17, 2024
Daniel Teper

*	Director	December 17, 2024
Lyn Falconio

*By:	/s/ Steven Shum
Steven Shum, Attorney-in-Fact
Date:	December 17, 2024

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1***	Form of Placement Agency Agreement
2.1	Agreement and Plan of Merger, entered into as of October 22, 2023, by and among NAYA Therapeutics, Inc. (fka NAYA Biosciences, Inc.), the registrant, and INVO Merger Sub Inc. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2023.
2.2	Amendment to Agreement and Plan of Merger, entered into as of October 25, 2023, by and among NAYA Therapeutics, Inc. (fka NAYA Biosciences, Inc.), the registrant, and INVO Merger Sub, Inc. Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2023.
2.3	Second Amendment to Agreement and Plan of Merger by and among the registrant, INVO Merger Sub, Inc., and NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.) dated December 27, 2023. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2024.
2.4	Fourth Amendment to Agreement and Plan of Merger by and among the registrant, INVO Merger Sub, Inc., and NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.) dated as of September 12, 2024.
2.5	Amended and Restated Agreement and Plan of Merger, entered into as of October 11, 2024, by and among NAYA Biosciences, Inc., the registrant, INVO Merger Sub Inc. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.1	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.
3.2	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2020.
3.3	By-Laws of INVO Bioscience. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 13, 2007.
3.4	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2023.
3.5	Certificate of Amendment. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2023.
3.6	Certificate of Designation Establishing Series A Preferred Stock of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023.
3.7	Certificate of Designation Establishing Series B Preferred Stock of the registrant Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023.
3.8	Amendment No. 1 to Bylaws of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023.
3.9	Amendment to Articles of Incorporation of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.10	Certificate of Designation Establishing Series C-1 Convertible Preferred Stock of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.11	Certificate of Designation Establishing Series C-2 Convertible Preferred Stock of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
4.1	Description of Capital Stock, filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference.
4.2	Form of Secured Convertible Note, dated May 2020. Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
4.3	Form of Unit Purchase Option, dated May 2020. Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
4.4	Form of Warrant, dated May 2020. Incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
4.5	Form of Placement Agent Warrant to Purchase Common Stock, filed as Exhibit 4.1 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 5, 2021 and incorporated herein by reference.
4.6	Demand Promissory Note between the registrant and JAG Multi Investments LLC, filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 14, 2022 and incorporated herein by reference.
4.7	Form of Warrant, filed as Exhibit 4.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
4.8	Form of Debenture, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.9	Form of Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.10	Form of Debenture, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.11	Form of Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
4.12	Form of Convertible Promissory Note, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
4.13	Form of Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
4.14	Form of Pre-funded Warrant, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
4.15	Form of Private Placement Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
4.16	Form of Placement Agent Warrant, filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
4.17	Demand Promissory Note dated July 10, 2023 issued by the registrant in favor of JAG Multi Investments LLC in the amount of $100,000, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2023 and incorporated herein by reference.
4.18	Warrant Agency Agreement dated August 8, 2023 between the Company and Transfer Online, Inc., filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2023 and incorporated herein by reference.
4.19	Form of Warrant, filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2023 and incorporated herein by reference.
4.20	Form of Placement Agent Warrant, filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2023 and incorporated herein by reference.
4.21	Amendment to Common Stock Purchase Warrant, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2023 and incorporated herein by reference.
4.22	Common Stock Purchase Warrant dated March 27, 2024, filed as Exhibit 4.1 to our Current Report filed with the Securities and Exchange Commission on April 1, 2024 and incorporated herein by reference.
4.23	Promissory Note, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024 and incorporated herein by reference.
4.24	First Common Stock Purchase Warrant, filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024 and incorporated herein by reference.
4.25	Second Common Stock Purchase Warrant, filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024 and incorporated herein by reference.
4.26	7.0% Senior Secured Convertible Debenture. Filed as exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024 and incorporated herein by reference.
4.27***	Form of Common Stock Purchase Warrant
4.28***	Form of Pre-Funded Warrant
5.1***	Opinion of Glaser Weil Fink Howard Jordan & Shapiro LLP

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10.1	Joint Venture Agreement, dated January 13, 2020, between the registrant and Medesole Healthcare and Trading Private Limited, India. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2020.
10.2	Employment Agreement, dated October 16, 2019, between the registrant and Steven Shum. Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2019.
10.3	Employment Agreement, dated January 15, 2020, between the registrant and Michael Campbell. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2020.
10.4	Commercial Lease Agreement, dated May 1, 2019 between the registrant and PJ LLC. Incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020.
10.5	2019 Stock Incentive Plan, incorporated by reference to the Registration Statement on Form S-8 with the Securities and Exchange Commission on October 16, 2019.
10.6	Pre-Incorporation and Shareholders Agreement between INVO Centers, LLC, Francisco Arredondo, M.D. PLLC and Ramiro Ramirez Guiterrez. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2020.
10.7	Distribution Agreement, dated November 23, 2020, between the registrant and IDS Medical Systems (M) Sdn Bhda. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2020.
10.8	Distribution Agreement, dated December 2, 2020, between the registrant and Tasnim Behboud Arman. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2020.
10.9	Form of Securities Purchase Agreement, dated May 2020. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
10.10	Form of Security Agreement, dated May 2020. Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
10.11	Form of Registration Rights Agreement, dated May 2020. Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020.
10.12	Amendment No. 1 to Distribution Agreement, between the registrant and Ferring International Center S.A. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2021.
10.13	HRCFG INVO LLC Limited Liability Company Agreement, dated March 10, 2021, between the registrant and HRCFG, LLC. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2021.
10.14	Note, dated March 10, 2021, between the registrant and HRCFG, LLC. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2021.
10.15	Lease, dated March 2021, with Trustmark National Bank filed as Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference.
10.16	Amended and Restated Employment Agreement with Andrea Goren dated June 14, 2021, filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 14, 2021 and filed with the Securities and Exchange Commission on June 15, 2021 and incorporated herein by reference.
10.17	Joint Venture Agreement dated June 28, 2021 between INVO Centers, LLC and Bloom Fertility, LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.

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10.18	Limited Liability Company Agreement of Bloom INVO, LLC dated June 28, 2021, filed as Exhibit 10.2 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.19	Management Services Agreement dated June 28, 2021 between Bloom INVO LLC, Bloom Fertility LLC and Sue Ellen Carpenter, filed as Exhibit 10.3 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.20	INVOcell Supply Agreement dated June 28, 2021 between the registrant and Bloom INVO LLC, filed as Exhibit 10.4 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.21	Intellectual Property License Agreement dated June 28, 2021 between Bloom INVO LLC and the registrant, filed as Exhibit 10.5 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.22	Intellectual Property License Agreement dated June 28, 2021 between Bloom INVO LLC, Bio X Cell Inc. and the registrant, filed as Exhibit 10.6 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.23	Sublease Agreement dated June 29, 201 between Assure Fertility Partners of Atlanta II, LLC and Bloom INVO LLC, filed as Exhibit 10.7 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.24	Guarantee of Sublease made by the registrant in favor of Assure Fertility Partners of Atlanta II, LLC and Bloom INVO, LLC, filed as Exhibit 10.8 to our Current Report on Form 8-K dated June 28, 2021 and filed with the Securities and Exchange Commission on June 30, 2021 and incorporated herein by reference.
10.25	Share Purchase Agreement dated September 1, 2021 among Ernest Broome, Lyle Oberg, Richard Ross, Dr. Seang Lin Tan, the registrant and Effortless IVF Canada Inc., filed as Exhibit 10.1 to our Current Report dated September 1, 2021 and filed with the Securities and Exchange Commission on September 7, 2021 and incorporated herein by reference.
10.26	Stock Purchase Agreement dated September 30, 2021 between the registrant and Paradigm Opportunities Fund, LP, filed as Exhibit 10.1 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 4, 2021 and incorporated herein by reference.
10.27	Placement Agent Agreement dated October 1, 2021 between the registrant and Paulson Investment Company, LLC, filed as Exhibit 10.1 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 5, 2021 and incorporated herein by reference.
10.28	Form of Stock Purchase Agreement dated October 1, 2021 between the registrant and the purchasers set forth therein, filed as Exhibit 10.2 to our Current Report dated October 1, 2021 and filed with the Securities and Exchange Commission on October 5, 2021 and incorporated herein by reference.
10.29	Exclusive Distribution Agreement between the registrant and Onesky Holding Limited dated May 13, 2022, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2022 and incorporated herein by reference.
10.30	Second Amended and Restated 2019 Stock Option Plan, filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 25, 2022 and incorporated herein by reference.
10.31	Distribution Agreement by and between the registrant and Ming Mei Technology Co. Ltd. dated January 3, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
10.32	Form of Convertible Promissory Note, filed as Exhibit 4.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
10.33	Securities Purchase Agreement dated January 4, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.
10.34	Registration Rights Agreement dated January 4, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023 and incorporated herein by reference.

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10.35	Securities Purchase Agreement dated February 3, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.36	Registration Rights Agreement to Debenture and Warrant dated February 3, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.37	Equity Purchase Agreement dated February 3, 2023, filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.38	Registration Rights Agreement to Equity Purchase Agreement dated February 3, 2023, filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023 and incorporated herein by reference.
10.39	Asset Purchase Agreement between the registrant, WFRSA and The Elizabeth Pritts Revocable Living Trust dated March 16, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2023 and incorporated herein by reference.
10.40	Membership Interest Purchase Agreement by and between the registrant and FLOW, IVF Science, LLC dated March 16, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2023 and incorporated herein by reference.
10.41	Securities Purchase Agreement dated March 17, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
10.42	Registration Rights Agreement dated March 17, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2023 and incorporated herein by reference.
10.43	Placement Agency Agreement by and between the registrant and Maxim Group, LLC dated March 23, 2023, filed as Exhibit 1.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023 and incorporated herein by reference.
10.44	Amendment to Securities Purchase Agreement dated July 7, 2023 between the registrant and Armistice Capital Master Fund Ltd., filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023 and incorporated herein by reference.
10.45	Letter Agreement dated July 10, 2023 with JAG Multi Investments LLC, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2023.
10.46	Amended and Restated Letter Agreement dated July 21, 2023 with JAG Multi Investments LLC filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2023 and incorporated herein by reference.
10.47	Form of Securities Purchase Agreement by and between the Company and certain investors dated August 4, 2023, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2023 and incorporated herein by reference.
10.48	Physician Employment Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.49	Management Services Agreement, filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.50	Lease Agreement, filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.51	Megid Employment Agreement, filed as Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.52	Security Agreement, filed as Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.53	Physician Liaison Agreement, filed as Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.54	Directed Equity Transfer Agreement, filed as Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference.
10.55	Revenue and Security Loan Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2023 and incorporated herein by reference.
10.56	Share Exchange Agreement by and between the registrant and Cytovia Therapeutics Holdings, Inc. dated as of November 19, 2023, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023 and incorporated herein by reference.
10.57	Securities Purchase Agreement by and between the registrant and NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.)dated as of December 29, 2023, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2024 and incorporated herein by reference.
10.58	Agreement for the Future Purchase and Sale of Future Receipts, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2024 and incorporated herein by reference.
10.59	Purchase Agreement by and between the registrant and Triton Funds LP dated as of March 27, 2024, filed as Exhibit 10.1 to our Current Report filed with the Securities and Exchange Commission on April 1, 2024 and incorporated herein by reference.
10.60	Purchase Agreement by and between the registrant and FirstFire Global Opportunities Fund, LLC dated as of April 5, 2024, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024 and incorporated herein by reference.
10.61	Amendment to Warrant Agency Agreement, dated April 17, 2024 between the Company and Transfer Online, Inc., filed as exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2024 and incorporated herein by reference.
10.62	Standard Merchant Cash Advance Agreement, dated September 25, 2024 between the Company and Cedar Advance, LLC, filed as exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2024 and incorporated herein by reference.
10.63	Amended and Restated First Amendment to Revenue Loan and Security Agreement, dated September 24, 2024, filed as exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2024 and incorporated herein by reference.
10.64	Subordination Agreement, dated September 20, 2024 between the Company, Decathlon, Alpha V L.P., and Cedar Advance, LLC, filed as exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2024 and incorporated herein by reference.
10.65	Joinder Agreement by and among Five Narrow Lane LP and the registrant dated as of October 11, 2024, filed as exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024 and incorporated herein by reference.
10.66	Assignment and Assumption Agreement by and among NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.) and the registrant dated as of October 11, 2024, filed as exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024 and incorporated herein by reference.
10.67	Second Amendment to Revenue Loan and Security Agreement by and among Steven Shum, the registrant, the Guarantors, and Decathlon Alpha V, L.P. dated October 11, 2024, filed as exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024 and incorporated herein by reference.
10.68*	Sublicense Agreement, dated December 21, 2023 between Cytovia Therapeutics, Inc. and NAYA Therapeutics, Inc. (fka NAYA Biosciences, Inc)
10.69*	Amendment Number 1 to Asset Purchase Agreement, dated May 17, 2024 between NAYA Therapeutics, Inc. (fka NAYA Biosciences, Inc.), Cytovia Therapeutics Holdings, Inc., and Cytovia Therapeutics, LLC.
10.70*	Employment Agreement, dated August 1, 2023, between Dr. Daniel Teper and NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.).
10.71*	License Agreement, dated December 19, 2023, between Inserm Transfert, Cytovia Therapeutics, Inc., and NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.).
10.72*	License Agreement, dated December 20, 2023 between Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd, University of Rijeka Faculty of Medicine, and NAYA Therapeutics, Inc (fka NAYA Biosciences, Inc.)
10.73***	Form of Securities Purchase Agreement
21.1	Subsidiaries filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference.
23.1*	Consents of M&K CPAs, PLLC
23.2***	Consent of Glaser Weil Fink Howard Jordan & Shapiro LLP (included as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File – the cover page of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 is formatted in Inline XBRL

* Filed herewith

** Furnished herewith

***To be filed by amendment

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